UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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SunTrust Banks, Inc.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of

SunTrust Banks, Inc.

The Annual Meeting of Shareholders of SunTrust Banks, Inc. will be held in Suite 105 on the 1st floor of SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta, Georgia, on Tuesday, April 27, 2010, at 9:30 a.m. local time, for the following purposes:

1.	To elect 15 directors nominated by the Board of Directors to serve until the next annual meeting of shareholders and until their respective successors have been elected.

2.	To approve the performance goals under the Management Incentive Plan.

3.	To ratify the appointment of Ernst & Young LLP as independent auditor for 2010.

4.	To consider and approve the following advisory (non-binding) proposal:

RESOLVED, that the holders of common stock of SunTrust Banks, Inc. approve the compensation of the Company’s executives as described in the Summary Compensation Table as well as in the Compensation Discussion and Analysis and the other executive compensation tables and related discussion;

5.	To vote on a proposal submitted by a shareholder; and

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only shareholders of record at the close of business on February 17, 2010 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 27, 2010. The 2010 Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 2009 are also available at www.proxydocs.com/sti.

For your convenience, we will offer an audio webcast of the meeting. If you choose to listen to the webcast, go to “Investor Relations” located under “About SunTrust” at www.suntrust.com shortly before the meeting time and follow the instructions provided. If you miss the meeting, you may listen to a replay of the webcast on our site beginning the afternoon of April 27. Please note that you will not be able to vote your shares via the webcast. If you plan to listen to the webcast, please submit your vote using one of the methods described below prior to the meeting.

We direct your attention to the attached Proxy Statement for more complete information regarding the matters to be acted upon at the Annual Meeting.

March 6, 2010.	By Order of the Board of Directors

Raymond D. Fortin,
Corporate Secretary

IMPORTANT NOTICE

Whether or not you plan to attend the Annual Meeting, please vote your shares by: (1) a toll-free telephone call, (2) the Internet, or (3) completing, signing, dating and returning the enclosed proxy as soon as possible in the postage paid envelope provided. If you hold shares of common stock through a broker or other nominee, your broker or other nominee will vote your shares for you if you provide instructions on how to vote your shares. In the absence of instructions, your broker can only vote your shares on certain limited matters, but will not be able to vote your shares on other matters (including the election of directors). It is important that you provide voting instructions because beginning this year, brokers and other nominees no longer have the authority to vote your shares for the election of directors without instructions from you.

SUNTRUST BANKS, INC.

303 PEACHTREE STREET, N.E.

ATLANTA, GEORGIA 30308

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors of SunTrust Banks, Inc. in connection with the Annual Meeting of Shareholders of SunTrust to be held in Suite 105 on the 1st floor of SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta, Georgia, on Tuesday, April 27, 2010, at 9:30 a.m. local time. We are first mailing this Proxy Statement and the enclosed proxy to our shareholders on or about March 6, 2010.

Voting your shares. The enclosed proxy is for use if you are unable to attend the Annual Meeting in person or wish to have your shares voted by proxy even if you attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote your shares by: (1) a toll-free telephone call, (2) the Internet, or (3) completing, signing, dating and returning the enclosed proxy as soon as possible in the postage paid envelope provided. You may revoke the proxy at any time before it is exercised by notice to the Corporate Secretary of SunTrust, by submitting a proxy having a later date, or by appearing at the Annual Meeting and voting in person. All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If you do not specify, then the proxies for the proposals described below will be voted as recommended by the Board of Directors, which we refer to as the “Board.”

Method of Voting. You can simplify your voting and reduce our costs by voting your shares via telephone or the Internet. We have designed the telephone and Internet voting procedures to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. If you hold your shares in the name of a bank or broker, the availability of telephone and Internet voting will depend on the voting processes of the applicable bank or broker. Therefore, we recommend that you follow the voting instructions on the form you receive from your bank or broker. If you do not choose to vote by telephone or the Internet, please complete, date, sign and return the proxy card.

Webcast of Annual Meeting. We are pleased to offer an audio webcast of the 2010 Annual Meeting. If you choose to listen to the webcast, go to “Investor Relations” located under “About SunTrust” at www.suntrust.com shortly before the meeting time and follow the instructions provided. If you miss the meeting, you may listen to a replay of the webcast on our site beginning the afternoon of April 27 and available until May 27, 2010. The webcast will allow you to listen to the meeting. Please note that you will not be able to vote your shares or otherwise participate in the meeting via the webcast. If you plan to listen to the webcast, please submit your vote using one of the methods described above prior to the meeting.

Record Date and Shares Outstanding. Each common shareholder of record at the close of business on February 17, 2010—the record date—is entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Each share of SunTrust common stock entitles the holder to one vote on any matter coming before a meeting of our shareholders. Our Perpetual Preferred Stock, Series A; Perpetual Preferred Stock, Series B; Fixed Rate Cumulative Preferred Stock, Series C; Fixed Rate Cumulative Preferred Stock, Series D generally are not entitled to vote. On February 17, 2010, the record date for the Annual Meeting, there were [    ] shares of SunTrust common stock outstanding.

Other Matters

The Annual Meeting will be open to the public. However, consistent with past years, only persons who can demonstrate that they were shareholders of record on the record date (February 17, 2010) and their proxies will be entitled to vote at or ask questions at the Annual Meeting. If your shares are held in a brokerage account or by another nominee, you must obtain and bring to the Annual Meeting a proxy or other evidence of ownership from your broker or nominee giving you the right to vote such shares if you wish to ask a question.

If any other item or proposal may properly come before the meeting, including voting on a proposal omitted from this Proxy Statement pursuant to the rules of the SEC or incident to the conduct of the meeting, then the proxies will be voted in accordance with the discretion of the proxy holders.

ELECTION OF DIRECTORS

Director Selection Process

We maintain a standing Governance & Nominating Committee, which we refer to in this section as the Committee, comprised solely of independent directors who are responsible for identifying individuals qualified to become Board members and recommending director nominees to the Board. The Committee periodically reviews the size and composition of the Board and determines whether to add or replace directors. Under our Corporate Governance Guidelines, the Committee also periodically reviews with the Board the appropriate skills and characteristics required of Board members. You may access the Committee’s charter on our website at www.suntrust.com under the headings “About SunTrust” and “Corporate Governance.”

Nominees for director will be selected based on the following criteria: (i) integrity (ii) outstanding achievement in their careers; (iii) broad experience; (iv) independence; (v) financial expertise; (vi) ability to make independent, analytical inquiries; (vii) understanding of the business environment; and (viii) willingness to devote adequate time to Board duties. The Board believes that each director should have, and expects the nominees to have, the capacity to obtain a basic understanding of: (i) our principal operational and financial objectives, plans and strategies; (ii) our results of operations and financial condition and of any significant subsidiaries or business segments; and (iii) our relative standing and our business segments in relation to our competitors. The Committee considers it essential that the Audit Committee have at least one member who qualifies as an “audit committee financial expert.” The Committee seeks to nominate candidates who bring diverse experiences and perspectives to our Board. In evaluating candidates, the Committee’s practice is to consider, among other things, diverse business experiences, the candidate’s range of experiences with public companies, and racial and gender diversity. The Committee has not formalized this practice into a written policy. Evaluations of potential candidates generally involve a review of the candidate’s background and credentials by the Committee, interviews with members of the Committee, the Committee as a whole, or one or more other Board members, and discussions of the Committee and the Board. The Committee then recommends candidates to the full Board which, in turn, selects candidates to be nominated for election by the shareholders or to be elected by the Board to fill a vacancy.

The Committee and the Board consider a variety of sources in evaluating candidates as potential Board members. The Committee used a search firm in connection with the new nominee to the Board.

The Committee will consider candidates for director nominees put forward by shareholders. Please refer to the section below entitled, “Shareholder Nominations for Election to the Board” for a discussion of the requirements of a shareholder-nomination. The nomination should state how the proposed candidate meets the criteria described above and the shareholder must comply with the other requirements described in that section. The Committee will consider candidates proposed by shareholders by evaluating such candidates in the same manner and using the criteria described above. The Committee will also adhere to all applicable laws and regulations.

Shareholder Nominations for Election to the Board

Any shareholder entitled to vote for the election of directors may nominate persons for election to the Board. In accordance with our Bylaws, nominations must be made in writing and must be delivered to or mailed to and received by our Corporate Secretary not less than 120 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of shareholders. This Proxy Statement and the enclosed proxy are being first mailed to our shareholders on or about March 6, 2010. Therefore, shareholder nominations for election at next year’s annual meeting must be received no later than the close of business on November 6, 2010. Presently, our Bylaws require that nominations include the following information: (i) the name, age, business address and residence address of the proposed nominee; (ii) the principal occupation or employment of the proposed nominee and an explanation of how the proposed nominee meets the criteria used by us for the selection of directors as set forth in the subsection “Director Selection Process”; (iii) the total number of shares of our common stock that, to your knowledge, will be voted for the proposed nominee; (iv) the total number of shares of our common stock that, to your knowledge, are owned by the proposed nominee; (v) the signed consent of the proposed nominee to serve, if elected; (vi) your name and residence address; (vii) the number of shares of our common stock owned by you; and (viii) any other information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for the election of directors under Regulation 14A of the Securities Exchange Act of 1934, as amended.

Majority Voting

Our Bylaws provide for the annual election of directors. The Bylaws also provide that the number of directors will be determined by the Board, which has set the number at 15 effective at the 2010 Annual Meeting of shareholders. The Bylaws further provide that, in an election of directors in which the only nominees for election are persons nominated by the Board (an “uncontested election”), in order to be elected each nominee must receive more votes cast for such nominee’s election than against such nominee’s election. If the director election is not an uncontested election, then directors are elected by a plurality of the votes cast. In connection with uncontested director elections, votes cast exclude abstentions with respect to a director’s election.

If a nominee who currently serves as a director does not receive the required vote for re-election in an uncontested election, Georgia law provides that such director will continue to serve on the Board as a “holdover” director. However, our Corporate Governance Guidelines require such a director to tender his or her written resignation to the Chairman of the Board for consideration by the Corporate Governance Committee (the “Committee”) within five days following certification of the shareholder vote. The Committee will then consider the resignation and, within 45 days following the shareholders’ meeting at which the election occurred, make a recommendation to the Board concerning whether to accept or reject the resignation. In determining its recommendation, the Committee will consider all factors deemed relevant by the Committee members including, without limitation, the stated reason or reasons why shareholders did not vote for the director’s re-election, the qualifications of the director (including, for example, whether the director serves on the Audit Committee as an “audit committee financial expert” and whether there are one or more other directors qualified, eligible and available to serve on the Audit Committee in such capacity), and whether the director’s resignation from the Board would be in the best interest of SunTrust and our shareholders.

The Committee also will consider a range of possible alternatives concerning the director’s tendered resignation as the members of the Committee deem appropriate, including, without limitation, acceptance of the resignation, rejection of the resignation, or rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the Committee to have substantially resulted in the failure of the director to receive the necessary votes for re-election. The Board will take formal action on the Committee’s recommendation no later than 75 days following the shareholders’ meeting at which the election occurred. In considering the Committee’s recommendation, the Board will consider the information, factors and alternatives considered by the Committee and such additional information, factors and alternatives as the Board deems relevant. We will publicly disclose, in a Form 8-K filed with the Securities and Exchange Commission, the Board’s decision, together with an explanation of the process by which the Board made its decision and, if applicable, the Board’s reason or reasons for rejecting the tendered resignation within four business days after the Board makes its decision.

No director who is required to tender his or her resignation may participate in the Committee’s deliberations or recommendation, and the Corporate Governance Guidelines contain provisions addressing how the determination of whether to accept or reject a resignation is made if a majority of the members of the Committee fails to receive the necessary vote for re-election. Generally, in such case, the determination will be made by independent directors who received the necessary vote for election or re-election and directors who were not standing for election. If a director’s resignation is accepted by the Board, any resulting vacancy may be filled by the Board in accordance with the Bylaws, or the Board in its discretion may decrease the size of the Board pursuant to the Bylaws.

Corporate Governance and Director Independence

The Board has determined that all of our directors, except one, are independent. Specifically, it determined that the following directors are independent after applying the guidelines described below: Robert M. Beall, II, Alston D. Correll, Jeffrey C. Crowe, Patricia C. Frist, Blake P. Garrett, Jr., David H. Hughes, M. Douglas Ivester, J. Hicks Lanier, G. Gilmer Minor, III, Larry L. Prince, Frank S. Royal, M.D., Karen Hastie Williams, and Phail Wynn, Jr. Each member of the Compensation Committee, the Governance & Nominating Committee, and the Audit Committee is independent. There are no family relationships between any director, executive officer, or person nominated or chosen by us to become a director or executive officer. Additionally, the Company has determined that the new nominee, William A Linnenbringer, is independent. If elected by the shareholders, the Board will make a determination as to this nominee’s independence before assigning him to any committees.

We include our independence standards in our Corporate Governance Guidelines. You can view these on our website, www.suntrust.com, under the headings “About SunTrust” and “Corporate Governance.” An independent director is free of any relationship with SunTrust or its management that may impair the director’s ability to make independent judgments. In determining director independence, the Board broadly considers all relevant facts and circumstances, including the rules of the New York Stock Exchange. The Board considers the issue not merely from the standpoint of a director, but also from that of persons or organizations with which the director has an affiliation. The Board pays particular attention to whether a director is independent from management and to any credit relationships that may exist with a director or a related interest.

In addition, we do not consider independent any director to whom we have extended credit, or who is also an executive officer of a company to which we have extended credit, unless such credit meets the substantive requirements of Regulation O. Regulation O requires that us, when making loans to our executive officers and directors, to do so on substantially the same terms, including interest rates and collateral, and following credit-underwriting procedures that are no less stringent than those prevailing at the time for comparable transactions by SunTrust with other persons not related to the lender. Such loans also may not involve more than the normal risk of collectability or present other unfavorable features. Additionally, no event of default may have occurred (that is, such loans are not disclosed as non-accrual, past due, restructured, or potential problems). Our Board must review any credit to a director or his or her related interests that has become criticized in order to determine the impact that such classification has on the director’s independence.

We also do not consider independent any director who is an executive officer of a company that makes payments to, or receives payments from us, for property or services in an amount which, in any year, is greater than 2% of such director’s company’s consolidated gross revenues.

The Board conducts a self-assessment annually, which our Governance & Nominating Committee reviews and discusses with the Board. In addition, the Governance & Nominating Committee, the Compensation Committee, the Audit Committee and the Risk Committee also undergo an annual assessment of their performance. The non-management directors of the Board meet in executive session at regularly scheduled meetings, and such meetings are presided over by a Lead Director selected by a majority of independent directors. Mr. Ivester currently serves as the Lead Director.

In 2009, each of our directors attended at least eight hours of continuing director education that was accredited by Risk Metrics Group.

We have a policy requiring directors who change the job responsibility they held when they were elected to the Board to submit a letter of resignation to the Board. We also have a policy requiring directors to retire from the Board upon the annual meeting first following their 72nd birthday (65th birthday for employee-directors). If the director desires to continue to serve after his or her resignation is tendered pursuant to such policies, he or she may do so only after the Board, through its Governance & Nominating Committee, has made a determination that continued Board membership is appropriate.

We have a Senior Financial Officers Code of Ethical Conduct that applies to our senior financial officers, including our principal executive officer, principal financial officer and controller. We also have a Code of Conduct that applies to all employees, and a Code of Business Conduct and Ethics for members of the Board. These three Codes of Conduct, as well as our Corporate Governance Guidelines, and the charters for the Executive Committee, the Audit Committee, the Governance & Nominating Committee, the Compensation Committee and the Risk Committee, can be found by clicking the heading “About SunTrust” on our website at www.suntrust.com and then clicking on “Corporate Governance.” The Board intends that non-management directors make decisions on matters of corporate governance. As additional corporate governance standards are adopted, they will be disclosed on an ongoing basis on SunTrust’s website.

Board Leadership Structure

Our Board is led by a Chairman selected by the Board from time to time. Presently, Mr. Wells, our CEO, is also Chairman of the Board. All of our other directors are independent. The Board has determined that selecting our CEO as Chairman is in the Company’s best interests because it promotes unity of vision for the leadership of the Company and avoids potential conflict among directors. The Board is aware of the potential conflicts that may arise when an insider chairs the Board, but believes these are offset by existing safeguards which include the designation of a lead director, regular meetings of the independent directors in executive session without the presence of insiders, the Board’s succession plan for incumbent management, the fact that management compensation is determined by a committee of independent directors who make extensive use of peer benchmarking, and the fact that much of our operations are highly regulated.

In November, 2009, the Board established the position of Lead Director to replace the position of Presiding Director. The Board selected M. Douglas Ivester as Lead Director. The role of Lead Director is intended to expand the role played by the Presiding Director and the independence of the Board. The responsibilities and duties of the Lead Director shall include (i) presiding at meetings of the Board in the absence of the Chairman, including the executive sessions of the non-management members of the Board; (ii) serving as a liaison between the non-management directors and the Chairman of the Board; (iii) advising the Chairman as to an appropriate schedule of Board meetings and on the agenda and meeting schedules for meetings of the Board and its committees; and (iv) calling meetings of the non-employee directors and developing the agendas for and serving as Chairman of the executive sessions of the Board’s non-employee directors. A more complete description of this role is included in our Corporate Governance Principles, which we provide on our website under the tabs “About SunTrust” and “Corporate Governance.” The Lead Director is appointed by a majority vote of the non-management directors for a one-year term, subject to renewal for a maximum of two additional twelve-month periods and shall serve until the expiration of the term or until such Lead Director’s earlier resignation or retirement from the Board.

In addition, the Board has created several standing and ad hoc committees. These committees allow regular monitoring and deeper analysis of various matters. The committee structure also allows committees to be comprised exclusively of independent directors to address certain matters. The membership of the committees is reviewed from time to time. Specific committee assignments are proposed by the Governance & Nominating Committee in consultation with the chair of each committee and with the consent of the member, and then submitted to the full Board for approval.

Board’s Role in the Risk Management Process

The Board’s role in the risk management process is to oversee and monitor the Company’s risk management processes. The Board Risk Committee outlines our risk principles and management framework, and sets high level strategy and risk tolerances. Our risk profile is managed by our Chief Risk Officer. The Chief Risk Officer is an executive officer appointed by and reporting to the CEO. The Chief Risk Officer meets at least quarterly with the Risk Committee of the Board. The chair of the Risk Committee makes a full report of each Risk Committee meeting to the full Board at each Board meeting. In addition, the Chief Risk Officer also meets with the full Board at each meeting. The Board also meets regularly in executive session without management to discuss a variety of topics, including risk. In these ways, the full Board is able to monitor our risk profile and risk management activities on an on-going basis. Additionally, the Company has other risk-monitoring processes. For example, certain financial risks are also monitored by officers who report to the Chief Financial Officer. In turn, the Chief Financial Officer and appropriate financial risk personnel attend the meetings of the Audit Committee of the Board. As with the Risk Committee, the Chair of the Audit Committee makes a full report of each Audit Committee meeting to the full Board at each Board meeting and, when circumstances warrant, the Chief Financial Officer and other financial risk personnel meet with the full Board.

Shareholder Communications with Directors

The Board has adopted a process to facilitate written communications by shareholders or other interested parties to the Board. Persons wishing to write to the Board of SunTrust or a specified director, including the Lead Director, the non-management directors as a group, or a committee of the Board, should send correspondence to the Corporate Secretary at SunTrust Banks, Inc., P.O. Box 4418, Mail Code 643, Atlanta, Georgia 30302. All communications so received from shareholders or other interested parties will be forwarded to the members of the Board or to the applicable director or directors if so designated by such person. Anyone who wishes to communicate with a specific Board member, only the non-management directors, or a committee should send instructions asking that the material be forwarded to the applicable director, group of directors or to the appropriate committee chairman.

NOMINEES FOR DIRECTORSHIP

(ITEM 1)

The Board nominated the following persons for election as directors at the Annual Meeting in 2010 for terms expiring in 2011 upon the recommendation of its Governance & Nominating Committee: Robert M. Beall, II, Alston D. Correll, Jeffrey C. Crowe, Patricia C. Frist, Blake P. Garrett, Jr., David H. Hughes, M. Douglas Ivester, J. Hicks Lanier, William A. Linnenbringer, G. Gilmer Minor, III, Larry L. Prince, Frank S. Royal, M.D., James M. Wells III, Karen Hastie Williams, and Phail Wynn, Jr. Each of the 15 directors expected to be elected at this year’s Annual Meeting of Shareholders will serve until next year’s annual meeting of shareholders and until their successor is elected and qualified. If, at the time of the Annual Meeting, any of the nominees named in the enclosed proxy should be unable or decline to serve as a director, the proxies are authorized to be voted for such substitute nominee or nominees as the Board recommends. The Board has no reason to believe that any nominee will be unable or decline to serve as a director.

The following table sets forth for each nominee and each director whose term continues after the meeting, the year in which the person first became a director of SunTrust, and the director’s age. Except for Mr. Wells, none of the nominees or directors is employed by SunTrust or any entity that is an affiliate of SunTrust.

Name	Director Since	Age	Positions with SunTrust

Robert M. Beall, II	2004	66	Director
Alston D. Correll	1997	68	Director
Jeffrey C. Crowe	2004	63	Director
Patricia C. Frist	2000	70	Director
Blake P. Garrett, Jr.	2004	69	Director
David H. Hughes	1984	66	Director
M. Douglas Ivester	1998	63	Lead Director
J. Hicks Lanier	2003	69	Director
William A. Linnenbringer	—	62	Nominee
G. Gilmer Minor, III	1998	69	Director
Larry L. Prince	1996	71	Director
Frank S. Royal, M.D.	1998	70	Director
James M. Wells III	2006	63	Chairman of the Board and Chief Executive Officer
Karen Hastie Williams	2002	65	Director
Phail Wynn, Jr.	2004	62	Director

Nominees for Terms Expiring in 2011

Robert M. Beall, II is Chairman of Beall’s, Inc., the parent company of Beall’s Department Stores, Inc. and Beall’s Outlet Stores, Inc., a primarily family-owned company which operates retail stores located from Florida to California. Until August 2006, he was also the Chief Executive Officer of Beall’s, Inc. He is also a director of FPL Group, Inc. Mr. Beall helped guide the rapid growth of Beall’s Department Stores, Inc. from $6 million in revenue in 1970 to over $1 billion today. We believe that Mr. Beall’s executive and management experience well qualify him to serve on our Board.

Alston D. Correll is the retired Chairman of the Board of Georgia-Pacific Corporation, a $30+ billion manufacturer and distributor of pulp, paper and building products. He presently serves as Chairman of Atlanta Equity Investors, LLC, a private equity firm. Until December 2005, Mr. Correll also served as Chief Executive Officer of Georgia-Pacific Corporation and as a director of Georgia-Pacific until 2006. He is also a director of Mirant Corporation and Norfolk Southern Corp. During Mr. Correll’s 39-year career in the pulp and paper industry, he held a number of senior management positions, including 13 years’ experience as CEO. His career culminated when he negotiated the sale of Georgia-Pacific. At the time, Georgia-Pacific had approximately 55,000 employees. We believe that Mr. Correll’s long and varied business career, including service as Chairman and CEO of a large, publicly-traded company, well qualify him to serve on our Board.

Jeffrey C. Crowe is the former Chairman of the Board of Landstar System, Inc. He continues to serve on its board as Chairman Emeritus. Landstar System, Inc. and its affiliates provide transportation services to customers throughout North America. Mr. Crowe began his career with Landstar in 1989 as President and CEO, and served as CEO until July 2004. Mr. Crowe was instrumental in the development of Landstar from a company with approximately $500 million in revenues to one with revenues exceeding $2 billion at the end of 2009. Mr. Crowe was also Chairman of the U.S. Chamber of Commerce from June 2003 until June 2004. From June 2002 to June 2003, he served as Vice Chairman of the U.S. Chamber of Commerce. From October 1993 to October 2003, he served as Chairman of the National Defense Transportation Association. He is also a director of Silgan Holdings, Inc. and PSS World Medical, Inc. We believe that Mr. Crowe’s executive and management experience well qualify him to serve on our Board.

Patricia C. Frist is a philanthropist, community volunteer, and self-employed investor. She is a partner in Frist Capital Partners, which invests in equities, real estate and venture capital, and President of Frisco, Inc., an investment corporation. Mrs. Frist holds a number of leadership posts, including service on the boards of Second Harvest Food Bank of Middle Tennessee, Ensworth School and the Frist Foundation (a charitable foundation which disperses approximately $7 million annually). She is a former board member of the Tennessee Performing Arts Center, the Tennessee Performing Arts Center Foundation, and the Community Foundation of Middle Tennessee. Mrs. Frist has broad investment, governance, and compensation experience from her service with a variety of organizations. We believe SunTrust and our board benefits from her perspective as a community volunteer and civic leader and someone who is involved day to day with issues as they affect our communities. We believe that Mrs. Frist’s long and varied involvement in leadership roles in the community and as a private investor well qualify her to serve on our Board.

Blake P. Garrett, Jr. is a partner in Garrett and Garrett Construction and related companies (commercial real estate development), and has done so since March 1966. Mr. Garrett has over 30 years’ experience serving on the boards of various financial institutions, including United Federal Savings and Loan, American Federal FSB, CCB Financial Corporation, and National Commerce Financial Corporation. Mr. Garrett’s long experience with our industry and the real estate industry, including during prior periods of financial dislocation, well qualifies him to serve on our Board.

David H. Hughes presently serves as a director of Darden Restaurants, Inc. Previously, Mr. Hughes served as Chairman of the Board of Hughes Supply, Inc., a publicly-traded, Fortune 500 distributor of construction materials until April 1, 2006, when the company was acquired by The Home Depot. He also served as Hughes Supply’s President and then its Chief Executive Officer, beginning in 1972. During his tenure leading Hughes Supply, he completed more than 100 acquisitions and also grew the company through de novo expansions. At the time of the company’s sale, it had 10,000 employees, 550 outlets located in 35 states and annual sales of $5.5 billion. He previously served on the boards of Southern Airways and Republic Airways, Courier Dispatch, Lanier Business Products, and Brown & Brown Insurance. We believe that Mr. Hughes’ long and varied business career, including service as Chairman and CEO of a large, publicly-traded company, well qualifies him to serve on our Board.

M. Douglas Ivester is President of Deer Run Investments, LLC. He retired as Chairman of the Board and Chief Executive Officer of The Coca-Cola Company in February 2000. He served as President and Chief Operating Officer of The Coca-Cola Company from July 1994 until elected Chairman of the Board and Chief Executive Officer in October 1997. He is also a director of S1 Corporation and is Chairman of the Board of the Woodruff Health Sciences Center, Inc. During the previous five years, he also served as a director of Georgia-Pacific Corporation. Since November 2009, Mr. Ivester has served as the Lead Director of our Board. We believe that Mr. Ivester’s long and varied business career, including service as Chairman and CEO of a large, publicly-traded company, well qualifies him to serve on our Board.

J. Hicks Lanier is Chairman of the Board and Chief Executive Officer of Oxford Industries, Inc., a business engaged in the design, manufacture, marketing and sale of consumer apparel products. Mr. Lanier serves as the lead director of Genuine Parts. Mr. Lanier is also a director of Crawford and Company, although he has informed us that he intends to not stand for reelection to the board of Crawford and Company after his term expires in May of this year. Mr. Lanier has served as CEO of an NYSE-listed public company since 1981 and has served on the boards of six publicly traded companies over the last 30 years. We believe that Mr. Lanier’s long and varied business career, including service as Chairman and CEO of a large, publicly-traded company, and his service as a lead director of another public company, well qualifies him to serve on our Board.

William A. Linnenbringer is a nominee for director. In his 32-year career with PricewaterhouseCoopers LLP, Mr. Linnenbringer held numerous leadership positions, including Managing Partner for the U.S. banking and financial services industry practice, Chairman of the global financial services industry practice, and member of the firm’s policy board and world council of partners. Mr. Linnenbringer retired as a partner of PricewaterhouseCoopers LLP in 2002. He also serves as a director of TeleTech, and chairs its audit committee. We believe that Mr. Linnenbringer’s long and varied business career, including his extensive accounting experience in our industry, well qualifies him to serve on our Board.

G. Gilmer Minor, III is Chairman of the Board of Owens and Minor, Inc., an $8 billion, Fortune 300 national distributor of medical and surgical supplies. Owens & Minor serves hospitals, integrated healthcare systems, alternate care locations, group purchasing organizations, the federal government, and consumers. The company operates over 50 distribution centers across the United States. Mr. Minor retired as Chairman and Chief Executive Officer of Owens & Minor in 2005 but continues as the non-executive Chairman of the Board of Directors. He served in various sales, operations, and management capacities of increasing responsibility before becoming President in 1981 and Chief Executive Officer in 1984. He was elected Chairman of the Board in May, 1994. We believe that Mr. Minor’s long and varied business career, including service as Chairman and CEO of a large, publicly-traded company, well qualify him to serve on our Board.

Larry L. Prince is Chairman of the Executive Committee of the Board of Genuine Parts Company, a publicly-traded company engaged in the distribution of automotive replacement parts, industrial replacement parts and office products. Until April 2005, Mr. Prince was Chairman of the Board and until August 2004, he was also Chairman of the Board and Chief Executive Officer, of Genuine Parts Company. Prior to that, he served as Chief Operating Officer of Genuine Parts. Mr. Prince is also a director of Rollins, Inc.; Marine Products Corp., Inc.; and RPC, Inc. During the previous five years, he also served as a director of Equifax Inc., Crawford and Company, and John H. Harland Company. Mr. Prince served as the Presiding Director of the non-management members of our Board from 2004 to 2009. We believe that Mr. Prince’s extensive management and executive experience well qualifies him to serve on our Board.

Frank S. Royal, M.D. is President and a member of Frank S. Royal, M.D., P.C. (family medicine). Presently, Dr. Royal is also a director of Dominion Resources, Inc., Smithfield Foods, Inc., (each a public company), and is the former Chairman of the Board and former member of the board of the Richmond Community Hospital Foundation. He also previously served on the boards of HCA, CSX, Chesapeake Co., and Virginia Electric and Power Company. This experience includes more than 25 years’ service as a director of public corporations, including having served as lead director of Dominion Resources and Smithfield Foods, Inc. Dr. Royal is also Chairman Emeritus of the Board of Meharry Medical College and Chairman of the Board of Virginia Union University. He is the past President of the National Medical Association and a former medical school professor. We believe that Dr. Royal’s long and varied business and academic career, especially his extensive experience on a number of other boards and his experience as a lead director, well qualify him to serve on our Board.

James M. Wells III has been Chairman of the Board of SunTrust since April 29, 2009 and Chief Executive Officer of SunTrust since January 1, 2007. From December 9, 2004 until December 31, 2006, Mr. Wells was President and Chief Operating Officer of SunTrust. From August 2000 until December 9, 2004, Mr. Wells was a Vice Chairman of SunTrust with responsibility for oversight of our commercial, retail, mortgage and wealth and investment management lines of business, as well as senior executive responsibility for SunTrust’s marketing and corporate strategy units. Mr. Wells has been a banker since 1968. Mr. Wells has served on many non-profit and educational institution boards, and is currently a director of the Federal Reserve Bank of Atlanta, the Georgia Research Alliance, and the Chairman of the Atlanta Committee for Progress. We believe that Mr. Wells’ long banking career well qualifies him to serve on our Board.

Karen Hastie Williams is a retired partner in the Washington, D.C. law firm of Crowell and Moring LLP. Ms. William’s law practice was focused on legislative and government contracting matters. Prior to joining Crowell & Moring, she worked on Capitol Hill (including as chief counsel to the U.S. Senate Committee on the Budget), and as part of the Carter administration (Administrator of the Office of Federal Procurement Policy in the Office of Management and Budget). Ms. Williams is a former law clerk to a United States Supreme Court Justice. Presently, she is also a director of Chubb Corporation, Continental Airlines, Inc., Gannett Company, Inc. and WGL Holdings, Inc., and serves as the lead director for Gannett. We believe that Ms. William’s long and varied career, especially her government experience, experience with a number of other boards and her experience as a lead director, well qualifies her to serve on our Board.

Phail Wynn, Jr. is the Vice President for Regional Affairs for Duke University since January 2008. Previously, he served as the President of Durham Technical Community College from 1980 to 2007. Dr. Wynn has served continuously on bank boards since 1992. Dr. Wynn is also a director of North Carolina Mutual Life Insurance Company. Dr. Wynn holds a Ph.D and an M.B.A. degree. We believe that Dr. Wynn’s varied business and academic experiences, including his long service on the boards of financial institutions, well qualify him to serve on our Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

Board Committees

The Board has established five standing committees. Membership of these committees is as follows:

Committee and Members	Functions of Committee
Audit M. Douglas Ivester, Chair Robert M. Beall J. Hicks Lanier Dr. Frank S. Royal Karen Hastie Williams

The Audit Committee appoints, compensates, retains, and directly oversees the work of our independent auditor (subject to shareholder ratification if applicable). It is charged with monitoring:

•   the integrity of our financial statements;

•   the independence and qualifications of our independent auditor;

•   our system of internal controls;

•   the performance of our internal audit process and independent auditor; and

Number of Meetings held in 2009: 13

•   our compliance with laws, regulations and the codes of conduct.

The Audit Committee also resolves any disagreements between management and the auditors regarding financial reporting. It pre-approves all audit services and permitted non-audit services provided to SunTrust by its independent auditor. It also performs other related duties as defined in its written charter. Our Audit Committee has only members that are independent under our Corporate Governance Guidelines, the Securities Exchange Act of 1934 and applicable rules, and the rules of the New York Stock Exchange. Our Board has determined that Mr. Ivester meets the definition of “audit committee financial expert” as defined by the Securities and Exchange Commission’s rules and regulations. Our Board has also determined that Ms. Williams’ service on the Audit Committees of three other companies will not impair her ability to serve on our Audit Committee.

Compensation Alston D. Correll, Chair Patricia C. Frist David H. Hughes G. Gilmer Minor, III Dr. Frank S. Royal

The Compensation Committee is responsible for our stated compensation strategies, goals and purposes; ensuring that there is a strong link between the economic interests of management and shareholders; ensuring that members of management are rewarded appropriately for their contributions to company growth and profitability; and that the executive compensation strategy supports organization objectives and shareholder interests. The Committee must provide clear direction to management to ensure that its policies and procedures are carried out in a manner that achieves balance and is consistent with safety and soundness. It must ensure that the compensation system – including performance measures and targets – for business units and individual employees that can expose us to large amounts of risk, is designed and operated in a manner that achieved balance. It approves any material exceptions or adjustments to the incentive compensation arrangements established for senior executives, and carefully considers and monitors the effects of any approved exceptions or adjustments. It receives and reviews, on an annual or more frequent basis, an assessment by management, with appropriate input from risk-management personnel, of the effectiveness of the design and operation of the organization’s incentive compensation system in providing appropriate risk-taking incentives. It also reviews periodic reports of incentive compensation awards and payments relative to risk outcomes on a backward-looking basis. It monitors the sensitivity of incentive compensation to risk outcomes, including applicability of recoupment. It ensures that the incentive compensation arrangements for the Company do not encourage employees to take risks that are beyond our ability to manage effectively.

It also performs other related duties as defined in its written charter. Our Compensation Committee has only members that are independent under our Corporate Governance Guidelines and the rules of the New York Stock Exchange.

Number of Meetings held in 2009: 10

Executive James M. Wells, Chair Alston D. Correll Jeffrey C. Crowe M. Douglas Ivester G. Gilmer Minor, III

The Executive Committee may exercise the authority of the full Board except that it may not:

•   approve or propose to shareholders any action that must lawfully be approved by shareholders;

•   fill vacancies on the Board or any committee;

•   amend the Articles of Incorporation;

•   adopt, amend or repeal the Bylaws; or

•   approve a dissolution or merger or the sale of all or substantially all our assets.

Number of Meetings held in 2009: 7

Governance & Nominating

  G. Gilmer Minor, III, Chair

  Robert M. Beall

  Alston D. Correll

  Jeffrey C. Crowe

  Patricia C. Frist

  Blake P. Garrett, Jr.

  M. Douglas Ivester

  Larry L. Prince

  Karen Hastie Williams

  Dr. Phail Wynn, Jr.

The Governance & Nominating Committee is responsible for making recommendations to the Board regarding the size and composition of the Board, reviewing the qualifications of candidates to the Board, and recommending nominees to the Board. It is also responsible for:

•   taking a leadership role in shaping our corporate governance;

•   developing and recommending to the Board a set of corporate governance guidelines, and periodically reviewing and reassessing the adequacy of those principles and recommending any proposed changes to the Board for approval;

•   leading the Board in its annual review of the Board’s performance; and

•   addressing committee structure and operations, committee reporting to the Board, committee member qualifications and committee member appointment and removal.

It has sole authority for retaining or terminating any search firm used to identify director candidates and determining such firm’s fees. Our Governance & Nominating Committee also performs other related duties as defined in its written charter. It has only members that are independent under our Corporate Governance Guidelines and the rules of the New York Stock Exchange.

Number of Meetings held in 2009: 4
Risk Jeffrey C. Crowe, Chair Blake P. Garrett, Jr. David H. Hughes J. Hicks Lanier Larry L. Prince Dr. Phail Wynn, Jr.

The Risk Committee is responsible for assisting the Board in overseeing and reviewing our enterprise risk management framework, including the significant policies, procedures and practices employed to manage credit risk, market risk and operational risk. It is also responsible for overseeing our implementation plan to the Federal Reserve Board for qualification of advanced capital adequacy approaches, including approval of our credit framework, operational risk framework, and capital disclosure policies and controls. It also reviews and discusses with various members of senior management matters related to credit risk, market risk, operational risk, legal, regulatory and compliance risk and enterprise risk management.

Number of Meetings held in 2009: 12

Attendance

Regular meetings of the Board are held quarterly. During 2009, the Board held 12 regular and special meetings, and various standing committees of the Board met 46 times. All incumbent directors attended at least 75% of the aggregate number of Board meetings and meetings of the committees on which they served. We expect, but do not require, directors to attend the annual meeting of shareholders. All but one of our incumbent directors attended last year’s annual meeting of shareholders.

Director Compensation

The Governance & Nominating Committee determines the amount and form of director compensation. Its procedures for determining director compensation are similar to those used by the Compensation Committee for executive compensation, described under the caption “Compensation Committee Processes and Procedures.”

The following table provides information concerning the compensation of directors for our most recently completed fiscal year. Except as noted below, all of our non-employee directors are paid at the same rate. We pay each non-employee director an annual retainer of $45,000, paid in four installments. The Chairs of each of the Governance & Nominating Committee, Compensation Committee, Risk Committee, and Audit Committee also received an additional retainer of $10,000. The Lead Director is paid an additional annual cash retainer of $15,000 in quarterly installments. In addition, we paid each non-employee director a fee of $1,500 for each Board or committee meeting attended. Non-employee directors serving on the Board immediately after our annual meeting of shareholders in April 2009 also received a grant of either 1,200 shares of restricted stock or 1,200 restricted stock units, at their election. The grant vests after one year. The differences among directors in the table below are a function of additional compensation for chairing a committee, varying numbers of meetings attended and corresponding payments of meeting fees, and payments for service on local bank advisory boards (reported in the “All Other Compensation” column if applicable).

Directors may defer either or both of their meeting and retainer fees under our Directors Deferred Compensation Plan. We determine the return on deferred amounts as if the funds had been invested in our common stock or at a floating interest rate equal to the prime interest rate in effect at SunTrust Bank computed on the last day of each quarter, at the election of the director. Pursuant to SEC regulations, we report only above-market or preferential earnings on nonqualified deferred compensation, including earnings on nonqualified defined contribution plans, if any, in the column “Change in Pension Value and NQDC Earnings.” Our non-employee directors do not participate in our employee benefits programs that provide non-equity incentive compensation or retirement benefits.

Directors who are also our employees are not compensated for their service as directors. In 2009, one of our directors was also an employee. James M. Wells III served as Chairman of the Board and CEO, and we discuss his compensation beginning under the caption, “Executive Compensation.”

2009 DIRECTOR COMPENSATION

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)	Change in Pension Value and NQDC Earnings(3)	All Other Compensation(4)	Total

Robert M. Beall, II	$90,000	$16,452			$106,452
Alston D. Correll	$101,500	$16,452			$117,952
Jeffrey C. Crowe	$107,500	$16,452		$2,500	$126,452
Patricia M. Frist	$84,000	$16,452		$5,500	$105,952
Blake P. Garrett, Jr.	$87,000	$16,452			$103,452
David H. Hughes	$91,500	$16,452			$107,952
M. Douglas Ivester	$116,500	$16,452		$4,000	$136,952
J. Hicks Lanier	$99,000	$16,452		$4,000	$119,452
G. Gilmer Minor, III	$106,000	$16,452			$122,452
Larry L. Prince	$87,000	$16,452		$6,000	$109,452
Frank S. Royal, M.D.	$99,000	$16,452	$5,270		$120,722
Karen Hastie Williams	$79,500	$16,452	$2,062		$98,014
Phail Wynn, Jr.	$82,500	$16,452			$98,952

(1)	Does not include employee directors. We report amounts paid to James M. Wells III in the Summary Compensation Table.

(2)

In accordance with SEC regulations, we report in this column the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. Please refer to note 16 to our financial statements in our annual report for the year ended December 31, 2009 for a discussion of the assumptions related to the calculation of such value. As of December 31, 2009, each director named in the table above held 1,200 shares of unvested restricted stock or 1,200 unvested restricted stock units. As of December 31, 2009, our directors held the following number of unexercised options (vested and unvested): Messrs. Correll, Hughes, Ivester, and Prince, Mrs. Frist, and Dr. Royal: 6,000; Ms. Williams: 2,000; and Messrs. Beall, Crowe, Garrett, Lanier, and Minor, and Dr. Wynn: 0.

(3)

Our non-employee directors do not participate in our employee benefits programs that provide non-equity incentive compensation or retirement benefits. We report earnings on nonqualified deferred compensation only to the extent such earnings are preferential or “above market.” Dr. Royal and Ms. Williams previously deferred fees for service on Crestar’s board under the Crestar Directors’ Deferred Compensation Plan. Amounts shown represent earnings to the extent earnings under such plan exceed 120% of the applicable federal long-term rate.

(4)	Includes fees (if any) for service on local advisory boards of our subsidiaries. No non-employee director received perquisites or personal benefits in 2009 in excess of $10,000.

EXECUTIVE OFFICERS

The Board elects executive officers annually following the Annual Meeting of Shareholders to serve until the meeting of the Board following the next annual meeting. The following table sets forth the name of each executive officer and the principal positions and offices he or she holds with SunTrust. Unless otherwise indicated, each of these officers has served as an executive officer of SunTrust or a principal subsidiary for at least five years.

Name	Age	Officers
James M. Wells III	63	Chairman of the Board and Chief Executive Officer
Frances L. Breeden	59	Corporate Executive Vice President and Human Resources Director
Mark A. Chancy	45	Corporate Executive Vice President and Chief Financial Officer
David F. Dierker	52	Corporate Executive Vice President and Chief Administrative Officer
Thomas E. Freeman	58	Corporate Executive Vice President and Chief Risk Officer
Raymond D. Fortin	57	Corporate Executive Vice President, General Counsel and Corporate Secretary
C. T. Hill	59	Corporate Executive Vice President
Thomas G. Kuntz	53	Corporate Executive Vice President
William H. Rogers, Jr.	52	President
Timothy E. Sullivan	59	Corporate Executive Vice President and Chief Information Officer
E. Jenner Wood, III	58	Corporate Executive Vice President

James M. Wells III. Chairman of the Board since April 29, 2008. Chief Executive Officer of SunTrust since January 1, 2007. From December 9, 2004 until December 31, 2006, Mr. Wells was President and Chief Operating Officer of SunTrust. From August 2000 until December 9, 2004, Mr. Wells was a Vice Chairman of SunTrust with responsibility for oversight our commercial, retail, mortgage and wealth and investment management lines of business, as well as senior executive responsibility for SunTrust’s marketing and corporate strategy units.

Frances L. Breeden. Corporate Executive Vice President and Human Resources Director since 2006. Prior to 2006, Ms. Breeden had responsibility for the Private Wealth Management line of business and from 2002 to 2005 she had responsibility for the Institutional Trust line of business.

Mark A. Chancy. Corporate Executive Vice President and Chief Financial Officer of SunTrust since August 10, 2004. In December 2008, Mr. Chancy assumed expanded accountability for the corporate and investment banking business, and also our Chief Administrative Officer organization which continues under the direction of David F. Dierker. In 2006, Mr. Chancy assumed additional responsibility for SunTrust’s merger and acquisition activities. From July 2001 until August 10, 2004, he was Senior Vice President and Treasurer of SunTrust.

David F. Dierker. Corporate Executive Vice President and Chief Administrative Officer of SunTrust since December 9, 2004. From January 2000 to November 2004, Mr. Dierker served as Strategic Financial Officer of SunTrust.

Thomas E. Freeman. Corporate Executive Vice President and Chief Risk Officer of SunTrust since August 14, 2007. Mr. Freeman also served as Chief Credit Officer from January 19, 2006 until April, 2009. Prior to joining SunTrust, Mr. Freeman was a Principal at KPMG where he was responsible for providing credit risk and other advisory services to a variety of clients including larger commercial banks. He joined KPMG in 2004 after a 14-year career at Fleet Boston Financial and its predecessors, where he held a series of increasingly responsible positions including: managing director, corporate strategy and development; consumer lending executive credit officer; director of portfolio management; and corporate vice president, commercial real estate.

Raymond D. Fortin. Corporate Executive Vice President and General Counsel. Mr. Fortin is responsible for legal affairs, serves as Corporate Secretary, and has administrative responsibility for internal audit.

C.T. Hill. Corporate Executive Vice President since August 2000. Mr. Hill has headed our Mid-Atlantic Banking Group since 2000. In December 2008, he assumed responsibility for the Retail Line of Business.

Thomas G. Kuntz. Corporate Executive Vice President since December 2004. Mr. Kuntz has headed our Florida Banking Group since December 2004. In December 2008, he assumed responsibility for the Commercial Line of Business.

William H. Rogers, Jr. President since December 12, 2008, with responsibility for geographic banking organization; the retail, commercial, mortgage, and wealth and investment management businesses; and corporate marketing. Mr. Rogers has had responsibility for the wealth and investment management line of business since

October 2000. In December 2004, Mr. Rogers assumed responsibility for our mortgage and commercial lines of business. From November 2006 to December 2008, Mr. Rogers had responsibility for our corporate and investment banking lines of business.

Timothy E. Sullivan. Corporate Executive Vice President and Chief Information Officer since January 2003, with responsibility for technology and operations. In November 2006, Mr. Sullivan assumed expanded responsibility for our payments strategy. In December 2008, Mr. Sullivan assumed additional responsibilities related to call centers, commercial lending operations, and shared services.

E. Jenner Wood, III. Corporate Executive Vice President since July 2005. Mr. Wood has headed our Central Banking Group since June 2002. In December 2008, he assumed additional responsibilities regarding efficiency and productivity initiatives within the geographic banking organization.

OTHER DIRECTOR AND EXECUTIVE OFFICER INFORMATION

Compensation Committee Interlocks and Insider Participation

We have no compensation committee interlocks. Messrs. Correll, Hughes, Minor, Mrs. Frist and Dr. Royal constitute all of the directors who served on our Compensation Committee at any time during 2009. Each of them is an independent, outside director. None of them is a current or former officer or employee of SunTrust.

During 2009, our bank subsidiary engaged in customary banking transactions and had outstanding loans to certain of our directors, executive officers, members of the immediate families of certain directors and executive officers, and their associates. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the lender. In the opinion of management, these loans do not involve more than the normal risk of collectability or present other unfavorable features.

Policies and Procedures for Approval of Related Party Transactions

We recognize that related party transactions can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and our shareholders. Therefore, our Board has adopted a formal, written policy with respect to related party transactions.

For the purpose of the policy, a “related party transaction” is a transaction in which we participate and in which any related party has a direct or indirect material interest, other than (1) transactions available to all employees or customers generally, (2) transactions involving less than $120,000 when aggregated with all similar transactions, or (3) loans made by SunTrust Bank in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and not involving more than the normal risk of collectability or presenting other unfavorable features.

Under the policy, any related party transaction must be reported to the General Counsel and may be consummated or may continue only (i) if the Governance & Nominating Committee approves or ratifies such transaction and if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, (ii) if the transaction involves compensation that has been approved by our Compensation Committee, or (iii) if the transaction has been approved by the disinterested members of the Board. The Governance & Nominating Committee may approve or ratify the related party transaction only if the Committee determines that, under all of the circumstances, the transaction is in the best interests of SunTrust.

Transactions with Related Persons, Promoters, and Certain Control Persons

We generally consider credit relationships with directors and/or their affiliates to be immaterial and as not impairing the director’s independence so long as the terms of the credit relationship are similar to other comparable borrowers. We use the following guidelines to determine the impact of a credit relationship on a director’s independence. We presume that extensions of credit which comply with Federal Reserve Regulation O to be consistent with director independence. In other words, we do not consider normal, arm’s-length credit relationships entered into in the ordinary course of business to negate a director’s independence.

Regulation O requires such loans to be made on substantially the same terms, including interest rates and collateral, and following credit-underwriting procedures that are no less stringent than those prevailing at the time for comparable transactions by SunTrust with other persons not related to the lender. Such loans also may not involve more than the normal risk of repayment or present other unfavorable features. Additionally, no event of default may have occurred (that is, such loans are not disclosed as non-accrual, past due, restructured, or potential problems). Our Board must review any credit to a director or his or her related interests that has become criticized in order to determine the impact that such classification has on the director’s independence.

In addition, we do not consider as independent any director who is also an executive officer of a company to which we have extended credit unless such credit meets the substantive requirements of Regulation O. We also do not consider independent any director who is an executive officer of a company that makes payments to, or receives payments from us, for property or services in an amount which, in any fiscal year, is greater than 2% of such director’s company’s consolidated gross revenues.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and any persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. To our knowledge, based solely on a review of the reports furnished to us and written representations from reporting persons that all reportable transaction were reported, we believe that during the fiscal year ended December 31, 2009 our officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a); except for a single late report of a stock purchase by Mr. Beall.

Managing Risks in our Compensation Programs

We use incentive compensation plans for a large number of employees in addition to our executive officers. In this section, we describe some of our policies regarding our use and management of our incentive compensation plans.

We use incentives differently based on job type. We have two primary short-term incentive plans. Our executives and certain managers participate in the Management Incentive Plan (MIP). These persons are those employees with broader, company-wide and/or strategic responsibilities. This includes headquarters executives and well as leaders in various functions, such as Finance, Accounting, and Human Resources. MIP provides an annual payout if performance exceeds pre-established corporate and/or pre-established divisional and personal goals are achieved. For our senior executives, these awards are 100% based on corporate performance. Awards for other employees generally are based 30% on corporate performance and 70% on divisional and personal goals. Presently, we use return on equity and net income available to common shareholders as the goals for corporate performance. We describe how MIP operates more thoroughly in Item 2 below.

Other individual executives and groups of employees participate in short-term incentive plans designed to support the business objectives for the performance period of the line of business in which they reside. We refer to these as functional incentive plans (FIPs). The primary purpose of a FIP is to drive employee behavior in a direction consistent with the business objects of the unit, line of business, and the Company. These incentive plans are used to create a strong sales culture and are a focal point for setting and measuring performance.

We create different incentive plans for different jobs. We use FIPs to link employee compensation to the successful achievement of the goals. We try to structure FIPs to drive behaviors that directly affect revenue or productivity, and use FIPs as the method for determining payouts to individuals based on collected performance data. Therefore, FIP is not a single plan but will be approximately 110 different plans for 2010. While our FIPs have many common features and plan terms, generally they are either a commission plan, incentive plan or a bonus plan. Commission plans pay based on production less a monthly draw. Incentive plans pay based on formulas tied to new sales and revenue growth above a threshold. Bonus plans are annual discretionary awards from a pool of dollars funded through business unit profit and/or revenue performance.

How we Manage Risks Arising From Incentive Compensation. We manage risks that may arise from our incentive compensation in several ways:

•

Balanced Risk-Taking Incentives. We balance incentive compensation arrangements with our financial results. We review our incentive plans regularly to ensure that they do not provide incentives to take excessive or unnecessary risks.

•	Controls and Risk Management. We use risk-management processes and internal controls to reinforce and support the development and maintenance of our incentive compensation arrangements.
•

Strong Corporate Governance. We reinforce our compensation practices with strong corporate governance. We describe the active role of the Compensation Committee of our Board in the Compensation Discussion and Analysis section of this Proxy Statement. Additionally, senior leaders (President, Chief Financial Officer, Chief Risk Officer, Director of Human Resources, and Director of Compensation) regularly review the effectiveness of our incentive plans. Further, the involvement of our Controller and Internal Audit functions in the accounting, administration and testing of our plans provide additional critical controls.

•

Use of Performance Measures that Include or Adjust for Risk. We assess the effect of risk on our incentives in several ways. Under MIP, we use performance metrics which are closely correlated to shareholder return. These implicitly include an important risk focus. Under our FIPs, we use a variety of measures. We recently expanded the use of risk-adjusted performance measures, such as risk-adjusted return on capital (RAROC), within the design of some of our FIPs.

•

Management of Risk Realization. We also utilize a variety of techniques to address risks that we may ultimately realize. We recently increased our use of these techniques, and expect to expand the use of them further subject to competitive considerations.

¡	Clawbacks and Forfeitures. We expanded our clawback and forfeiture provisions for all 2010 incentive compensation plans.
¡

Deferred Compensation. We standardized long-term mandatory deferred cash compensation arrangements subject to new forfeiture provisions. Work is continuing on the application of more deferred compensation which is linked to the time horizons of products and services.

¡

Qualified Production. Our incentive plans include language that reinforces our compliance and control policies. Examples include the exclusion of certain types of transactions or sales from commission calculations due to exceptions, the reduction in qualified production for certain types of higher risk products, and the potential to forfeit awards as a result of realized losses.

Other Recent Changes. We recently made several changes to our incentive compensation plans. We did this for three reasons. First, we participated in the U.S. Department of Treasury Capital Purchase Program (CPP) in 2008 by selling preferred stock and common stock purchase warrants to Treasury. As a result, we became subject to certain executive compensation requirements under the Emergency Economic Stabilization Act of 2008 (EESA). Those requirements apply to certain of our executives who are classified by the U.S. Treasury as our Senior Executive Officers (SEOs) and the next 20 most highly-compensated employees. We describe the changes required under EESA more thoroughly in the Compensation Discussion and Analysis section of this Proxy Statement. Second, we recently conducted a comprehensive review of all of our incentive compensation plans with an emphasis on risk-adjusted pay for performance. This review confirmed the soundness of the design of our incentive plans for the most part but did identify some areas for improvement. Third, the Federal Reserve published “Proposed Guidance on Sound Incentive Compensation Policies” on October 22, 2009. The guidance was immediately effective when published because it was promulgated based on the Federal Reserve’s existing power to supervise safety and soundness of financial institutions. The most significant of these changes were:

•	Reducing Sensitivity to Short-Term Performance. We “de-leveraged” total compensation in select positions by increasing base pay and reducing short-term incentives.
•	Senior Management Differentiation. We created a focus to distinguish senior leaders’ responsibility for profitability and influence on risk-taking, rather than on new production.
•

Expanded Use of Plan Limits. We expanded our use of plan features to limit compensation that otherwise might be paid in inappropriate situations. These include the increased use of clawback and forfeiture provisions for all 2010 incentive compensation plans, mandatory long-term deferrals, and limiting payouts to qualified production.

Please also refer to the Compensation Committee report which follows the Compensation Discussion and Analysis in which the Committee also discusses our recent and future risk reviews of our compensation plans.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

We welcome the opportunity to share this Compensation Discussion and Analysis (CD&A) with our shareholders. We understand that investors have a strong interest in executive compensation, with a specific focus on our Named Executive Officers (NEOs). The NEOs for 2009 included our CEO, CFO, and three other most-highly compensated executive officers:

James M. Wells III, Chairman and Chief Executive Officer,

William H. Rogers, Jr., President,

Mark A. Chancy, Chief Financial Officer,

Thomas M. Freeman, Chief Risk Officer, and

David F. Dierker, Chief Administrative Officer.

This section discusses, with respect to the compensation paid to our NEOs:

•	Our compensation process and Compensation Committee procedures.

•	Our executive compensation programs.

•	The objectives of our executive compensation programs.

•	Our recent decisions regarding compensation.

•	Recent legislation and regulation related to compensation.

Overall Compensation Philosophy and Objectives

The Committee has designed a compensation framework to drive financial performance and increase shareholder value. The principles of this framework include:

•	Pay should be competitive with the market.

•	A substantial portion of pay should align with performance.

•	A substantial portion of pay should be at risk to align with risk taken by our shareholders.

•	Compensation must comply with legal and regulatory limits.

The Committee designed our compensation programs to accomplish the following objectives:

•	Attract talented and experienced executives.

•	Retain the executive management required to lead us.

•	Encourage improvement in individual and business performance.

•	Recognize the importance of improving shareholder value.

Executive Compensation Determinations and Committee Procedures

The Compensation Committee of the Board, which we refer to in this section as the Committee, makes decisions regarding the compensation of our executives. Specifically, the Committee has strategic and administrative responsibility for a broad range of issues. These include ensuring that we compensate key management employees effectively and in a manner consistent with our stated compensation strategy and the requirements of the appropriate regulatory bodies. The Committee also oversees the administration of executive compensation plans, including the design, performance measures, and award opportunities for the executive incentive programs, and certain employee benefits. The Board appoints each member of the Committee and has determined that each is an independent director.

The Committee reviews executive officer compensation at least annually to ensure that senior management compensation is consistent with our compensation philosophies, company and personal performance, changes in market practices, and changes in an individual’s responsibilities. At the Committee’s first regular meeting each year, which it typically holds in February, the Committee makes a more specific review which focuses on performance and awards for the most recently-completed fiscal year. This review considers corporate and individual performance, changes in an NEO’s responsibilities, data regarding peer practices, and other factors.

To assist in its efforts to meet the objectives outlined above, the Committee has retained Towers Perrin, a nationally known executive compensation and benefits consulting firm, to advise it on a regular basis on the executive compensation and benefit programs. The Committee engaged the consultant to provide general executive compensation consulting services and to respond to any Committee member’s questions and to management’s need for advice and counsel. In addition, the consultant performs special executive compensation projects and consulting services from time to time as directed by the Committee. The consultant reports to the Committee Chairman. Pursuant to the Committee’s charter, the Committee has the power to hire and fire such consultant and engage other advisors.

We use a number of consultants for a variety of human resources and employee benefits projects. In 2009, we regularly used the Committee’s consultant, Towers Perrin for benefits consulting work. Management, with the approval of the Committee, selected Towers Perrin for this work because of their experience with our benefits plans. To minimize the potential for conflicts of interest, our policy is to limit our use of Towers Perrin to only executive compensation and benefits matters. We also regularly report to the Committee the amount of fees paid to consultants and the types of matters consulted. In 2009, we paid Towers Perrin $327,086 for executive compensation consulting, and $2,187,267 for all other services.

The Committee reviews and approves the amount of each element of total compensation paid to the CEO and NEOs. They also review the individual elements of total compensation for the executives holding the title of Corporate Executive Vice President or higher. The Committee reviews the performance and compensation of the Chairman of the Board and the CEO, the President, and other CEO direct reports, who include most of the executive officers named in this Proxy Statement. The CEO and members of our Human Resources department assist in the reviews of such direct reports. The consultant supports such reviews by providing data regarding market practices and making specific recommendations for changes to plan designs and policies consistent with our philosophies and objectives discussed below. The CEO determines the compensation of other senior officers based in part on market data provided by the compensation consultant, and the Committee annually reviews the general elements of such compensation.

In determining the amount of NEO compensation each year, the Committee reviews competitive market data from the banking industry as a whole and the peer group specifically, described below. It makes specific compensation decisions and awards based on such data, company performance, and individual performance and circumstances. With regard to formula-based incentives, the Committee develops performance targets using management’s internal business plan, industry and market conditions, and other factors.

As sated above, the Committee reviews and approves all components of the CEO and the other NEOs’ compensation, including base salary, annual bonus, and long-term incentives. Members of our Human Resources department periodically make available to the Committee information regarding the value of prior grants and participation in our plans. This information includes (i) accumulated gains, both realized and unrealized, under restricted stock, stock option, and other equity grants, (ii) the cost of providing any perquisite that might be provided, (iii) projected payments under our retirement plans, and (iv) aggregate amounts deferred under our nonqualified deferred compensation plans. Additionally, we provide the Committee with information regarding potential payments to our executive officers under various termination events, including retirement, termination for cause and not for cause, and upon our change in control. We provide the Committee with both the dollar value of benefits that are enhanced as a result of the termination event and the total accumulated benefit. We provide similar information in the Potential Payments Upon Termination or Change in Control Table below, except that in that table we report only the amount that is enhanced as a result of the termination event in order to not double-count compensation that we reported in previous years. By having this information, the Committee is informed of possible scenarios that involve compensation.

The Compensation Committee has, over the last three years, among other things, taken the following actions:

1.

Oversaw a comprehensive review of all company incentive plans. This review is described in greater detail under the caption, “2009 Risk Adjusted Pay for Performance Review” in the Compensation Committee Report which follows this CD&A.

2.

Revised the form of compensation for a number of executive officers and other senior employees in order to comply with regulatory requirements applicable to TARP recipients. Specific changes for these individuals included:

•	the elimination of bonuses (except those required under existing contracts)

•	payment of a portion of salary in stock

•	the elimination of golden parachute payments and other severance payments

•	the elimination of tax gross ups

3.	Adopted a firm-wide policy prohibiting luxury expenditures.

4.

Adopted, and then later strengthened, a recoupment policy covering incentive compensation paid to executives. Please refer to the related discussion below under the caption, “Other Guidelines and Procedures Affecting Executive Compensation—Adjustments to Incentive Compensation as a Result of Financial Statement Restatements.”

5.	Eliminated most perquisites effective January 1, 2008. Please refer to our discussion of benefits, below.

6.	Established share ownership and retention guidelines for executive officers and directors.

7.	Tied the vesting of approximately half of our restricted stock grants to NEOs to our performance relative to peers.

8.	Made no bonus payments to any NEO based on our 2008 and 2009 performance.

7.

In 2009, implemented strong controls on compensation company-wide, including the elimination of annual merit-based salary increases for 2009 for approximately 4,000 top managers (except in cases of promotion). We also reduced the average wage increase for other employees by a third.

8.	Adopted financial metrics and targets to be used in connection with our annual incentive, including return on equity and net income available to common shareholders.

9.	Subject to shareholder approval at this meeting, revised and adopted new financial metrics to be used in connection with the management incentive plan.

10.	Implemented changes to various compensation plans to comply with the requirements of Section 409A of the Internal Revenue Code, which regulates non-qualified deferred compensation.

Separately, our Board took the following actions over the last three years to improve our corporate governance:

1.	De-staggered the terms of our Board;

2.	Implemented a majority voting standard for the election of directors;

3.	Designated a Lead Director and annually reviewed the independence of each Board member; and

4.	Each director attended ISS-accredited director education session.

As we discuss elsewhere in this Proxy Statement, recent legislation and regulation likely will be a determining factor in the future regarding the compensation of our NEOs. Consequently, our executive compensation program has undergone change and prior actions of the Committee may not be predictive of future action. One significant result of the new legislation and regulation is that the Committee now has less flexibility with future compensation decisions regarding the NEOs.

Effect of the Emergency Economic Stabilization Act of 2008 and America Reinvestment and Recovery Act of 2009

On October 14, 2008, the U.S. Department of Treasury announced a program under the Emergency Economic Stabilization Act of 2008 (“EESA”). Pursuant to this program, Treasury would make preferred stock investments in participating financial institutions (the “Capital Purchase Program” or “CPP”).

We participated in the Capital Purchase Program in 2008 by selling preferred stock and common stock purchase warrants to the U.S. Treasury. As a result, we became subject to certain executive compensation requirements under EESA, Treasury Department regulations, and the contract pursuant to which we sold such preferred stock. Those requirements apply to what the U.S. Treasury refers to as our Senior Executive Officers (SEOs).

On February 17, 2009, President Obama signed into law the America Reinvestment and Recovery Act of 2009 (“ARRA”) which amended EESA. ARRA continued all the same compensation and governance restrictions in EESA and added substantially to the restrictions in several areas. Treasury then published regulations on June 15, 2009 implementing various provisions of EESA (as amended by ARRA). Throughout this Proxy Statement, we refer to EESA to mean EESA as amended by ARRA and as implemented by the Treasury regulations.

We have fully complied with the requirements of EESA. Those requirements are:

•

Prohibition on Certain Types of Compensation. EESA prohibits us from providing incentive compensation arrangements that encourage our SEOs to take unnecessary and excessive risks that threaten the value of the financial institution. It also prohibits us from implementing any compensation plan that would encourage manipulation of the reported earnings in order to enhance the compensation of any of its employees.

•

Risk Review. EESA requires the Committee to meet with our senior risk officer at least semiannually to discuss and evaluate employee compensation plans in light of an assessment of any risk to us posed by such plans. The review is intended to better inform the Committee of the risks posed by the plans, ways to limit such risks. The Committee has performed this review, and its conclusions are included in its report which appears at the end of this CD&A. Specifically, the Committee’s report includes its certifications that the plans do not encourage our SEOs to take unnecessary and excessive risks that threaten the our value of the Company, and that the plans do not encourage manipulation of the reported earnings in order to enhance the compensation of any of our employees.

•

Bonus Prohibition. EESA prohibits the payment of any “bonus, retention award, or incentive compensation” to our five SEOs and the next 20 most highly-compensated employees. The prohibition includes several limited exceptions, including payments under enforceable agreements that were in existence as of February 11, 2009 and limited amounts of “long-term restricted stock,” discussed below. We have performed an extensive review of our compensation arrangements and have complied with all requirements of EESA for 2009.

•

Limited Amount of Long Term Restricted Stock Excluded from Bonus Prohibition. EESA permits us to pay a limited amount of “long-term” restricted stock. The amount is limited to one-third of the total annual compensation of the employee. EESA requires such stock to have a minimum 2-year vesting requirement, and to not “fully vest” until we have repaid all CPP-related obligations.

•

Golden Parachutes. EESA prohibits any severance payment to a senior executive officer or any of the next five most highly-compensated employees upon termination of employment for any reason. EESA provides an exception for amounts that were earned or accrued prior to termination, such as normal retirement benefits.

•

Clawback. EESA requires us to recover any bonus or other incentive payment paid to a senior executive officer on the basis of materially inaccurate financial or other performance criteria. This requirement applies to the five NEOs and the next 20 most highly compensated employees. We already had a similar policy, but strengthened it to conform to the details of EESA.

•

Limit on Tax Deduction. We contractually agreed to abide by a provision of EESA and Treasury Department regulations which limits our tax deduction for compensation paid to any SEO to $500,000 annually. This provision amended the Internal Revenue Code by adding a new Section 162(m)(5), which imposes a $500,000 deduction limit. In addition, prior to the amendment, certain performance based compensation paid under shareholder approved plans did not count toward such deduction limit. EESA and Section 162(m)(5) eliminate that exclusion for us. We discuss the effect of this provision in greater detail under the heading, “Tax Considerations.”

•

Shareholder “Say-on-Pay” Vote Required. EESA requires us to include a non-binding shareholder vote to approve the compensation of executives as disclosed in this Proxy Statement. We have included such a say-on-pay proposal as Item 4 in this Proxy Statement.

•

Policy on Luxury Expenditures. EESA required us to implement a company-wide policy regarding excessive or luxury expenditures, including excessive expenditures on entertainment or events, office and facility renovations, aviation or other transportation services.

•

Reporting and Certification. EESA requires our CEO and CFO to provide a written certification of compliance with the executive compensation restrictions in EESA in our annual report. EESA also requires certain disclosures and certifications by the Committee, which it makes in its report which is provided at the end of this CD&A.

Other Regulation

On October 22, 2009, the Federal Reserve issued proposed guidance on incentive compensation. The guidance includes three principles:

•	Incentive compensation arrangements should balance risk and financial results in a manner that does not provide employees incentives to take excessive risks on behalf of the banking organization.
•	A banking organization’s risk-management processes and internal controls should reinforce and support the development and maintenance of balanced incentive compensation arrangements.
•	Banking organizations should have strong and effective corporate governance to help ensure sound compensation practices.

The guidance is immediately effective under the Federal Reserve’s power to regulate the safety and soundness of financial institutions. The Federal Reserve will apply the guidance to all U.S. financial institutions. We expect to better understand how this guidance will affect us in the coming months.

Decisions Regarding Composition of Total Compensation

Total direct compensation for each NEO is a mix of cash and long-term incentives. Historically, total cash included salary and the annual incentive plan (which we call MIP). However, EESA prohibits the use of our annual incentive. Our implementation of EESA requirements while maintaining a competitive balance has resulted in an increase in movement toward guaranteed pay. Historically, long-term incentives included restricted stock and stock options. However, EESA prohibits stock options and limits the amount of restricted stock to one-third of total compensation. Salary is the only portion of compensation that is not at risk. Historically, we attempted to provide a majority of total direct compensation paid to our NEOs as non-cash and to tie more than 70% of total direct compensation to our performance. We do this so that shareholder returns, along with corporate, business unit and individual performance, both short and long-term, determine the largest portion of executive pay. The Committee uses long-term restricted stock to motivate executives to align the executives’ interests with shareholders’ interests and to focus on the long-term performance of the business. Our emphasis on compensation elements other than salary subjects our executives to downside risk related to our performance, and this significantly affects their overall compensation.

Effect of EESA on Components of Executive Compensation

EESA affects the relative proportion of different types of compensation that we may pay. The proportion of salary to total direct compensation will increase as a result of the payment of additional salary in stock, the elimination of the annual cash incentive and stock options, and the limits on the amount of restricted stock that may be granted. The impact of EESA is summarized below:

Compensation Element	Prior to EESA	After EESA
Salary	•cash only •generally less than 30% of total direct compensation	•Cash •Stock (“salary shares”) •2/3rds of total direct compensation
Annual Incentive	•cash	•not allowed
Long-Term Incentive	•stock options •restricted stock	•limited to long-term restricted stock limited in amount to 1/3 rd •of total direct compensation

Corporate and Individual Performance Measures

For our NEOs, we tie formula-driven compensation almost entirely to corporate performance, although individual performance also affects pay. For example, each year the Committee considers merit adjustments to base pay tied to individual performance. Also, the Committee considers individual performance, long-term potential, and the other individual factors when determining the size of long-term incentive compensation grants. Among the elements of individual performance considered by the Committee are leadership, talent management, risk management, and individual contributions to our improvement in financial performance, including growing the business, efficiency and productivity.

Market Competitiveness

To ensure that we continue to offer competitive total compensation to our NEOs, annually the Committee reviews the marketplace in which we compete directly for executive talent. The Committee looks at the market in two ways: as a select group of peer companies and as a broader financial services industry. From this review, we generally target total compensation—salary, short-term incentives, long-term incentives, and benefits—at peer median, with minor deviations to reflect individual circumstances. Each such element of total compensation is benchmarked separately, and also as total compensation. As a result of the turmoil in the financial services industry, it has become difficult to obtain timely and meaningful peer information, although we have increased our efforts to obtain such information through regular discussions with external sources.

Our primary market focus is our select group of peer companies. The Committee chose these companies based on generally similar attributes of size, number of employees, product offerings, and geographic scope. For 2009, our peer group remained unchanged and consisted of the following companies:

• Bank of America Corporation.	• PNC Financial Services Group Incorporated.
• BB&T Corporation.	• Regions Financial Corporation.
• Fifth Third Bancorp.	• US Bancorp.
• KeyCorp.	• Wells Fargo and Company.

Recently, certain events occurred which prompted the Committee to reconsider the composition of our peer group. First, two members of the prior peer group (Wachovia Corporation and National City Corporation) were acquired by other peer banks. Second, as a result of acquisitions, larger banks such as JPMorgan Chase, Bank of America, and Wells Fargo, as well as BB&T and Fifth Third, have either become our direct competitors or have increased the number of locations from which they compete directly with us. Each of these developments affects how we attract, retain, and motivate our executive talent. Although our peer group remained the same throughout 2009, we continually monitored compensation actions occurring within our industry.

We sometimes review financial services industry compensation data from published surveys of financial services companies of approximately the same asset size. Specifically, the Committee uses this data, in addition to the peer group data, largely in the review of base salaries, but the Committee also uses it when making short-term and long-term incentive decisions. We do this because in some cases, the availability of relevant peer information is limited for some specific executive positions. We also do this because we may compete for the same executive talent with all financial services companies. Additionally, we believe that the integrity of our executive compensation decisions improve with additional information.

We believe that our market review assists us in making executive compensation decisions that are consistent with our objectives, especially those of attracting, retaining and motivating our executive officers. Also, because the current marketplace is the most relevant, when making annual executive compensation decisions, the Committee does not take into account an individual’s accumulated value from past compensation grants.

Executive Compensation Program Overview

Our executive compensation program has four parts:

•	Salary.

•	Short-Term (Annual) Incentives.

•	Long-Term Incentives.

•	Benefits.

1.    Salary

We pay salaries to attract and retain talented executives. The level of salaries we pay depends mostly on each executive’s experience, duties, and scope of responsibility. We target the level of salary at peer median to be competitive. Salary affects the level of benefits, such as the amount of pension benefits and the potential payment under our change in control agreements, discussed below. Salary also affects the amount of restricted stock level EESA allows us to pay.

The Committee generally determines annual increases to base salary after considering an individual’s performance and/or changed responsibilities. For 2009, the Committee eliminated base salary increases for all of our senior leaders, including each NEO, except for Mr. Rogers. The decision to eliminate base salary increases was based on the Company’s poor financial results for the 2008 performance period.

In the case of Mr. Rogers, he was promoted to President in December 2008 and received a 10.6% base salary promotional increase effective January 1, 2009. Additionally, effective January 1, 2010, Mr. Rogers received a 12% base salary increase due to his assumption of a large number of new corporate-wide responsibilities since his promotion to President in December 2008.

An important new compensation development that had the characteristics of both base salary and equity emerged as part of the U.S. Treasury’s Interim Final Rule on TARP Standards for Compensation and Corporate Governance. This compensation development became known as Salary Shares. Specifically, the Interim Rule prohibits the payment of short-term incentives (annual bonus) and stock options to the Senior Executive Officers (shown in our Proxy statement) and to the next 20 most highly compensated employees. Effective January 1, 2010, we have chosen to use the salary share concept because it is specifically authorized by EESA to address the constraints on the annual cash bonus and equity awards; and we believe it is necessary that we use this approach to remain competitive and to minimize the risk of talent flight to other companies with whom we compete. Specifically, we will pay additional base salary amounts in the form of stock (salary shares) to the NEOs and other employees who are among the next 20 most highly-compensated employees. We will do this each pay period in the form of stock units under the SunTrust Banks, Inc. 2009 Stock Plan. The stock units will not include any rights to receive dividends or dividend equivalents. As required by EESA, each salary share will be non-forfeitable upon grant but may not be sold or transferred until the expiration of a holding period. As a result, the NEO is at risk for the value of our stock price until the stock unit is settled. The stock units will be settled in cash one half on March 31, 2011 and one half on March 31, 2012, unless settled earlier due to the executive’s death. The amount to be paid on settlement of the stock units will be equal to the value of a share of SunTrust common stock on the settlement date. Benefit plan determinations and limits were established to ensure that the salary shares were accounted for equitably within relevant benefit plans.

2. Short-Term (Annual) Incentives

The Management Incentive Plan (MIP) is our short-term cash incentive program which rewards the achievement of annual performance goals, primarily annual financial goals. We designed the MIP to:

•	Support our strategic business objectives.

•	Promote the attainment of specific financial goals.

•	Reward achievement of specific performance objectives.

•	Encourage teamwork.

EESA prohibited us from paying MIP to the NEOs or any of our next 20 most highly compensated employees in 2009. In addition, as in 2008, the NEO’s still would not have received a MIP payout for 2009 due to our poor financial results, even if such payments had been permitted by EESA.

3. Long-Term Incentives

We attempt to reward effective long-term management decision-making through our long-term incentives. These incentives focus attention on long-range objectives and future returns to shareholders.

Since 2008, the long-term incentives for NEOs have been entirely in equity with no cash component.

In 2009, we made grants of stock options and restricted stock at our February 9, 2009 Committee meeting. The February meeting is when the grant decisions are made every year, and the date was selected well in advance of the meeting. EESA became effective on February 17, 2009, so it did not fully apply to us in 2009. However, EESA applied to us for the remainder of 2009. It will prohibit the grant of stock options to our NEOs in 2010 and limit the form and amount of restricted stock we can pay in 2010.

We determine the amount of long-term incentive (both stock options and restricted stock) to award to each NEO by reference to the median of peer practice. We determine this amount separately for each NEO. While the amount of each award is determined by market and competitive considerations, the ultimate value of the incentive depends on company performance. The Committee has intentionally tied the value of the long-term incentives for this group entirely to corporate performance rather than to individual performance because of the role these executives play in the company.

Historically, we delivered the long-term incentive in roughly equal amounts of stock options and restricted stock. In 2009, we more directly tied approximately half of certain NEOs’ long-term incentives to our performance relative to a peer group. We discuss this below under the heading, “Performance Stock.”

A. Stock Options.

Stock options generally have a ten-year term and vest (100%) three years after the date of grant. Stock options align compensation with shareholder return since the executive receives a benefit if and only to the extent our stock price appreciates. Options are not transferable.

The Committee favors stock options in part because they align the executive’s incentives with the interests of shareholders. We continued to grant stock options to our senior executives in 2009 because we believe stock options provide a long-term linkage between the interest of the executives and our shareholders.

In 2009, as in past years, the Committee determined a target amount of long-term incentive compensation for each NEO set at the median of peer practice. The Committee then awarded such amount via roughly equal amounts of stock options and restricted stock. Due to the extreme volatility of our stock price at that time, the Committee determined the grant size of each award by basing the value on the average stock price over the preceding 30 days, rather than our stock price on the date of grant. The number of options granted in 2009 was substantially higher than in 2008 because of our lower stock price and the resulting lower value per stock option.

The Committee does not intend to grant stock options in 2010 to any of the SEO’s and the next 20 most highly-compensated employees, including our NEOs, because EESA prohibits this.

B. Restricted Stock.

The Committee delivered approximately half of the long-term incentive via restricted stock. Shares of restricted stock will vest (100%) three years after the date of grant.

Restricted stock, like stock options, aligns compensation with shareholder return since the executive receives a benefit to the extent our stock price appreciates. However, restricted stock provides less leverage to corporate performance, which is an advantage in terms of risk. On the other hand, because restricted stock delivers some value regardless of corporate performance, it to some extent represents a guaranteed payment. This is a disadvantage in terms of performance. The Committee believes an approximately equal split of restricted stock and stock options allows it to obtain most of the benefits of both forms of long-term incentive.

In 2009, as in past years, the Committee determined a target amount of long-term incentive compensation for each NEO set at the median of peer practice. The Committee then awarded such value via roughly equal amounts of stock options and restricted stock. Due to the extreme volatility of our stock price at that time, the Committee determined the size of each award by basing the value on the average stock price over the preceding 30 days, rather than our stock price on the date of grant. The number of shares granted in 2009 was substantially higher than in 2008 because of our lower stock price and, therefore, the resulting lower value per share of restricted stock.

EESA permits “long-term” restricted stock, but only to the extent the value of the stock does not exceed one-third of the total amount of annual compensation of the employee receiving the stock. To comply with EESA, such grants must have a minimum service requirement of at least two years and must not fully vest until after we repay all CPP-related obligations.

For 2010, the Committee made long-term incentive awards to the Named Executive Officers. The Committee continued its practice of tying the vesting of a significant portion of its long-term awards to our performance. We discuss these below in the section “Performance Vesting of Incentives.”

C. Performance Vesting of Long-Term Incentives. In 2009, we began tying the vesting of certain of our equity grants to our performance relative to a comparison group. In 2009, at least half of the restricted stock that we granted to our NEOs was performance vested, except for Messrs. Freeman and Dierker, who were not then NEOs, and two-thirds of the equity granted to our CEO was performance vested. In addition, approximately half of the stock options that we granted to Messrs. Wells, Rogers and Chancy was performance vested.

Performance-vested restricted stock is granted by the Committee. At the end of the three-year performance period, the final vested number of shares will be adjusted up or down based on our relative performance. Performance will be measured based on total shareholder return (TSR). TSR is our stock price gains plus the value of dividends reinvested in our common stock. Our TSR will be compared to a comparison group made up of the 25 largest bank holding companies by asset size. We will measure performance over three years. For example, for the first grant made in 2009, the measurement period will be January 1, 2009 through December 31, 2011. We will calculate beginning and ending TSR values based on a 20-trading day average stock price to reduce the effect of volatile industry stock prices. The final number of shares will be determined as follows:

Our TSR	Payout
less than 25th percentile	no payout
at 25th percentile	50% of initial shares (minimum payout)
at 50th percentile	100% of initial shares (target payout)
at or above 75th percentile	150% of initial shares (maximum payout)

We will use straight-line interpolation to determine final awards when our performance falls between the 25th and 75th percentiles. This means that we determine actual payouts by formula and that payouts are directly proportional to actual performance. Each 1% of actual performance above or below target affects the payout by 2%. For example, if actual performance were determined to be at the 47th percentile relative to the comparison group, or 3% below target, then the payout would be 94% of target. Similarly, if actual performance were determined to be at the 53rd percentile relative to the comparison group, or 3% above target, then the payout would be 106% of target.

Earned shares will be paid out at the end of the three-year performance period. We will not pay dividends on shares until the shares are earned. Any regular or extraordinary dividends paid during the performance period will be reinvested into additional notional shares. These reinvested shares will be added to the final payment of earned shares.

Performance vested stock options will vest similarly. Upon vesting, the stock option may be exercised for the appropriate number of shares based upon our TSR relative to the comparison group.

For 2010, the Committee approved changes to the long-term incentive structure for the Named Executive Officers and additional executives. The Committee continued its practice of tying a significant portion of its long-term awards to the Company’s performance, and increased from 50% to 100% the portion of such awards which will be tied to corporate performance. For 2010, performance will be based half on relative total shareholder return (TSR) on an annual basis and the remainder on net income available to common shareholders, return on equity (ROE), and the level of charge-offs.

The Committee has established threshold, target, and maximum performance levels for each of the performance metrics for fiscal 2010. Accomplishment of these performance levels will determine a number of shares of restricted stock which the Committee potentially will award to each executive before the end of 2010. However, the actual number of shares to be awarded will be subject to the Committee’s negative discretion (can only reduce the number of shares that may be awarded). Further, in no case shall the maximum number of shares awarded exceed the compensation limits under EESA of one-third of the executive’s total annual compensation.

The Committee will measure achievement of the performance metrics in late December, 2010 and, after considering whether to exercise negative discretion, will make long-term restricted stock grants to the executives at that time. In accordance with the requirements of EESA, such grants will vest (100%) only after two years and after the Company’s repayment of TARP.

4. Benefits

A. 401(k) Plan and 401(k) Excess Plan Matching Contributions.

We offer a qualified 401(k) Plan and a nonqualified 401(k) Excess Plan to provide tax-advantaged savings vehicles. We make matching contributions to the 401(k) Plan and the 401(k) Excess Plan to encourage employees to save money for their retirement. These plans, and our contributions to them, enhance the range of benefits we offer to executives and enhance our ability to attract and retain employees.

Under the terms of the qualified 401(k) Plan, employees may defer from 1% to 20% of their eligible pay, and we match the first 5% on a dollar-for-dollar basis, for a total match of 5% of eligible pay for each participant who defers 5% or more of his or her eligible pay. Matching contributions are deposited into investment funds, including company stock, based on Plan participants’ directions.

We also maintain a nonqualified 401(k) Excess Plan to provide benefits that would have otherwise been provided under the qualified 401(k) Plan to certain participants but for certain maximum statutory limits imposed on qualified plan benefits (for example, annual limits on eligible pay and contributions). Generally, members of senior management whose eligible pay exceeds the qualified plan compensation limit are eligible for the 401(k) Excess Plan. Because the 401(k) Excess Plan is unfunded, we account for all participants’ deferrals plus our matching contributions in phantom investment units. Participants’ investment choices in the 401(k) Excess Plan are generally the investment options allowed in the 401(k) Plan.

We determine our matching contributions to both plans in part by the level of participation by the executive. We cap our matching contributions at specific amounts (except in the 401(k) Excess Plan, where we do not subject the NEOs and other executive leadership to the matching limit). We established the maximum limits on our matching contributions by reference to market and peer practices.

At the end of 2009, we merged the 401(k) Excess Plan with our Deferred Compensation Plan in order to simplify its administration and facilitate participation. This is not expected to affect the NEOs’ compensation.

B. Perquisites and Other Benefits. We eliminated most perquisites and personal benefits on January 1, 2008. Certain usage of our corporate aircraft may constitute a personal benefit, and we disclose this benefit when the cost of providing this benefit, together with the cost of all other perquisites and personal benefits, is at least $10,000.

C. Post-Termination Compensation

Retirement Plans. We maintain both qualified and nonqualified defined benefit retirement plans that we have designed to work together to provide retirement pay to our senior executives. We pay the entire cost of benefits under these plans, which are in addition to our defined contribution plans, such as the 401(k) Plan and the Deferred Compensation Plan, all of which encourage participants to set aside part of their current earnings to provide for their retirement.

The SunTrust Retirement Plan is a tax-qualified plan available to almost all employees. It provides monthly benefit payments for a participant’s lifetime, usually beginning at age 65, although benefits may begin as early as age 55 with five years of service, and some participants also have an option to receive lump sum payments. In addition to the SunTrust Retirement Plan, we also maintain three nonqualified defined benefit type plans—the ERISA Excess Plan, the SunTrust Supplemental Executive Retirement Plan (“SERP”), and the Crestar SERP. These nonqualified plans coordinate with the SunTrust Retirement Plan to provide an overall targeted level of retirement benefits.

All of the nonqualified deferred compensation plans are considered our “unfunded” general contractual obligations and are subject to the claims of our creditors. If we were ever to become insolvent, participants would be considered our general unsecured creditors. This status with respect to these benefits should help ensure that the interests of the officer-participants are aligned with our long-term interests of those of our shareholders.

We provide pension benefits to attract and retain executives. Each plan’s benefit formula determines the amount payable under the plan to each NEO. We describe the formulas in the narrative preceding the “Pension Benefits Table” below. The amount of benefits varies based upon the plan, the executive’s years of service with us, and the executive’s compensation (primarily cash salary and MIP). The total retirement benefit is determined by the SERP.

Change in Control Agreements. We have change in control (“CIC”) agreements with members of senior management, including each of our NEOs. Except for these CIC agreements and our broad-based severance policy, none of our NEOs has an employment agreement which requires us to pay their salary or severance for any period of time. We entered into the CIC agreements because the financial services industry has been consolidating for a number of years and we do not want our executives distracted by a rumored or actual change in control. Further, if a change in control should occur, we want our executives to be focused on the business of the organization and the interests of shareholders. We think it is important that our executives can react neutrally to a potential change in control and not be influenced by personal financial concerns.

We believe that CIC agreements should compensate executives who are displaced by a change in control and not serve as an incentive to increase an executive’s personal wealth. Therefore, our CIC agreements require that there be both a change in control and an involuntary termination without “cause” or a voluntary termination for “good reason.” This is often referred to as a “double-trigger.” It ensures that we will become obligated to make payments under the CIC agreements only if the executive’s employment actually terminates as a result of the change in control. The CIC agreements provide these same protections to our executives whom we terminate without “cause” or who terminate for “good reason” in anticipation of a change in control if such termination occurs during the period beginning with shareholder approval of a change in control and ending on the date the change in control actually occurs. Our stock option agreements and other long-term incentive compensation arrangements (other than performance stock grants made prior to 1998) also have a double trigger prior to accelerated-vesting in connection with a change in control.

We believe our CIC agreements are consistent with market practice and assist us in retaining our executive talent. We set the level of benefits by reference to peer practices for similar positions in order to remain competitive with the banking industry as a whole and specifically with our peer group. We condition all payments under the CIC agreements on an executive agreeing to confidentiality, non-solicitation and non-disparagement provisions.

However, EESA prohibits us from paying severance or other post-termination payments to the NEOs and the next five most highly-compensated employees.

Other Guidelines and Procedures Affecting Executive Compensation

Grants of Stock-Based Compensation. The Committee approves all grants of stock-based compensation to the CEO and the President and all other persons reporting to the CEO. The Committee also approves the size of the pool of stock-based awards to be granted to other employees and delegates to the CEO the authority to make and approve specific awards to employees other than those who report directly to the CEO. The Committee reviews such grants and oversees the administration of the program.

Stock-Based Compensation—Procedures Regarding Timing and Pricing of Awards. Our policy is to make grants of equity-based compensation only at current market prices. We set the exercise price of stock options at the closing stock price on the date of grant, and do not grant “in-the-money” options or options with exercise prices below market value on the date of grant. Absent special circumstances, it is our policy to make the majority of such grants at the February meeting of our Board. However, we make a small percentage of grants at other times throughout the year, mostly on the date of regularly-scheduled meetings of the full Board in connection with exceptional circumstances, such as the hiring or promotion of an executive officer, special retention circumstances, or merger and acquisition activity.

We try to make stock award and stock option grants at times when they will not be influenced by scheduled releases of information. We do not otherwise time or plan the release of material, non-public information for the purpose of affecting the value of executive compensation. Similarly, we do not set the grant date of stock options to new executives in coordination with the release of material non-public information and, instead, these grants primarily have grant dates corresponding to the date of the February Board meeting or the next pre-selected off-cycle grant date.

We chose the February meeting of our Board because it is the first meeting of the Board after we have publicly announced financial results for the completed year. This date also allows time for performance reviews following the determination of corporate financial performance for the previous year. This allows us to make grants at a time when our financial results have already become public, and when there is little potential for abuse of material non-public information in connection with stock or option grants. We believe we minimize the influence of our disclosures of non-public information on the exercise price of these long-term incentives by selecting dates well in advance and which fall several days or weeks after we report our financial results, and by setting the vesting period at one year or longer. We follow the same procedures regarding the timing of grants to our executive officers as we do for all other participants.

Adjustments to Incentive Compensation as a Result of Financial Statement Restatements. The Committee’s practice has been to consider adjusting future awards or recovering past awards in the event of a material restatement of our financial results. As a result of the passage of EESA and our participation in the CPP, the Committee strengthened this recoupment policy. EESA requires us to recover any bonus or incentive compensation paid to an NEO or any of the next 20 most highly-compensated employees based on statements of earnings, gains, or other criteria which prove to be materially inaccurate. The Committee recently amended the 2009 Stock Plan to include a provision which contractually implements this.

Share Ownership and Share Retention Guidelines. Although our directors and executive officers already have a significant equity stake in our company (as reflected in the beneficial ownership information contained in this Proxy Statement), we have adopted a share ownership and retention policy for directors and for senior management to formalize these important principles of share ownership and share retention. We recently modified this policy in connection with our change to a total equity-based long-term incentive program for executives.

We require our CEO to own SunTrust common stock worth at least five times his cash salary. We require his direct reports and other specified executive officers, who include all of the NEOs, to own stock equal to three times their cash salary. We allow these officers five years to meet this ownership requirement, measured from the later of the date of adoption of this policy and the date they became subject to the policy. We count unvested restricted stock and our common stock or its equivalent held in the 401(k) Plan and phantom shares in nonqualified plans but do not count shares to the extent that the risk of ownership has been hedged. We also require our CEO to retain all of the shares acquired upon exercise of an option (net of income taxes and exercise price) for at least one year. Similarly, we require the CEO’s direct reports to retain 75%, and other specified executive officers to retain 50% of the net shares acquired upon exercise of an option for at least one year.

We require non-employee members of our Board to own at least 4,000 shares of our common stock. We count restricted stock, restricted stock units, and deferred or phantom stock towards this requirement. We allow members of the Board five years in which to meet this requirement, measured from the later of the date we adopted this policy or from their election to the Board. All Board members currently meet this ownership requirement.

Tax Considerations

We consider the tax treatment of various forms of compensation and the potential for excise taxes to be imposed on our NEOs which might have the effect of frustrating the purpose of such compensation. We consider several provisions of the Internal Revenue Code.

Section 162(m). Prior to amendments enacted by EESA, Section 162(m) provided that we may not deduct for federal income tax purposes compensation expense we incur in excess of $1 million for any year for our CEO, CFO and the three other highest paid executive officers at the end of such year (covered employees). An exception existed for “performance-based compensation” paid under a plan when the material terms of the performance goals have been approved by our shareholders within the last five years. Our shareholders approved the material terms of the performance goals under the 2009 Stock Plan at last year’s annual meeting and for MIP at our annual meeting of shareholders held in 2005. We will ask our shareholders to re-approve the performance goals under MIP at this year’s Annual Meeting. We are also asking our shareholders to approve an expanded list of performance goals under MIP. Refer to Item 2 in this Proxy Statement.

Effect of EESA on Section 162(m). In 2008, we participated in the U.S. Treasury Department’s Capital Purchase Program by selling preferred stock and common stock purchase warrants to the U.S. Treasury. As a result, we became subject to certain executive compensation requirements under EESA. Among those was our agreement to not deduct for federal income tax purposes compensation paid to any NEO in excess of $500,000. In addition, we are prohibited from deducting certain performance based compensation we pay under shareholder approved plans.

Section 409A. Section 409A generally governs the form and timing of nonqualified deferred compensation payments. Section 409A imposes sanctions on participants in nonqualified deferred compensation plans that fail to comply with Section 409A rules, including accelerated income inclusion, an additional 20% income tax (in addition to ordinary income tax) and an interest penalty. We have amended our nonqualified deferred compensation plans to comply with Section 409A or to qualify for an exemption from Section 409A.

Compensation Committee Report

Compensation Discussion and Analysis

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.

Risk Review

The Committee has also reviewed the Company’s extensive review of the risks implicated by both the plans in which our Senior Executive Officers (SEOs) participate, and all other compensation plans, including those in which SEOs do not participate.

2008-2009 Risk Review

In late 2008 and early 2009, the Committee met with the Chief Risk Officer and discussed and reviewed the SEO incentive plans. That review focused on the incentive plans in which the SEOs participated—the Management Incentive Plan (MIP) and the 2004 Stock Plan. The Committee also discussed and reviewed with the Chief Risk Officer the relationship between our risk management policies and practices and the SEO incentive compensation arrangements. The Committee concluded that our incentive compensation arrangements did not encourage our SEOs to take unnecessary and excessive risks that threaten the value of the financial institution, because:

•	our cash incentive plan imposes a specific dollar maximum amount for each participant.
•	our equity incentive plan provides annual grant limits that apply on an individual basis.
•	the fact that the Committee targets the median of peer practice effectively limits the size of awards.

2009 Risk Adjusted Pay for Performance (RAPP) Review

In June, 2009, the Treasury published an interim final rule that applies additional risk review requirements to companies that participated in the Treasury’s Capital Purchase Program (CPP) and which have not repaid TARP. In anticipation of those requirements, the Company commenced a broad review of its incentive plans. This review analyzed each job and compensation plan on two dimensions—compensation risk and business risk.

We assessed compensation risk in several ways. First, we looked at the performance metrics used in the plan, and considered whether they incorporated or adjusted for risk and whether the plan payouts were tied to corporate performance. Next, we looked at the pay mix for the job, including the mix of fixed and variable pay and the mix of short- and long-term pay. Then we looked at the methods used with the incentives, including how payouts are calculated, the use of thresholds and caps, frequency of payment, clawbacks, and the ability to exercise discretion to reduce payouts. Finally, we looked at actual plan design, including the magnitude of the upside pay potential (leverage) and how the plans are actual administered.

We also assessed business risk for each job and plan. We did this because it is particularly important to scrutinize incentive compensation when the job or function generates risk for the Company in order to ensure that pay is risk-adjusted. We specifically looked at market risk, credit risk, operational risk, and the overall time horizon of the business and pay to consider whether the payout is tied to the likely realization of business risks. Our business risk review also looked at the existing control environment, possible improvements, and best practices.

As a result of this review, the Company made a number of changes to the design of many of its Functional Incentive Plans, described below, effective January 1, 2010. These changes are intended to address higher risk attributes.

2010 Risk Review

Building on our RAPP review, in early 2010, within six months after the effective date of the Treasury’s new regulations, the Committee met with the Chief Risk Officer and discussed and reviewed all of the Company’s compensation plans. The primary plans that were reviewed were:

SunTrust Banks, Inc. Management Incentive Plan (MIP)

MIP is an annual cash incentive plan designed to support the Company’s strategic business objectives, promote the attainment of our financial plan, reward the achievement of business unit and individual performance objectives, and promote teamwork. Most managers, key teammates in corporate functions such as human resources or accounting, and other key contributors (who are not participating in a Functional Incentive Plan) with broader, company-wide and/or strategic responsibilities, participate in the MIP.

Funding of an award is based on two components – a corporate component and an individual/divisional component. The corporate component is based on corporate financial results - 75% on net income available for common shareholders, and 25% on return on equity. The division/individual component is funded based on performance relative to pre-established division and individual goals. For most participants, MIP is weighted 30% on corporate performance and 70% on division/individual performance. For our CEO and his direct reports, MIP is weighted 100% on corporate performance.

The primary risk under MIP is that payouts might not be in proportion to corporate or personal performance. MIP addresses this risk by:

•	tying payouts corporate goals in addition to individual and divisional goals;
•	setting threshold, target, and maximum performance targets; and
•	imposing a maximum limit on the payout.

The Committee does not believe MIP encourages unnecessary and excessive risks that threaten the value of the Company because of the limits discussed above, and because an employee’s opportunity under MIP is set by reference to salary surveys and other data to ensure that the opportunity is appropriate for the particular employee.

While MIP is an annual incentive plan, the Committee does not believe MIP encourages behavior focused on short-term results rather than long-term value creation because of its strong tie to corporate-wide performance goals.

Finally, the Committee does not believe MIP encourages the manipulation of reported earnings of the Company to enhance the compensation of any of the Company’s employees because an employee’s opportunity under MIP is set by reference to salary surveys and other data to ensure that the opportunity is appropriate for the particular employee, and because the design of MIP ensures that any employee’s opportunity under MIP is only a modest portion of the employee’s total compensation.

SunTrust Banks, Inc. Functional Incentive Plans (FIP)

Most revenue generating employees participate in a FIP instead of MIP. We use FIPs to link employee compensation to the successful achievement of their business objectives. We try to structure FIPs to drive behaviors that directly affect revenue or productivity. Therefore, FIP is not a single plan, but will be approximately 110 plans for 2010.

While our FIPs have many common features and plan terms, they generally fall into one of three categories: commission plans, incentive plans, and bonus plans. Commission plans pay based on production less a monthly draw. Incentive plans mostly pay based on formulas tied to new sales and revenue growth above a threshold. Bonus plans are annual discretionary awards from a pool of dollars funded through business unit profit and/or revenue performance.

The review of our functional incentive plans, through a risk lens, was intense during the last half of 2009 and will continue into 2010. We have made good progress in strengthening the balance between safety and soundness of the Company, risk management, and incentive compensation. We will continue to approach our work by applying the following principles:

•

Balance incentive compensation arrangements with our financial results. We will review our incentive plans regularly to ensure that they do not provide incentives to take excessive and unnecessary risks.

•	Use risk-management processes and internal controls to reinforce and support the development and maintenance of our incentive compensation arrangements.
•	Reinforce our compensation practices with strong corporate governance.
•	Use performance measures that include or adjust for risk.

SunTrust Banks, Inc. 2009 Stock Plan (2009 Stock Plan)

The 2009 Stock Plan authorizes equity awards that can be granted to our employees. We award restricted stock to senior leaders, senior managers and other key teammates. Typically, these awards vest after three years. For the SEOs, we may tie the vesting of a substantial portion of such awards to our performance. We discuss our practices with respect to performance-vesting of our equity awards in the Compensation, Discussion and Analysis section, above. In addition, we usually grant stock options to the CEO and his direct reports, and other senior leaders.

The primary risk under the 2009 Stock Plan is that awards will inappropriately incent risk-taking since the value of awards is leveraged to the Company’s future performance. The 2009 Stock Plan limits this risk by:

•	imposing an annual limit on the number of shares that may be granted to any single individual;
•	requiring stock options to have an exercise price of fair market value on the date of grant;
•	limiting the size of grants to the median of peer practice;
•	tying vesting to our performance over 3 years; and
•	including appropriate clawback provisions.

Because of these limits, the Committee believes that the 2009 Stock Plan does not encourage:

•	unnecessary and excessive risks that threaten the value of the Company;
•	behavior focused on short-term results rather than long-term value creation;
•	the manipulation of reported earnings of the Company to enhance the compensation of any of the Company’s employees.

SunTrust Banks, Inc. Long-Term Incentive Cash Plan (LTI Cash Plan)

Under the LTI Cash Plan we make cash awards to senior managers and other key teammates below the senior management level which cliff vest after three years. The award does not change over the three-year period. It does not increase due to interest or changes in market value, and it does not decrease.

The Committee believes the LTI Cash Plan does not encourage:

•	unnecessary and excessive risks that threaten the value of the Company;
•	behavior focused on short-term results rather than long-term value creation;
•	the manipulation of reported earnings of the Company to enhance the compensation of any of the Company’s employees.

This is based on the fact that the amount to be paid to any participant under the plan:

•	is set by reference to salary surveys and other data appropriate for the particular employee,
•	is fixed when awarded, and does not vary with performance, and
•	is paid only if the employee continues to be employed by the Company when the award vests after three years.

Future Reviews

On an ongoing basis, at least every six months, and for so long as we have any obligations outstanding from the U.S. Treasury’s Capital Purchase Program, the Committee will discuss, evaluate, and review with the Chief Risk Officer the employee compensation plans in light of the risks posed to the Company by such plans and how to limit such risks, specifically to ensure that:

•	the employee compensation plans do not encourage employees to take unnecessary and excessive risks that threaten the value of the Company,
•	the employee compensation plans do not encourage the manipulation of the Company’s reported earnings to enhance the compensation of any of the Company’s employees, and

•	to identify and eliminate the features in these plans that could encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

The Committee will discuss, evaluate and review with the Chief Risk Officer features in the Company’s SEO compensation plans that could lead SEOs to take these risks and the features in the employee compensation plans that pose risks to the Company, including any features in the SEO compensation plans and the employee compensation plans that would encourage behavior focused on short-term results and not on long-term value creation. The Committee is required to limit these features to ensure that the SEOs are not encouraged to take risks that are unnecessary or excessive and that the Company is not unnecessarily exposed to risks.

Conclusions of 2010 Risk Review

As a result of the work that preceded the 2010 Risk Review, the Company made a number of amendments to improve the design of certain 2010 FIP plans. As a result of these amendments and based upon the Committee’s review, the Committee is able to certify that:

1.

The Committee has reviewed with the Chief Risk Officer the SEO compensation plans and the Committee has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of SunTrust;

2.	The Committee has reviewed with the Chief Risk Officer the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to SunTrust; and

3.

The Committee has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of SunTrust to enhance the compensation of any employee.

Submitted by the Compensation Committee of the Board of Directors.

Alston D. Correll, Chairman

Patricia C. Frist

David. H. Hughes

G. Gilmer Minor, III

Frank S. Royal, M.D.

Executive Compensation Tables

The following tables provide information about the compensation we paid for the year ended December 31, 2009 to the NEOs. We report compensation in accordance with SEC regulations. Those regulations require us in some tables to report: (i) amounts paid in previous years; (ii) amounts that may be paid in future years, including amounts that will be paid only upon the occurrence of certain events, such as a change in control of SunTrust; (iii) amounts we paid to the NEOs which might not typically be considered “compensation” (for example, distributions of deferred compensation earned in prior years, and interest on such amounts); (iv) an assumed value for share-based compensation under accounting rules, even though the actual realization of cash from the award may depend on whether our stock price appreciates above its price on the date of grant and whether the executive continues his employment with us; and (v) the increase in present value of future pension obligations, even though such increase is not currently paid and even though any pension benefits will depend upon a number of factors, including when the executive retires, his compensation at retirement, and in some cases the number of years the executive lives following his retirement.

Therefore, we encourage you to read the following tables closely. The narratives preceding the tables and the footnotes accompanying each table are important parts of each table. Also, we encourage you to read this section in conjunction with the Compensation Discussion and Analysis, above.

2009 SUMMARY COMPENSATION TABLE

Salary. In this column, we disclose the amount of base salary paid to the NEOs during the year. This includes salary amounts voluntarily deferred by the NEO.

Stock Awards and Option Awards. In the columns “Stock Awards” and “Option Awards,” SEC regulations require us to disclose an amount equal to the fair value of the grant on the grant date computed in accordance with FASB ASC Topic 718. For restricted stock, the grant date fair value per share is equal to the closing price of our stock on the date of grant. For stock options, we base the fair value per share on certain assumptions. Please refer to note 16 to our financial statements in our annual reports for the years ended December 31, 2009, 2008, and 2007. We disclose the full fair value of the award in the year in which it was granted but without reduction for estimated forfeitures (as we do for financial reporting purposes).

In 2008, we began issuing restricted stock to the NEOs as part of their long-term incentive package. We did not make grants of restricted stock to the NEOs in 2006 or 2007. Restricted stock typically cliff vests three years from the date of grant. We condition awards on the participant’s continued employment with us, but the stock awards may have additional restrictions, including performance conditions. In 2009, we conditioned the vesting of a portion of the restricted stock granted to some of the NEOs on Company performance. For these awards, we disclose in the following table the estimated or target amount of compensation on the grant date.

Non-Equity Incentive Plan Compensation. In this column, we disclose the dollar value of all earnings based upon achievement of incentive performance measures unless required to be disclosed in the “Bonus” column because of the exercise of discretion. We include an award in a particular year based on whether the relevant performance measurement period for the award ended during the year. For example, we make annual payments under our MIP based upon our financial results measured as of December 31 of each year. Accordingly, the amount we report for MIP corresponds to the year for which the NEO earned the award even though we do not pay the award until after the end of such year.

Change in Pension Value and Nonqualified Deferred Compensation Earnings. In this column, we disclose the sum of the dollar value of (1) the aggregate change in the actuarial present value of each NEO’s benefit under all defined benefit and actuarial pension plans (including supplemental plans) in the year, if positive; and (2) any above-market or preferential earnings on nonqualified deferred compensation, including benefits in defined contribution plans. The dividends we pay on restricted stock are equal to the dividends we pay to all other holders of our common stock. Therefore, they are not “above-market” under SEC regulations, and we report these in the “Aggregate Earnings in Last FY” column of the Nonqualified Deferred Compensation Table rather than in the Summary Compensation Table.

All Other Compensation. In this column, we disclose the sum of the dollar value of perquisites and other personal benefits and all other compensation, if any.

2009 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus(1)	Stock(2) Awards	Option(2) (3) Awards	Non-Equity(4) Incentive Plan Compensation	Change in(5) Pension Value and Nonqualified Deferred Compensation Earnings	All Other(6) Compensation	Total
James M. Wells III	2009	$1,077,300	$0	$1,365,395	$3,263,250	$0	$1,842,920	$123,957	$7,672,822
Chairman and Chief	2008	$1,077,300	$0	$4,721,150	$2,120,000	$0	$49,612	$123,825	$8,091,887
Executive Officer	2007	$1,000,000	$0	$0	$2,730,250	$600,000	$49,658	$169,944	$4,549,852
William H. Rogers, Jr.	2009	$500,000	$0	$458,232	$2,635,589	$0	$656,733	$32,508	$4,283,062
President	2008	$452,090	$0	$1,593,668	$1,189,114	$0	$0	$45,345	$3,280,217
	2007	$434,968	$0	$0	$586,250	$210,000	$0	$53,956	$1,285,174
Mark A. Chancy	2009	$560,000	$0	$404,064	$2,245,478	$0	$110,270	$34,634	$3,354,446
Corporate Executive	2008	$555,333	$0	$2,290,618	$1,411,290	$0	$22,583	$53,647	$4,333,471
Vice President and	2007	$491,667	$245,833	$0	$703,500	$405,000	$47,798	$48,520	$1,942,318
Chief Financial Officer
Thomas E. Freeman	2009	$475,000	$0	$340,656	$1,300,679	$0	$35,448	$26,599	$2,178,382
Corporate Executive Vice President and Chief Risk Officer
David F. Dierker	2009	$420,000	$0	$295,356	$1,126,794	$0	$153,683	$84,732	$2,080,565
Corporate Executive Vice President and Chief Administrative Officer

(1)	No MIP payment was made to any NEO for 2008 or 2009. Amounts reported for 2007 reflect payments under the MIP. In most years, we report payments under MIP in the non-equity incentive plan column.

(2)

In accordance with the SEC’s changed reporting requirements, we report all equity awards at full grant date fair value of each award calculated in accordance with FASB ASC Topic 718. Previously, we allocated the fair value of equity awards to reporting years in proportion to the awards’ vesting period. Prior years’ equity compensation data have been recalculated in accordance with the new rule.

Restricted stock awards are valued in this table at $9.06 for 2009 time-vested awards, $5.58 for February, 2009 performance vested awards, $12.63 for April, 2009 performance vested awards, $64.58 for February, 2008 awards, and $56.23 for April, 2008 awards. Please refer to note 16 to our financial statements in our annual reports for the years ended December 31, 2009, 2008, and 2007, respectively, for a discussion of the assumptions related to the calculation of such values.

For awards that are subject to performance conditions, we report the value at grant date based upon the probable outcome of such conditions consistent with our estimate of aggregate compensation cost to be recognized over the service period determined under FASB ASC Topic 718, excluding the effect of estimated forfeitures. SEC regulations require us to also disclose the value of all 2009 restricted stock awards, assuming that the highest level of performance conditions would be achieved, calculated in accordance with FASB ASC Topic 718: Mr. Wells, $5,048,842; Mr. Rogers, $3,181,148; Mr. Chancy, $2,726,546; Mr. Freeman, $1,641,335; and Mr. Dierker, $1,422,150.

Prior to 2008, the vehicles used to deliver long-term incentives to the NEOs consisted of stock options and performance units under the Performance Unit Plan (PUP). In 2008, we terminated PUP and cancelled all outstanding awards. We replaced outstanding performance units under the discontinued PUP with a one-time grant of restricted stock in 2008. We now use stock options and restricted stock as long-term incentives for the NEOs.

(3)

Option awards have exercise prices of $9.06 for 2009, $65.48 for February, 2008 and $29.54 for December, 2008, and $85.06 for 2007. In accordance with FASB ASC Topic 718, such grants were valued at $4.725, $8.48, and $16.75 per share for grants made in 2009, 2008, and 2007, respectively. Performance stock options granted on February 10, 2009 had an exercise price of $9.06 and were valued at $6.94 per share in accordance with FASB ASC Topic 718. For awards that are subject to performance conditions, we report the value at grant date based upon the probable outcome of such conditions consistent with our estimate of aggregate compensation cost to be recognized over the service period determined under FASB ASC Topic 718, excluding the effect of estimated forfeitures. For the options we granted in 2009, performance at the maximum award level would not result in an award greater than what is disclosed in the table above.

(4)

No MIP payment was made to any NEO for 2008 or 2009. In past years, we reported payments under the Performance Unit Plan (PUP) as Non-Equity Incentive Plan Compensation. The PUP was terminated in 2008, so no amounts were paid for PUP in 2008 or 2009.

(5)

The amounts we report in this column for 2009 includes the following for each NEO: (1) change in pension value: Mr. Wells, $1,793,366; Mr. Rogers, $656,733; Mr. Chancy, $110,270; Mr. Freeman, $35,448; and Mr. Dierker, $149,546, and (2) above-market earnings on deferred compensation under plans established by Crestar (an acquired financial institution): Mr. Wells, $49,554 and Mr. Dierker, $4,137.

(6)

Total perquisites and other personal benefits for each NEO were less than $10,000 in 2009. The amount shown as “All Other Compensation” includes the following: (a) 401(k) Match (includes our matching contributions to both the 401(k) Plan and 401(k) Excess Plan) for Mr. Wells – $53,865; Mr. Rogers - $25,000; Mr. Chancy - $28,000; Mr. Freeman - $23,750; and Mr. Dierker - $21,000; (b) supplemental disability insurance premiums for Mr. Wells – $7,583; Mr. Rogers -$6,715; Mr. Chancy - $6,634; Mr. Freeman - $2,849; and Mr. Dierker - $6,155; (c) $61,003 for Mr. Wells for contractual payment made in lieu of foregone premiums on a terminated split dollar life insurance policy; and (d) for Mr. Dierker $57,577 for contractual payment made related to a life insurance policy.

2009 GRANTS OF PLAN-BASED AWARDS

In this table, we provide information concerning each grant of an award made to an NEO in the most recently completed year. This includes stock option and restricted stock awards under the SunTrust Banks, Inc. 2009 Stock Plan, each of which is discussed in greater detail in this Proxy Statement under the caption, “Compensation Discussion and Analysis.” Our NEOs were not eligible for MIP awards in 2009 due to EESA.

Name	Award Type	Equity Award Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			Exercise Price of Option Awards	Grant(5) Date Fair Value of Awards
			Threshold	Target	Maximum
James M. Wells III	Options(1)	02/10/2009		250,000		$9.06	$1,181,250
	Options(2)	02/10/2009	150,000	300,000(6)	300,000	$9.06	$2,082,000
	Res. Stock(3)	02/10/2009		50,000			$453,000
	Res. Stock(4)	02/10/2009	25,000	50,000	75,000		$279,000
	Res. Stock(4)	04/28/2009	25,075	50,150	75,225		$633,395
William H. Rogers, Jr.	Options(1)	02/10/2009		250,000		$9.06	$1,181,250
	Options(2)	02/10/2009	104,780	209,559(6)	209,559	$9.06	$1,454,339
	Res. Stock(3)	02/10/2009		31,300			$283,578
	Res. Stock(4)	02/10/2009	15,650	31,300	46,950		$174,654
Mark A. Chancy	Options(1)	02/10/2009		250,000		$9.06	$1,181,250
	Options(2)	02/10/2009	76,674	153,347(6)	153,347	$9.06	$1,064,228
	Res. Stock(3)	02/10/2009		27,600			$250,056
	Res. Stock(4)	02/10/2009	13,800	27,600	41,400		$154,008
Thomas E. Freeman	Options(1)	02/10/2009		275,276(6)		$9.06	$1,300,679
	Res. Stock(3)	02/10/2009		37,600			$340,656
David F. Dierker	Options(1)	02/10/2009		238,475		$9.06	$1,126,794
	Res. Stock(3)	02/10/2009		32,600			$295,356

(1)

Granted under the SunTrust Banks, Inc. 2009 Stock Plan or the SunTrust Banks, Inc. 2004 Stock Plan. These have a 10-year term and cliff vest three years after the date of grant. Stock options have no express performance criteria other than continued employment (with limited exceptions for termination of employment due to death, disability, retirement, reduction-in-force and change in control). However, options have an implicit performance criterion because the options have no value to the executive unless and until our stock price exceeds the exercise price.

(2)

These options are performance-vested and will vest based on our total shareholder return (TSR) relative to a peer group after three years. The number of stock options that will vest, if any, is variable and can range from 0% to 100% of the initial number of stock options. The options will not vest if our TSR falls below the 25th percentile. 100% of the options will fully vest if our TSR is at or above the 50th percentile. We will use straight-line interpolation to determine the number of shares to be awarded if our TSR falls between the 25th and 50th percentiles.

(3)

Granted under the SunTrust Banks, Inc. 2009 Stock Plan or the SunTrust Banks, Inc. 2004 Stock Plan. The restricted stock awards cliff vests in three years from the date of grant. Restricted stock has no express performance criteria other than continued employment (with limited exceptions for termination of employment due to death, disability, retirement, reduction-in-force and change in control).

(4)

These shares of restricted stock are performance-vested and will vest based on our total shareholder return (TSR) relative to a peer group after three years. The number of shares that will vest, if any, is variable and can range from 0% to 150% of the initial number of shares. The shares will not vest if our TSR falls below the 25th percentile. 100% of the shares will vest if our TSR is at or above the 50th percentile. 150% of the shares will vest if our TSR equals the 75th percentile. We will use straight-line interpolation to determine the number of shares to be awarded if our TSR falls between the 25th and 75th percentiles.

(5)

We report in this column the value at the grant date based upon the probable outcome for any equity awards that are subject to performance conditions consistent with our estimate of aggregate compensation cost to be recognized over the service period under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

(6)	Includes shares granted subject to shareholder approval. Shareholders approved these grants on April 28, 2009.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2009

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	Vesting Date	Number of (1) Shares or Units of Stock That Have Not Vested	Dec. 31, 2009(2) Market Value of Shares or Units of Stock That Have Not Vested
James M. Wells III							209,908 (5)	$4,259,033
	40,000	0		$50.5000	03/06/2010
	50,000	0		$51.1250	11/14/2010
	75,000	0		$64.5700	11/13/2011
	100,000	0		$54.2800	02/11/2013
	100,000	0		$73.1900	02/10/2014
	60,000	0		$73.1400	02/08/2015
	100,000	0		$71.0300	02/14/2016
	0	163,000		$85.0600	02/13/2017	02/13/2010
	0	250,000		$64.5800	02/12/2018	02/12/2011
	0	300,000	(4)	$9.0600	02/10/2019	12/31/2011
	0	250,000		$9.0600	02/10/2019	02/10/2012
William H. Rogers, Jr.							17,600 (3)	$357,104 (3)
							82,158 (5)	$1,666,986
	10,000	0		$51.1250	11/14/2010
	15,000	0		$64.5700	11/13/2011
	15,000	0		$54.2800	02/11/2013
	18,000	0		$73.1900	02/10/2014
	18,000	0		$73.1400	02/08/2015
	32,000	0		$71.0300	02/14/2016
	0	35,000		$85.0600	02/13/2017	02/13/2010
	0	88,800		$64.5800	02/12/2018	02/12/2011
	0	100,000		$29.5400	12/31/2018	12/31/2011
		209,559	(4)	$9.0600	02/10/2019	12/31/2011
	0	250,000		$9.0600	02/10/2019	02/10/2012
Mark A. Chancy							81,972 (5)	$1,663,212
	5,441	0		$68.8700	07/27/2011
	2,500	0		$64.5700	11/13/2011
	1,452	0		$54.2800	02/11/2013
	10,000	0		$73.1900	02/10/2014
	40,000	0		$73.1400	02/08/2015
	45,000	0		$71.0300	02/14/2016
	0	42,000		$85.0600	02/13/2017	02/13/2010
	0	115,000		$64.5800	02/12/2018	02/12/2011
	0	100,000		$29.5400	12/31/2018	12/31/2011
	0	153,347	(4)	$9.0600	02/10/2019	12/31/2011
	0	250,000		$9.0600	02/10/2019	02/10/2012
Thomas E. Freeman							52,801	$1,071,332
	18,000	0		$71.0300	02/14/2016
	0	20,000		$85.0600	02/13/2017	02/13/2010
	0	81,400		$64.5800	02/12/2018	02/12/2011
	0	275,276		$9.0600	02/10/2019	02/10/2012
David F. Dierker							46,607	$945,656
	4,000	0		$51.1250	11/14/2010
	3,500	0		$64.5700	11/13/2011
	10,000	0		$54.2800	02/11/2013
	4,000	0		$73.1900	02/10/2014
	18,000	0		$73.1400	02/08/2015
	30,000	0		$71.0300	02/14/2016
	0	30,000		$85.0600	02/13/2017	02/13/2010
	0	70,000		$64.5800	02/12/2018	02/12/2011
	0	238,475		$9.0600	02/10/2019	02/10/2012

(1)

In prior years, we granted performance stock to provide executives greater ownership in SunTrust and to align their interests with those of our shareholders. We last granted performance stock in 1998 but have begun granting performance vested restricted stock in 2009 to deliver part of our long-term incentive. In this column, we report only those prior performance stock grants which have not yet vested. We report vested or pre-vested performance stock in the Deferred Compensation Table because by their terms the executive cannot forfeit vested or pre-vested performance stock. “Pre-vested” refers to performance stock which was granted with both time and performance conditions, and for which we accelerated the vesting of the time condition.

We will distribute Mr. Wells’ restricted shares as follows: 24,758 shares on 2/13/2010, 35,000 shares on 2/12/2011, 100,150 shares on 12/31/2011 (subject to meeting target performance criteria), and 50,000 shares on 2/10/2012. We will distribute Mr. Rogers’ restricted shares as follows: 5,713 shares on 2/13/2010, 13,845 shares on 2/12/2011, 31,300 shares on 12/31/2011 (subject to meeting target performance criteria), and 31,300 shares on 2/10/2012. Also, Mr. Rogers’ unvested performance awards will be distributed as follows: 2,400 shares on 2/24/2010, 2,400 shares on 9/05/2010, 2,400 shares on 2/09/2011, 2,400 shares on 8/22/2011, 2,000 shares on 6/20/2012, 2,000 shares on 9/16/2012, 2,000 shares on 3/06/2013, and 2,000 shares on 7/14/2013. We will distribute Mr. Chancy’s restricted shares as follows: 9,522 shares on 2/13/2010, 17,250 shares on 2/12/2011, 27,600 shares on 12/31/2011 (subject to meeting target performance criteria), and 27,600 shares on 2/10/2012. We will distribute Mr. Freeman’s restricted shares as follows: 4,126 shares on 2/13/2010, 11,075 shares on 2/12/2011, and 37,600 shares on 2/10/2012. We will distribute Mr. Dierker’s restricted shares as follows: 5,237 shares on 2/13/2010, 8,550 shares on 2/12/2011, 32,600 shares on 2/10/2012, and 220 shares on 7/31/2017.

(2)	Based on closing market price on December 31, 2009 of $20.29 per share.

(3)	Reflects performance stock granted between 1995 and 1998. Vests upon the earlier of 15 years or age 64.

(4)

These options are subject to performance criteria. The number of options that will actually vest is variable and depends upon our Total Shareholder Return (TSR) relative to a designated peer group, over a three year period. Amounts shown represent target amounts. Refer to footnotes 4 and 5 to the Grants of Plan-Based Awards Table for additional information.

(5)

Includes the following number of shares of restricted stock which are subject to performance criteria: Mr. Wells - 100,150; Mr. Rogers - 31,300; and Mr. Chancy, 27,600. The number of shares that will actually vest is variable and depends upon our Total Shareholder Return (TSR) relative to a designated peer group, over a three year period. Amounts shown represent target amounts. Refer to footnotes 4 and 5 to the Grants of Plan-Based Awards Table for additional information.

OPTION EXERCISES AND STOCK VESTED IN 2009

The following table provides information concerning exercises of stock options and the vesting of restricted stock during the most recently completed year for each of the NEOs on an aggregated basis. The table reports the number of securities for which the options were exercised; the aggregate dollar value realized upon exercise of options; the number of shares of stock that have vested; and the aggregate dollar value realized upon vesting of stock. We computed the dollar amount realized upon exercise of stock options by multiplying the number of shares times the difference between the closing market price of the underlying securities at exercise and the exercise price of the options.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
James M. Wells III			19,006	$165,732
William H. Rogers, Jr.			6,728	$58,668
Mark A. Chancy			11,403	$99,434
Thomas E. Freeman			4,561	$39,772
David F. Dierker			9,701	$136,473

(1) Reflects the vesting of a one-time restricted stock grant that replaced the outstanding performance units of the discontinued Performance Unit Plan (PUP). The restricted stock was granted on April 29, 2008 and vested on February 13, 2009. We computed the aggregate dollar amount realized upon vesting by multiplying the number of shares of stock by the closing price of the underlying shares on the vesting date. In addition, Mr. Dierker had 4,000 shares of restricted stock granted on August 10, 2004 that vested on August 10, 2009.

2009 PENSION BENEFITS TABLE

The following tables provide information with respect to each pension plan that provides for payments or other benefits at, following, or in connection with retirement. This includes tax-qualified defined benefit plans and supplemental executive retirement plans, but does not include defined contribution plans (whether tax qualified or not). Values reflect the actuarial present value of each NEO’s accumulated benefit under the plan, computed as of December 31, 2009. We used the same assumptions used for financial reporting purposes under GAAP, except that we assumed that the retirement age will be the normal retirement age as defined in the plan, or if not so defined, the earliest time at which a participant may retire under the plan without any benefit reduction due to age.

The SunTrust Retirement Plan is a defined benefit pension plan. It is a tax-qualified, broad-based plan generally available to almost all of our common law employees who complete a year of service.

The purpose of SunTrust’s ERISA Excess Plan is to provide benefits that would have been provided under the SunTrust Retirement Plan if the Internal Revenue Code did not place annual limits on compensation and benefits. Participation in this plan is limited to executives at certain grade levels who are designated as eligible by the Compensation Committee. The ERISA Excess Plan generally operates in the same manner as the SunTrust Retirement Plan and uses the same benefit formulas based on actual service and base salary (but limited under the ERISA Excess Plan to two times the annual compensation limit under the Internal Revenue Code, which is two times $245,000, resulting in a base salary limit of $490,000 for 2009, excluding Mr. Wells because this restriction on base pay did not apply to similarly situated executives at the time Crestar merged with SunTrust).

The SunTrust Supplemental Executive Retirement Plan (SERP) is designed to provide a targeted level of post-retirement income to a highly select group of key executives who have a significant impact on our long-term growth and profitability. The SERP benefit supplements the retirement benefits provided under the SunTrust Retirement Plan and the ERISA Excess Plan. The SERP is intended to enable us to deliver more competitive levels of total retirement income to our executives and to aid in the recruitment and retention of critical executive talent. The Compensation Committee selects participants and designates each as a Tier 1 or Tier 2 participant. Mr. Wells participates in the Tier 1 SERP and all other NEOs participate in the Tier 2 SERP.

The SERP provides 2 basic target amounts. Both Tier 1 and 2 formulas use average pay, which is the average of the highest pay in the three full calendar years out of the last ten years. The Tier 1 targeted benefit is calculated as an annual payment at age 65 in the form of a single life annuity equal to 60% of the participant’s average pay. Pay for a Tier 1 participant is equal to base salary (before salary deferrals and other pre-tax reductions) plus cash bonuses under MIP and PUP earned for the year (without regard to deferral or whether payment is made in the first quarter of the following year). For 2003 only, we replaced the PUP amount with the value at vesting of the February 11, 2003 restricted stock award, and beginning in 2005 through 2007 (year PUP ended) the PUP amount was limited to the 2004 award level. The 2008 Retirement Plan changes resulted in a factor of 96.3% being applied to the ongoing SERP Tier 1 formula stated above with the December 31, 2007 SERP benefit as a minimum benefit.

The Tier 2 targeted benefit is calculated as an annual payment at age 65 in the form of a single life annuity equal to 50% of the participant’s average pay (as calculated under the SunTrust SERP) assuming the participant has completed 25 years of service. The Tier 2 targeted benefit is based on the following formula: 2% times years of service (up to 25 years) times average pay. For Tier 2 participants, we calculate pay in the same manner as for Tier 1 participants, except that PUP is excluded. Effective January 1, 2008, in connection with the changes to our qualified Retirement Plan, the SERP Tier 2 formula for current participants was reduced from 2% of SERP average pay to 1.75%.

We do not intend for the SunTrust Retirement Plan, SunTrust ERISA Excess Plan or the SunTrust SERP, or retirement plans of predecessor companies such as Crestar, to provide duplicate benefits. Consequently, we reduce the SERP benefit for both Tier 1 and Tier 2 participants by the amount of benefits payable under the SunTrust Retirement Plan, the SunTrust ERISA Excess Plan, Social Security benefits, and benefits payable under any other defined benefit arrangement (such as an acquired entity’s qualified and nonqualified pension benefits if those benefits are payable for the same period of employment).

Policies on Age and Service Credit. As a general rule, we do not grant extra years of service under our qualified or nonqualified plans. Exceptions may occur, however, in the case of mergers and acquisitions. We generally credit employees of acquired institutions for their prior service with their predecessor employer for purposes of vesting and eligibility to participate in our plans. We do not, however, normally credit prior service for purposes of benefit accrual, especially for pension purposes and retiree health, except where a merged or acquired company maintained a plan substantially similar to a SunTrust plan. In that case, we may grant prior service credit with an offset of the other plan benefit or, otherwise, we may apportion service to each benefit formula under which the service is earned. Pursuant to our CIC agreements, we would provide additional age and service credit to our executives upon a change in control followed by the termination of the executive without cause or by the executive for good reason. In that case, age and service in nonqualified and welfare plans would be increased by either two or three years following such termination. In addition, our SERP provides that upon a participant’s termination of employment for good reason or our termination of the executive’s employment without cause following our change in control, the additional age and service recognized by any individual agreement will be used in calculating the SERP benefit or, if greater, for a SERP Tier 1 participant, the lesser of 36 full calendar months or the number of months between the date of termination and age 65. In addition, automatic vesting occurs for the Tier 2 SERP participants who are not then vested.

2009 PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service	Present Value of (1) Accumulated Benefit	Payments During Last Fiscal Year
James M. Wells III	SunTrust Retirement Plan(3)	41.417	$1,213,677	0
	SunTrust ERISA Excess Plan	41.417	$9,447,817	0
	SunTrust Tier 1 SERP(2)	41.417	$4,046,107	0
William H. Rogers, Jr.	SunTrust Retirement Plan(5)	29.500	$ 587,262	0
	SunTrust ERISA Excess Plan	29.500	$ 451,315	0
	SunTrust Tier 2 SERP	29.500	$1,539,717	0
Mark A. Chancy	SunTrust Retirement Plan(5)	8.500	$ 63,854	0
	SunTrust ERISA Excess Plan	8.500	$ 51,271	0
	SunTrust Tier 2 SERP	8.500	$ 253,318	0
Thomas E. Freeman	SunTrust Retirement Plan(5)	4.000	$ 54,375	0
	SunTrust ERISA Excess Plan	4.000	$ 47,871	0
	SunTrust Tier 2 SERP	4.000	$ 8,751	0
David F. Dierker	SunTrust Retirement Plan(4)	13.167	$ 151,880	0
	SunTrust ERISA Excess Plan	13.167	$ 67,573	0
	SunTrust Tier 2 SERP	13.167	$ 383,144	0

(1)

Present values are based on the same assumptions as used in our financial statements included in the annual report for the year ended December 31, 2009, except that no pre-retirement mortality is assumed. The Tier 1 SERP value is based on a lump sum rate of 2.50% and the 1971 TP forecast mortality table. Tier 2 SERP and ERISA Excess Plan values are based on the Pension Protection Act of 2006 segment rates of 2.60% for the first five years, 5.58% for years 5 - 20, and 6.07% for years after 20, and the IRS Combined 2009 Static mortality table (unisex). The Pension Protection Act segment rates are transitioned, 20% per year for five years, with the pre-Pension Protection Act of 4.19%. The present values shown above are based on the transition rate in effect in the year that the executive reaches unreduced retirement age. If eligible for a lump sum from the SunTrust Retirement Plan, the same interest and mortality assumption is used; if not eligible for a lump sum, the Retirement Plan’s mortality table (RP 2000 with mortality improvements projected to 2017) and discount rate (6.35%) is used.

Where applicable, Personal Pension Account (PPA) balances are included. PPA balances are accumulated with interest credits based on the interest crediting rate for 2010 of 4.49% to the earliest unreduced retirement age and then discounted to December 31, 2009 using the discount rate used for financial reporting purposes as of December 31, 2009.

Benefits are assumed to commence at the earliest unreduced retirement age, or the current age if later. For Mr. Wells as a Tier 1 SERP participant, the earliest unreduced retirement age is 60. For Tier 2 SERP participants, the earliest unreduced retirement age is either 65 (Messrs. Chancy, Dierker and Freeman) or 60 (Mr. Rogers), depending on the date of hire. For the ERISA Excess Plan and SunTrust Retirement Plan, the earliest unreduced retirement age is either 65 (Messrs. Chancy, Freeman and Dierker) or 60 (Mr. Rogers). As a former Crestar participant in the SunTrust Retirement Plan, Mr. Wells’ earliest unreduced retirement age is 60. Benefits are discounted from the earliest retirement age to December 31, 2009, with interest only using the plan’s discount rate in our 2009 year-end financial statement: 6.35% for the SunTrust Retirement Plan, 6.25% for the ERISA Excess Plan and 6.15% for the SunTrust SERP.

(2)

The formula for Mr. Wells’ Crestar SERP benefit is 50% of average compensation (highest three years of base salary plus MIP bonus earned for the year). By agreement with SunTrust after the Crestar merger, he is entitled to receive the greater of the benefit calculated under the Crestar SERP formula or the benefit calculated under the SunTrust SERP formula, with the resulting greater value payable from the SunTrust SERP. Recent projections show that Mr. Wells will receive a larger benefit under the SunTrust Tier I SERP.

(3)

The Crestar Retirement Plan was merged into the SunTrust Retirement Plan in 2000. Mr. Wells is a grandfathered participant for purposes of the Crestar Retirement Plan formula. His benefit is calculated in the same manner as all other similarly situated grandfathered Crestar participants: Crestar Plan formula — 1.15% times average pay times years of service up to 25 plus 0.5% times average pay times years of service over 25 plus 0.65% times average pay exceeding covered pay (in IRS tables) times years of service up to 25, and using the Crestar Plan pay definition (generally, W-2 compensation for 1998 and later years, before reduction for deferrals and certain pre-tax contributions) and, if applicable, the early retirement reduction factors: 6% reduction for each year of benefit payments received before age 65 (or, before age 60 if age plus service is greater than or equal to 85 for the 1.15% and 0.5% components of the formula, and based on an IRS table for the 0.65% component of the formula). “Average pay” is the average of the participant’s highest pay in a 60 consecutive month period. Under the new SunTrust Retirement Plan provisions effective January 1, 2008, Mr. Wells’ benefit is the sum of his Crestar Plan benefit (calculated under the Crestar Plan formula described above and frozen as of December 31, 2007) plus, beginning January 1, 2008, his benefit calculated under the traditional SunTrust Retirement Plan formula (1% of final average base pay times credited years of service after December 31, 2007).

(4)

Mr. Dierker was a participant in the Crestar Retirement Plan at the time it was merged into the SunTrust Retirement Plan in 2000. His Crestar benefit is calculated in the same manner as described above in footnote 3 using average pay and service through December 31, 1999 plus .4% of average compensation as of December 31, 1999 times his years of service prior to 2000, with the applicable early retirement reductions under the Crestar Plan Formula applied to this portion of his benefit. Because of his age and length of service, beginning on January 1, 2000, his benefit is calculated under the same SunTrust Retirement Plan formula used for participants hired on or after July 1, 1990, which is 1.2% times final average base pay times years of service credited from January 1, 2000 through January 31, 2003, plus 1% times final average base pay times years of service after January 31, 2003. Effective January 1, 2008, Mr. Dierker’s Retirement Plan benefit is determined under the new PPA described above.

(5)

The traditional benefit formula for the SunTrust Retirement Plan is final average pay (the average of the highest five out of ten years of base pay) times years of service multiplied by specific percentages as shown in the formulas that follow. For participants first employed on or after February 1, 2003 (Mr. Freeman), the formula is 1% times final average base pay times years of service credited. For participants first employed on or after July 1, 1990 (Mr. Chancy), the formula is 1.2% times final average base pay times years of service credited before February 1, 2003, plus 1.0% times final average base pay times years of service credited after January 31, 2003. For participants first employed before July 1, 1990 (Mr. Rogers), the formula is the accrued benefit under the prior benefit formula as of December 31, 1998 plus 0.4% times average base pay for 1988 times years of service prior to 1989 (maximum 30 years) plus 1.5% times final average base pay times years of service after December 31, 1988 and before February 1, 2003 plus 1.25% times final average pay times years of service after January 31, 2003. The traditional formula changed again on January 1, 2008 to 1% times final average base pay times years of service after December 31, 2007 for participants with a minimum of 20 years of service (Mr. Rogers) or for participants with less than 20 years’ of service as of December 31, 2007, the new PPA annually credits a percentage of eligible pay to a participant’s PPA based on age and service (Messrs. Chancy and Freeman).

Benefits Available Upon Early Retirement

Most of our pension plans provide for a reduced benefit upon early retirement, as shown in the following table. Normal retirement age under the SunTrust Retirement Plan and the SunTrust ERISA Excess Plan is age 65 with at least five years of service. Normal retirement age under the SunTrust SERP is age 65 with at least ten years of service. Normal retirement age under the Crestar SERP is age 60. These early retirement reductions apply to accrued benefits that were frozen as of December 31, 2007 in connection with the retirement plan changes and to those who are eligible to continue accruing benefits under the new 1% base pay formula.

Plan Name	Early Retirement Age	Early Retirement Formula
SunTrust Retirement Plan	age 55 + 5 years service	reduced 5% per year prior to age 65(1)
SunTrust ERISA Excess Plan	age 55 + 5 years service	reduced 5% per year prior to age 65(1)
SunTrust Tier 1 SERP	age 60 + 10 years service	reduced by multiplying by the ratio of service at early retirement date to the service at normal retirement
SunTrust Tier 2 SERP	age 60 + 10 years service	reduced 5% per year prior to age 65(1)

(1)

If hired by SunTrust prior to July 1, 1990, the reduction applies only for retirement prior to age 60. See also footnote 3 to the 2009 Pension Benefits Table for a description of the early retirement reductions applicable to former Crestar employees who have a Crestar formula benefit.

Form of Benefits

Payment of benefits accrued and vested after 2004 from the nonqualified retirement plans shown below may be delayed for up to six months after a participant’s separation from service because of restrictions under Section 409A of the Internal Revenue Code. Nonqualified plan benefits are paid in the normal form shown below, although a participant may elect any optional payment forms available under the plan provided that Section 409A election requirements are met.

Plan Name	Vesting(1)	Normal Form of Benefits(2)	Lump Sum Available?
Qualified Retirement Plans
SunTrust Retirement Plan	3 years	Life Annuity for an unmarried participant; 50% Joint and Survivor annuity for married participant.	Yes(3)
Nonqualified Retirement Plans
SunTrust ERISA Excess Plan	3 years	Lump Sum	Yes
SunTrust Tier 1 SERP	Age 60 + 10 years	Lump Sum	Yes
SunTrust Tier 2 SERP	Age 60 + 10 years	Lump Sum	Yes

(1)

Mr. Wells’ benefits under the following plans have vested: SunTrust Retirement Plan, SunTrust ERISA Excess Plan, and SunTrust Tier 1 SERP. Messrs. Rogers, Chancy, Freeman and Dierker have vested benefits under the following plans: SunTrust Retirement Plan and SunTrust ERISA Excess Plan.

(2)

A participant may elect other annuity forms of payment, including a 75% or 100% Joint and Survivor Annuity, and, with the spouse’s written consent, if applicable, a 10-Year or 20-Year Certain and Life Annuity, and a Social Security Adjustment option.

(3)	Only available to those participating in the SunTrust Retirement Plan prior to 1987.

2009 NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table provides information with respect to each nonqualified deferred compensation plan that is a defined contribution plan, also called an individual account plan. The amounts shown include compensation earned and deferred in prior years, and earnings on, or distributions of, such amounts. It also includes grants of performance stock in prior years to the extent such grants have vested or were pre-vested and therefore are no longer forfeitable.

Our Deferred Compensation Plan allows participants to defer all or 50% of their MIP award. Before 2008, participants could also defer 50% or 100% of their PUP payouts. A hypothetical account is established for each participant who elects to defer, and the participant selects investment fund options which generally are the same funds available to 401(k) Excess Plan participants. Earnings and losses on each account are determined based on the performance of the investment funds selected by the participant. The normal form of payment is a lump sum, payable in the first quarter of the year following a participant’s termination of employment. Installment distributions may be elected provided the participant complies with the election and timing rules of Section 409A. Hardship withdrawals are allowed for an extreme financial hardship, subject to the approval of the plan administrator.

Both the nonqualified 401(k) Excess Plan and the qualified 401(k) Plan allow deferrals, in whole percentages, from 1% to 20% of eligible pay. Generally, eligible pay for purposes of both plans means basic earnings (hourly or salary) plus overtime, shift differential, vacation pay and certain bonuses, including MIP. The 401(k) Excess Plan does not allow deferrals until the executive reaches the maximum deferral amount under the qualified 401(k) Plan ($16,500 in 2009) and then deferrals under the 401(k) Excess Plan continue in the same percentage as under the qualified 401(k) Plan. Earnings on 401(k) Excess Plan accounts are determined by the performance of investments selected by participants. Most of the investment funds available in the 401(k) Excess Plan are the same investment funds also available in the qualified 401(k) Plan. The 401(k) Excess Plan also has frozen account balances attributable to similar plans previously maintained by SunTrust and Crestar. Amounts in frozen accounts and in matching accounts that are invested in phantom shares of our common stock may not be moved to other funds. Benefits may be distributed to active employees only in the event of a hardship and only for amounts earned and vested before 2005, which are then subject to a forfeiture penalty of 10% of the distribution. Benefits are also distributable in the first quarter of the calendar year following retirement, death or other termination of employment. Participant deferrals to the 401(k) Excess Plan are matched at the same rate as provided in the qualified 401(k) Plan. In addition, deferrals to the Deferred Compensation Plan are matched at the same rate but allocated to the participant’s match account in the 401(k) Excess Plan.

The column “Executive Contributions in Last FY” indicates the aggregate amount of pay deferred to such plans by each NEO during 2009.

The column “Registrant Contributions in Last FY” indicates our aggregate contributions on behalf of each NEO during 2009. This amount generally is limited to our matching contributions on participant salary deferrals to the 401(k) Excess Plan deferrals and participant MIP deferrals to the Deferred Compensation Plan. We also make matching contributions to the qualified 401(k) Plan, but that plan is tax qualified and, therefore, we do not include our contributions to it in this table. We include our matches for all plans in the “All Other Compensation” column of the Summary Compensation Table, above.

The column “Aggregate Earnings in Last FY” indicates the total dollar amount of interest or other earnings accrued during 2009, including interest and dividends credited both above and at market rates. Such amounts include dividend payments on vested performance stock and on restricted stock. We pay such amounts to compensate the executive for the deferral, and we do not consider the payment of interest and other earnings at market rates to be compensation. We report such amounts as compensation in the Summary Compensation Table above only to the extent such earnings were paid at above-market rates, and such amounts are shown in a footnote to that table.

The column “Aggregate Withdrawals/Distributions” reports the aggregate dollar amount of all withdrawals by and distributions to the executive during our last fiscal year. Generally, neither the “Withdrawals/Distribution” column nor the “Aggregate Balance” columns represent compensation with respect to our most recently completed year.

The column “Aggregate Balance at Last FYE” reports the total balance of all of the executive’s nonqualified account balances as of December 31, 2009. Other outstanding grants of such 15-year performance stock that are not forfeitable are also included in the amounts for Mr. Rogers in the column “Aggregate Balance at Last FYE.”

2009 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY(1)	Aggregate Earnings in Last FY(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)

James M. Wells III
SunTrust 401(k) Excess Plan	$198,960	$41,615	$575,459	$0	$2,937,561
Crestar Deferred Compensation Program Under Management Incentive Plan	$0	$0	$300,541	$170,391	3,346,898

Total	$198,960	$41,615	$876,000	$170,391	$6,284,459
William H. Rogers, Jr.
SunTrust 401(k) Excess Plan	$62,625	$12,750	$51,574	$0	$417,761
Mark A. Chancy
SunTrust 401(k) Excess Plan	$95,500	$15,750	$61,994	$0	$570,688
Thomas E. Freeman
SunTrust 401(k) Excess Plan	$19,625	$11,500	$1,004	$0	$101,610
David F. Dierker
SunTrust 401(k) Excess Plan	$25,500	$8,750	$45,690	$0	$344,379
SunTrust Banks Inc. Deferred Compensation Plan	$0	$0	$118,779	$0	$478,444
Crestar Deferred Compensation Program Under Management Incentive Plan	$0	$0	$26,347	$0	$317,475

Total	$25,500	$8,750	$190,816	$0	$1,140,299

(1)

Does not include certain true-up matching contributions we paid after the end of the last fiscal year. True-up matching contributions are additional contributions that we make after we determine that our actual match for the year did not equal the intended level because the participant’s deferrals were not spread evenly over the year. The amount of the true-up match cannot be determined until after fiscal year end. All of these amounts are also included in the “All Other Compensation” column of this year’s Summary Compensation Table.

(2)

Includes the following amount for above-market earnings on deferred compensation which we have reported in the Summary Compensation Table for 2009: Mr. Wells, $49,554; and Mr. Dierker, $4,137; each of Messrs. Chancy, Rogers, and Freeman—$0.

(3)

Includes the following amounts which we also report in the Summary Compensation Table for 2009 or in any prior year: Mr. Wells—$2,276,865; Mr. Chancy—$387,733; Mr. Rogers—$225,688; Mr. Freeman—$19,625; and Mr. Dierker—$25,500.

2009 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to an NEO at, following, or in connection with any termination of employment including by resignation, retirement, death, disability or a constructive termination of an NEO, or our change in control or a change in the NEOs responsibilities. Such amounts are estimates to be paid under hypothetical circumstances and under the terms of agreements now in existence. For the purpose of the quantitative disclosure in the following table, as required by SEC regulations, we have assumed that the termination took place on the December 31, 2009, and that we valued our common stock at its closing market price as of that date–$20.29. Actual payments in such circumstances may differ for a variety of reasons.

We were subject to TARP throughout 2009, including on December 31, 2009. TARP prohibits us from paying certain amounts deemed to be bonuses or “golden parachutes.” TARP defines the term ‘‘golden parachute payment’’ to mean any payment for the departure for any reason, or any payment due to a change in control, except for payments for services performed or benefits accrued. A golden parachute payment includes the acceleration of vesting due to the departure or the change in control event, as applicable. A golden parachute payment does not include payments made (i) pursuant to a qualified pension or retirement plan, (ii) due to the employee’s death or disability; or (iii) severance required to be made pursuant to a state statute. Accordingly, the tabular disclosure which follows reflects the amount that we would have paid, if any, allowed under TARP.

In accordance with SEC regulations, we do not report any amount in the table below to be provided to an NEO under any arrangement which does not discriminate in scope, terms, or operation in favor of our executive officers and which is available generally to all salaried employees. Also, the table does not include amounts disclosed above under the pension benefits table, the deferred compensation table, or the outstanding equity awards at year-end table, except to the extent that the amount payable to the NEO would be enhanced by the termination event.

Salary. None of our NEOs presently has an employment agreement which guarantees them employment for any period of time. Therefore, we would only make post-termination payments of salary or severance to any NEO under our broad-based severance policy in the event of a reduction-in-force or other termination by us without cause or pursuant to a CIC agreement. However, TARP prohibits the payment of any severance, so we disclose no amount for this item.

We have entered into change-in-control (CIC) agreements with our senior management, including each of our NEOs, pursuant to which we would pay certain benefits. We would make such payments only upon a change in control and if we terminate an executive without “cause” or the executive resigns for “good reason.” However, TARP prohibits the payment of any severance, so we disclose no amount in the table below related to our CIC agreements.

Accelerated Vesting of Short-Term Incentives. Our short-term incentive is the MIP. For the NEOs, MIP is an annual bonus based on corporate performance. As a result, it constitutes a bonus prohibited by TARP, so we report no post-termination payment of short-term incentives.

Accelerated Vesting of Long-Term Incentives. Presently, we provide long-term incentives to our NEOs through performance and time-vested restricted stock and stock options.

Time Vested Stock Options and Restricted Stock. Stock options and restricted stock grants normally vest in full on the 3rd anniversary (vesting date) of the grant date, provided the executive has remained an active employee from the grant date through the vesting date. Unvested stock options and restricted stock grants vest in full before the vesting date upon the NEO’s termination of employment by reason of death or disability, or upon our change in control followed by termination of the executive’s employment by us “without cause” or by the executive for “good reason.” These vest pro rata based upon the number of days in the vesting timeframe that the executive was an active employee. They also vest pro rata if we terminate the executive by a reduction in force prior to the vesting date. Upon termination of employment under any other circumstances, the executive forfeits his unvested stock options and restricted stock, and even though he may be vested in his stock options and restricted stock, the executive forfeits any that are outstanding if he is terminated for cause. We calculated the value of options, the vesting of which vests pro rata upon termination, by multiplying the number of shares times the difference between the closing price of our common stock on December 31, 2009 of $20.29 and the exercise price of the options. Where the exercise price is greater than the closing price on the last day of the fiscal year, we disclose zero value. For restricted stock, we calculated the value by using our stock price on December 31, 2009 of $20.29.

Performance Vested Restricted Stock and Stock Options. Generally, following a change in control, performance vested restricted stock awards and stock options accelerate and will be paid immediately following the consummated change in control. The amount paid varies depending on performance up to the time of the change in control. A prorated amount will be paid for the portion of the award from the beginning of the performance cycle to the date of the change in control based on actual performance up to the date of the change in control, and a second prorated amount will be paid for the portion of the award from the change in control until the end of the performance period based on target performance. However, TARP prohibits us from paying the prorated amount that corresponds to the unearned services, and the table below reflects this.

Performance Stock (Time Vested). Mr. Rogers is the only NEO with an outstanding performance stock grant. Performance stock generally vests on the earlier of the grantee’s attainment of age 64 or the 15th anniversary of the grant. Generally, these shares will early vest and be distributed on the grantee’s death or disability or a change in control. However, TARP prohibits us from paying an accelerated amount to the extent the amounts do not represent payment for services already performed or benefit already accrued. We believe that payment a prorated amount up to the date of separation would be permitted under TARP, and the table below reflects this.

Retirement Plans. Benefits under the Retirement Plan and ERISA Excess Plan vest after three years of service, and under the SunTrust SERP at age 60 with ten years of service. Once vested, employees are entitled to pension benefits upon termination of employment. All of our NEOs are vested in their SunTrust Retirement Plan and ERISA Excess Plan benefits. These benefits are not enhanced based on the circumstances regarding termination. Mr. Wells is vested in his SERP benefits. SERP benefits are not enhanced based on the circumstances regarding termination except in the event of our change in control, but TARP would not allow us to deliver enhanced benefits under such circumstances. If any NEO should become disabled while he is our employee, the NEO will continue to earn benefits in all three of these retirement plans until he retires or recovers. The amount we report in the table below reflects only the enhancement to these benefits in such circumstances. We report additional information regarding our retirement plans above at “Compensation Discussion and Analysis” and at “Pension Benefits Table.”

If we terminate an NEO without cause following a change in control, the NEO would become immediately vested in his SunTrust SERP. However, TARP would not allow us to pay such benefits under such circumstances, so we disclose no additional compensation in the table below.

In the event that an NEO becomes disabled on a long-term basis, his employment would not necessarily terminate. Therefore, we do not disclose any amount in the table below. However, once disabled, the executive officer might continue to accrue age and service credit under these plans, and we report the net present value of such enhancements as of the end of our most recently-completed year in the footnotes to the table below.

Defined Contribution Plans. Formerly, we maintained two types of nonqualified deferred compensation plans: the SunTrust Banks, Inc. 40l (k) Excess Plan and the SunTrust Banks, Inc. Deferred Compensation Plan, as well as similar plans we have inherited through mergers and acquisitions. (We merged the 40l (k) Excess Plan into the Deferred Compensation Plan effective January 1, 2010.) Because we would not enhance the benefits payable under any of these plans if the employment of one of our NEOs terminates, we do not report any amount in respect of these plans in the table below.

Miscellaneous Benefits. Under our CIC agreements, we are obligated to pay certain other benefits. These include continuation of medical, dental and life insurance coverage for up to two or three years from the date of termination of employment and certain tax gross-up payments. However, TARP would not allow us to pay such benefits, so we disclose no additional compensation in the table below.

2009 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

Executive Benefits and Payments upon Termination	Voluntary		Involuntary Not for Cause		For Cause	Involuntary Or Good Reason (CIC)		Death		Disability(6)
James M. Wells III
Salary(1)	$0		$0		$0	$0		$0		$0
Long-Term Incentives(2)	$3,650,073	(3)	$3,650,073	(3)	$0	$10,435,533	(3)	$10,435,533	(3)	$10,435,533	(3)
Retirement Plans(4)	$0		$0		$0	$0		$604,442	(5)	$0
Other Benefits	$0		$0		$0	$0		$0		$0
William H. Rogers, Jr.
Salary(1)	$0		$0		$0	$0		$0		$0
Long-Term Incentives(2)	$0		$2,221,805	(3)	$0	$7,184,937	(8)	$7,184,937	(8)	$7,184,937	(8)
Retirement Plans(4)	$0		$0		$0	$0		$0		$0(9)
Other Benefits	$0		$0		$0	$0		$0		$0
Mark A. Chancy
Salary(1)	$0		$0		$0	$0		$0		$0
Long-Term Incentives(2)	$0		$2,097,913	(3)	$0	$6,192,799	(3)	$6,192,799	(3)	$6,192,799	(3)
Retirement Plans(4)	$0		$0		$0	$0		$0		$0	(7)
Other Benefits	$0		$0		$0	$0		$0		$0
Thomas E. Freeman
Salary(1)	$0		$0		$0	$0		$0		$0
Long-Term Incentives(2)	$0		$1,359,625	(3)	$0	$4,162,682	(3)	$4,162,682	(3)	$4,162,682	(3)
Retirement Plans(4)	$0		$0		$0	$0		$0		$0(10)
Other Benefits	$0		$0		$0	$0		$0		$0
David F. Dierker
Salary(1)	$0		$0		$0	$0		$0		$0
Long-Term Incentives(2)	$0		$1,197,046	(3)	$0	$3,623,730	(3)	$3,623,730	(3)	$3,623,730	(3)
Retirement Plans(4)	$0		$0		$0	$0		$58,675	(5)	$0	(11)
Other Benefits	$0		$0		$0	$0		$0		$0

-

(1)

The SunTrust Severance Pay Plan allows for two weeks of base pay per year or partial year of service subject to minimum and maximum amounts that vary by grade level. A severance payment, if any, for the NEOs is not enhanced above what any other employee would be due as a result of the termination occurrence. Due to TARP restrictions, no value is shown for severance payments.

(2)

The payment due the NEO, for certain termination triggers related to our long-term incentive programs (stock options, restricted stock and performance stock) is made in accordance with the specific terms and conditions associated with each program.

(3)

The incremental value listed for the accelerated vesting of long-term incentives for these separation occurrences is comprised of the value related to the prorated vesting through the date of termination of restricted stock based on the closing stock price on December 31, 2009 of $20.29.

(4)

Except where indicated, the NEOs would not receive any enhanced payments regarding their retirement plans as a result of the termination trigger. We disclose the amounts related to the retirement plans and the plans in which each NEO participates in the Pension Benefits and the Nonqualified Deferred Compensation Tables and accompanying narratives and notes.

(5)

Mr. Wells’ named beneficiary would be eligible for an incremental death benefit under the frozen Crestar Deferred Compensation Plan equal to $604,442. Mr. Dierker’s named beneficiary would be eligible for an incremental death benefit under the frozen Crestar Deferred Compensation Plan equal to $58,675.

(6)

Disability does not automatically terminate employment. An employee who is not eligible for normal retirement at the time of disability could maintain disability leave employment despite a disability and continue to accrue benefits under retirement plans to be paid at retirement.

(7)

Had Mr. Chancy become disabled on December 31, 2009, he would not have been eligible for a benefit to commence immediately. Instead, his benefit in the SERP and ERISA Excess Plan would have continued to accrue until retirement, as late as age 65. At age 65, in the year 2029, Mr. Chancy would be eligible to receive a total lump sum benefit from the SERP and Excess Plan equal to $4,507,735 based on current assumptions

(lump sum rate based on the Pension Protection Act segment rates (100% transition) of 2.60% for the first five years, 5.58% for years 5-20, and 6.07% for years after 20, and the IRS Combined 2010 Static mortality table (unisex version) and includes the value of the ERISA Excess PPA assuming pay credits of 5% per year and interest credits).

(8)

Due to these separation occurrences, Mr. Rogers would receive an incremental value of $7,184,937. This value represents unvested performance and restricted stock valued as of December 31, 2009 using the closing stock price of $20.29.

(9)

Had Mr. Rogers become disabled on December 31, 2009, he would not have been eligible for a benefit to commence immediately. Instead, his benefit in the SERP and the ERISA Excess Plan would have continued to accrue until retirement, as late as age 65. At age 65, in the year 2022, Mr. Rogers will be eligible to receive a total lump sum benefit from the SERP and ERISA Excess Plan equal to $3,458,642 based on current assumptions (lump sum rate based on the Pension Protection Act segment rates (100% transition) of 2.60% for the first five years, 5.58% for years 5-20, and 6.07% for years after 20, and the IRS Combined 2010 Static mortality table (unisex version).

(10)

Had Mr. Freeman become disabled on December 31, 2009, he would not have been eligible for a benefit to commence immediately. Instead, his benefit in the SERP and the ERISA Excess Plan would have continued to accrue until retirement, as late as age 65. At age 65, in the year 2016, Mr. Freeman will be eligible to receive a total lump sum benefit from the SERP and ERISA Excess Plan equal to $1,429,726 based on current assumptions (lump sum rate based on the Pension Protection Act segment rates (100% transition) of 2.60% for the first five years, 5.58% for years 5-20, and 6.07% for years after 20, and the IRS Combined 2010 Static mortality table (unisex version) and includes the value of the ERISA Excess PPA assuming pay credits of 5% per year and interest credits).

(11)

Had Mr. Dierker become disabled on December 31, 2009, he would not have been eligible for a benefit to commence immediately. Instead, his benefit in the SERP and the ERISA Excess Plan would have continued to accrue until retirement, as late as age 65. At age 65, in the year 2022, Mr. Dierker will be eligible to receive a total lump sum benefit from the SERP and ERISA Excess Plan equal to $2,998,353 based on current assumptions (lump sum rate based on the Pension Protection Act segment rates (100% transition) of 2.60% for the first five years, 5.58% for years 5-20, and 6.07% for years after 20, and the IRS Combined 2010 Static mortality table (unisex version) and includes the value of the ERISA Excess PPA assuming pay credits of 5% per year and interest credits).

APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE

GOALS FOR THE SUNTRUST BANKS INC. MANAGEMENT INCENTIVE PLAN

(Item 2)

Background

In November 1994, the Board approved, subject to shareholder approval, certain amendments to the SunTrust Banks, Inc. Management Incentive Plan, which we refer to as the MIP, so that performance-based bonuses paid under the MIP could qualify for deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended. With respect to the MIP, Section 162(m) limits the federal income tax deductibility of annual compensation to $1 million each for the individuals who are SunTrust’s Chief Executive Officer and the other four most highly compensated executive officers at the end of each calendar year, whom we refer to as “covered employees.” Certain performance-based compensation is excluded from this limitation, and the MIP, as it relates to covered employees, has been designed to the extent practicable to comply with that exception.

(However, as a result of participating in the Treasury’s Capital Purchase Program, we are temporarily subject to more stringent limits. We describe those in the Compensation Discussion & Analysis section of this Proxy Statement under the caption, “Tax Considerations.”)

Currently, federal tax regulations provide that every five years SunTrust’s shareholders must approve the material terms of the performance goals specified in the MIP and, further, provide that the material terms include (1) who is eligible to participate in the MIP, (2) the business criteria on which the performance goals will be based and (3) the maximum award payable to any participant. The material terms of the MIP performance goals were last approved by the shareholders at SunTrust’s 2005 Annual Meeting. Accordingly, the material terms of the performance goals in the MIP as applicable to covered employees are being presented to the shareholders for approval at this meeting.

There has been no change in the criteria with respect to who is eligible to participate in the MIP, but the business criteria on which the performance goals are based has been revised to parallel the business criteria in the 2009 Stock Plan, which was approved by shareholders at the 2009 Annual Meeting. Finally, the maximum award payable under the MIP to any individual for 2010 continues to be limited to $5 million.

Purpose

We reward the successful achievement of short-term business goals through the MIP, which has a payout based on reaching specified performance goals for a 1-year period as set by the Compensation Committee of the Board, which we refer to in this section as the Committee. This 1-year period is the calendar year. Participation in this plan is limited to a select group of employees who in the judgment of the Committee have a material impact on SunTrust’s performance. The MIP, in substantially the form described here, has been an important part of SunTrust’s executive compensation program for a number of years and its operation is further described in the Compensation Discussion & Analysis section of this Proxy Statement.

Eligible Individuals

Participants in the MIP must be employees of SunTrust or a subsidiary. Participants are selected by the Committee based on the employee’s contributions to the growth and profitability of SunTrust and its subsidiaries. For 2009, the participants included the named executive officers and approximately 1,925 other executives and key employees.

Business Criteria upon Which Performance Goals May Be Based

No later than 90 days after the beginning of each calendar year, the Committee will establish for the individuals who are expected to be covered employees at year end separate performance goals which will be based on any business criteria or combination of business criteria as the Committee in its sole discretion shall select from among one or more of the following:

Existing Criteria:	Proposed Additional Criteria:

•     our return over capital costs or increase in return over capital costs;

•     our total earnings or the growth in such earnings;

•     our consolidated earnings or the growth in such earnings;

•     our earnings per share or the growth in such earnings;

•     our net earnings or the growth in such earnings;

•     our earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings;

•     our earnings before interest and taxes or the growth in such earnings;

•     our consolidated net income or the growth in such income;

•     the value of our common stock or the growth in such value;

•     our stock price or the growth in such price;

•     our return on assets or the growth on such return;

•     our total shareholder return or the growth in such return;

•     expenses or the reduction of expenses;

•     our sales growth;

•     our overhead ratios or changes in such ratios;

•     our expense-to-sales ratios or changes in such ratios; or

•     our economic value added or changes in such value added;

•     the market capitalization of our stock;

•     our revenue growth;

•     our efficiency ratios or the changes in such ratios;

•     return on equity;

•     return on tangible equity;

•     cash return on equity;

•     cash return on tangible equity;

•     net income available to common shareholders;

•     book value per share;

•     pre-tax income or growth;

•     operating earnings per share of stock or growth (excluding one-time, non-core items);

•     cash earning per share of stock or growth;

•     cash operating earnings per share of stock or growth excluding one-time, non-core items);

•     cash return on assets;

•     operating leverage;

•     net interest margin;

•     Tier 1 capital;

•     risk-adjusted net interest margin;

•     total risk-based capital ratio;

•     tangible equity and tangible assets;

•     tangible common equity and tangible assets;

•     tangible book value and share;

•     loan balances or growth in such balances;

•     deposit balances or growth in such balances; or

•     low-cost deposit balances or growth in such balances.

Each participant who is expected to be a covered employee will have a minimum performance goal, a maximum performance goal, and such other performance goals between the minimum and the maximum as the Committee deems appropriate. The Committee may set the performance goals in any manner, including achievement on an absolute or a relative basis as compared to peer groups or indexes, or achievement by SunTrust as a whole or by one or more of its operating entities or units. In determining whether a performance goal has been satisfied, the Committee may exclude any or all extraordinary items (as determined under U.S. generally accepted accounting principles), and any other unusual or non-recurring items, including but not limited to, charges or costs associated with restructurings of SunTrust, discontinued operations and the cumulative effects of accounting changes. In addition, the Committee may adjust any performance goal for a period as it deems equitable to recognize unusual or non-recurring events affecting SunTrust, changes in tax laws or accounting procedures and any other factors as the Committee may determine (including adjustments that would result in SunTrust’s payment of non-deductible compensation). The Committee shall identify any such exclusions and adjustments which the Committee will use to determine whether a performance goal for any calendar year has been satisfied by a covered employee when the Committee sets the performance goals for the individuals who are expected to be covered employees at the end of such calendar year.

The Committee may establish performance criteria for participants who are not expected to be covered employees which are based on business criteria which are different from the criteria described above. No shareholder approval is required for the business criteria on which performance goals are based for participants other than covered employees.

Target and Maximum Awards

The Committee will assign to each participant who is expected to be a covered employee certain award values, specified as percentages of the covered employee’s base wages, which will correspond to the minimum, target and maximum performance goals. If the covered employee achieves the minimum, target or maximum performance goal, the covered employee will be paid an award which is calculated based on the corresponding percentage of the covered employee’s base wages. No award will be paid if the covered employee does not achieve any of his or her minimum performance goals. Straight line interpolation will be used to calculate awards when performance falls between any two specified performance goals. For purposes of calculating awards, base wages means the base salary paid to a participant during a plan year, excluding bonuses, overtime, commissions and other compensation.

Currently, the maximum award payable to a MIP participant is $5 million. Notwithstanding the terms of any award, the Committee in its sole discretion may reduce the amount of an award payable to any participant for any reason, including the Committee’s judgment that the performance goals have become an inappropriate measure of achievement, a change in the employment status, position or duties of the participant, unsatisfactory performance of the participant, or the participant’s service for less than the entire plan year. Upon a “change in control” as defined in the MIP, the payment of awards will be accelerated, and the amount of the awards will be determined by the Committee.

Shareholder Approval Requirements

Federal income tax regulations under Section 162(m) require our shareholders to approve the three material terms of the MIP’s performance goals as applicable to covered employees at least every five years. If the shareholders approve these three material terms of the performance goals for participants who are expected to be covered employees, these terms will remain in effect without further shareholder approval until the Annual Meeting of Shareholders in 2015. However, the Board or the Committee may amend the MIP, including the material terms of the performance goals for participants other than covered employees, without shareholder approval.

If the three material terms of the performance goals for covered employees are not approved by the shareholders, the MIP as described in this summary for participants who are not expected to be covered employees may remain in full force and effect. Further, the Board retains authority to develop and implement alternate means of fairly compensating executive officers, including the covered employees, whether or not the three material terms of the MIP performance goals are approved.

We are requesting shareholders to approve (1) the continued use of the current criteria to determine who participates in the MIP, (2) the change in the business criteria on which performance goals are based to the criteria described in this section, and (3) the continued use of the current maximum limit for any award that may be paid to an individual of $5 million.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL of (1) the continued use of the current criteria to determine who participates in the MIP, (2) the change in the business criteria on which performance goals may be based to the criteria described in this section, and (3) the continued use of the current maximum limit for any award that may be paid to an individual of $5 million.

AUDIT FEES AND RELATED MATTERS

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the years ended December 31, 2008 and 2009 respectively and fees billed for other services it rendered during those periods.

	(in millions)
Year Ended December 31	2009		2008
Audit Fees(1)	$6.10		$7.66
Audit Related Fees(2)	$ .24		$ .22
Tax Fees(3)	$ .44		$ .10
All Other Fees	$ .10		$ .03
Total(4)	$6.90	(5)	$8.01	(5)
-
(1)

Audit Fees consist of fees billed for professional services rendered in connection with the audit of our annual consolidated financial statements, review of periodic reports and other documents filed with the SEC, including the quarterly financial statements included in Forms 10-Q, statutory audits or financial audits of subsidiaries, and services that are normally provided in connection with statutory or regulatory filings or engagements.

(2)

The amounts shown include $.16 million and $.16 million paid to PricewaterhouseCoopers LLP in 2009 and 2008, respectively. Audit Related Fees consist of assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category includes fees related to the performance of audits and attest services not required by statute or regulations, audits of our benefit plans, due diligence related to mergers, acquisitions and investments, and accounting consultations regarding the application of GAAP to proposed transactions and new products. The amounts reported above do not include the following amounts related to benefits plans and investment funds advised by our subsidiaries:

	(not in millions)
Year Ended December 31	2009	2008
Benefit plan audits fees charged to and paid for by certain benefit plans	$ 213,000	$213,000
Form 5500 fees charged to and paid for by certain benefit plans	$ 30,000	$ 30,000
Audit of and related fees charged to and paid for by certain investment funds advised by SunTrust subsidiaries	$1,367,534	$687,200

(3)	Tax Fees consist of the aggregate fees billed for professional services rendered by the auditor for tax compliance and return assistance (IRS, state and local), tax advice and tax planning.

(4)	Includes all fees billed to us through December 31, 2009.

(5)	Amounts reported for 2008 include approximately $750,000 for services performed in 2007 but not invoiced until 2008.

The Audit Committee has concluded that the provision of the non-audit services listed above was compatible with maintaining the independence of Ernst & Young LLP.

Audit Committee Policy for Pre-approval of Independent Auditor Services

The Audit Committee of the Board of Directors is required to pre-approve all audit and non-audit services provided by our independent auditors in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee has established a policy regarding pre-approval of permissible audit, audit-related, tax and other services provided by the independent auditors, which services are periodically reviewed and revised by the Committee. Unless a type of service has received general pre-approval under the policy, the service will require specific approval by the Audit Committee. The policy also includes pre-approved fee levels for specified services, and any proposed service exceeding the established fee level must be specifically approved by the Committee.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2009 with management and with Ernst & Young LLP, the independent auditor for the year ended December 31, 2009. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor. The discussions with Ernst & Young LLP also included the matters required by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the audit committee concerning independence. The Audit Committee discussed the independence of Ernst & Young LLP with Ernst & Young LLP.

Based on the Audit Committee’s review of the representations of management and the report of Ernst & Young LLP and the Audit Committee’s discussions with management and Ernst & Young LLP, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2009 be included in our Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of SunTrust’s Board of Directors.

M. Douglas Ivester, Chairman

Robert M. Beall, II    J. Hicks Lanier    Frank S. Royal, M.D.      Karen Hastie Williams

RATIFICATION OF INDEPENDENT AUDITOR

(Item 3)

Our auditors are appointed annually by the Audit Committee. The decision of the Audit Committee is based on a review of the qualifications, independence, past performance and quality controls of the auditor. The decision also takes into account the proposed audit scope, staffing and approach, including coordination of the external auditor’s efforts with our internal audit, as well as the estimated audit fees for the coming year. Management considers Ernst & Young LLP to be well qualified.

The Audit Committee has appointed Ernst & Young LLP as our independent auditor for the current year, which ends December 31, 2010, subject to ratification by a majority of the shares represented at the Annual Meeting. In view of the difficulty and expense involved in changing auditors on short notice, should the shareholders not ratify the selection of Ernst & Young LLP, it is contemplated that the appointment of Ernst & Young LLP will be permitted to stand unless the Board finds other compelling reasons for making a change. Disapproval by the shareholders will be considered a recommendation that the Board select other auditors for the following year.

Representatives of Ernst & Young LLP (our independent auditor for the current year as well as for the most recently completed year) are expected to be present at the Annual Meeting of Shareholders and will be given the opportunity to make a statement, if they desire, and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITOR.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Item 4)

RESOLVED, that the holders of common stock of SunTrust Banks, Inc. approve the compensation of the Company’s executives as described in the Summary Compensation Table (at pages [33-34] of this Proxy Statement) as well as in the Compensation Discussion and Analysis (at pages [17] to [29]) and the other executive compensation tables and related discussion (which appear at pages [33] to [47] of this Proxy Statement).

We believe that our compensation policies and procedures are competitive, and, to the extent permitted by banking regulations, are focused on pay for performance principles and are strongly aligned with the long-term interests of our shareholders. We also believe that both the Company and shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. The resolution described above, commonly known as a “Say on Pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse the compensation we pay to our named executive officers by voting to approve or not approve such compensation as described in this Proxy Statement.

We encourage you to closely review our Compensation Discussion and Analysis and the tabular disclosure which follows it. We organized the Compensation Discussion and Analysis to discuss each element of compensation, beginning with direct, short-term compensation (base salary) and ending with indirect, long-term compensation (retirement benefits). In that section, we also discuss our policies and other factors, such as financial and regulatory constraints, which affect our decisions or those of our Compensation Committee.

Generally, in this Proxy Statement we are required to disclose information for our five most highly-compensated officers. Therefore, most of our tabular disclosure is backwards-looking. When possible, we have discussed our plans for changes to compensation practices for the current year and beyond. Importantly, recent legislation and new regulations will greatly affect our compensation practices going forward. These laws apply to us because we sold preferred stock to the United States Treasury in the fourth quarter of 2008 under its Capital Purchase Program.

Also, in many cases, we are required to disclose in the executive compensation tables accounting or other non-cash estimates of future compensation. Because of this, we encourage you to read the footnotes and narratives which accompany each table in order to understand any non-cash items.

Our required disclosures of non-cash items such as stock options and restricted stock may obscure some important steps we took recently. In particular:

•	In 2009, we tied the vesting of approximately one-half of the long-term incentive awarded to our NEO’s to our total shareholder return relative to the 25 largest bank holding companies.

•

In 2010, we are tying the vesting of all of the long-term incentive awarded to our NEO’s to our performance, including total shareholder return relative to the 25 largest bank holding companies and other metrics

•	Total actual cash compensation for our CEO declined more than 30% from 2007 to 2009.

•	No cash bonus was paid to any of our NEO’s in 2009 or 2008.

•

No cash salary increases were awarded to our NEOs in 2010 or 2009, with the exception of in an increase in 2009 for William Rogers upon his promotion to President and in 2010 in recognition of additional corporate-wide responsibilities assumed.

We have included this proposal in our proxy statement pursuant to the requirements of the Emergency Economic Stabilization Act of 2008, as amended (“EESA”). Under EESA your vote is advisory and will not be binding upon our Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors Recommends that the Shareholders vote FOR the approval of the compensation of the Named Executive Officers as described in the Compensation Discussion and Analysis and the table, and accompanying narrative and footnote disclosures of executive compensation in this Proxy Statement.

Shareholder Proposal Regarding Preparing and Publicly Disclosing a Sustainability Report

(Item 5)

The Board of Directors recommends that you vote AGAINST this proposal.

In accordance with SEC regulations, we include the following shareholder proposal plus any supporting statement exactly as submitted by the proponent. The Unitarian Universalist Association of Congregations, 25 Beacon St., Boston, MA 02108, has submitted documentation indicating that it is beneficial owner of 539 shares of our common stock:

WHEREAS: In 2007, the Intergovernmental Panel on Climate Change found “warming of the climate system is unequivocal” and man-made greenhouse gas (GHG) emissions are now believed, with greater than 90 percent certainty, to be the cause.

SunTrust’s industry peers are implementing substantial new policies, programs, and objectives related to climate change and reducing their direct and indirect GHG emissions.

SunTrust Banks has not issued a Sustainability Report, nor has SunTrust made publicly available a plan to reduce direct or indirect GHG emissions. According to a 2008 KPMG report on sustainability reporting, of the 250 Global Fortune companies, 79% produce reports compared to 52% in 2005. Of the 100 top U.S. companies by revenue, 73% produce reports compared to 32% in 2005.

SunTrust competitors Bank of America and Citigroup recently scored 73 and 70, respectively, in the 2009 Carbon Disclosure Project survey, which assessed measurement, verification and disclosure of companies’ GHG emissions. SunTrust scored only 29 in the 2009 report, indicating that SunTrust is lagging its peers in terms of carbon disclosure.

Current and pending climate-related public policies present important new business risks and opportunities for SunTrust. Investment in and financing of emissions-intensive activities and businesses is arguably the most significant impact that SunTrust has regarding climate change.

Major institutional investors are increasingly voting their proxies on environmental, social and governance issues thoughtfully, conscientiously, and on the merits of each issue.

RESOLVED: Shareholders request that the Board of Directors prepare a sustainability report describing strategies to address the environmental and social impacts of SunTrust’s business, including strategies to address climate change. The report, prepared at reasonable cost and omitting proprietary information, should be published within six months of SunTrust’s 2010 annual meeting.

SUPPORTING STATEMENT: The report should include the company’s definition of sustainability and a company-wide review of policies, practices, and metrics related to long-term social and environmental sustainability. Lending practices relating to social and environmental issues should be reviewed along with the proxy voting policies and procedures on these issues, including a comparison of SunTrust’s proxy voting record on these issues with other large institutional investors such as the largest state pension funds. This review should examine procedures for exposing any potential conflicts of interest related to proxy votes.

We recommend SunTrust use the Global Reporting Initiative’s (GRI) Sustainability Reporting Guidelines to prepare the report. GRI (www.globalreporting.org) is an international organization developed with representatives from the business, environmental, human rights and labor communities. The Guidelines provide guidance on report content, including performance on environmental, labor, human rights, and product responsibility issues. The GRI Guidelines provide a flexible reporting system that allows the omission of content not relevant to SunTrust.

Examples of topics that should be reviewed in the report include: ways to reduce the use of energy and natural resources by SunTrust facilities and employees, governance practices related to climate change and sustainability, and how SunTrust encourages customers to act in environmentally responsible ways.

Statement of the Board of Directors:

The Board has carefully considered the proposal of the Unitarian Universalist Association of Congregations and unanimously recommends a vote AGAINST it for the reasons described below.

The Board does not believe that the Global Reporting Initiative-based sustainability report proposed above would represent a necessary or prudent use of the shareholders’ assets. We are dedicated to good corporate citizenship, both environmentally and socially, and the Board believes that the report would be duplicative of many of our existing policies, initiatives and efforts. Providing it would deplete substantial human and financial resources without resulting in a meaningful additional benefit to our shareholders or employees.

We would incur a significant burden if we were required to prepare a sustainability report to comply with the proposal. In order to comply with the Global Reporting Initiative guidelines, we would need to undertake extensive analyses that require substantial financial and personnel commitments and the engagement of consultants with specialized expertise. We believe the proposed sustainability report would require us to greatly expand the types of information we gather, analyze and disclose concerning our business and operations. As a result, our management could be distracted from the day-to-day operations and the aim of running a profitable business, and we would incur significant financial expense with no meaningful additional benefit. In light of the difficult challenges facing financial institutions in today’s market environment, we feel strongly that preparing a Global Reporting Initiative-based sustainability report would be an unnecessary and imprudent use of our assets within the six month deadline established by the proponent.

We believe the effort and resources required to collect and report all of the environmental information sought in a Global Reporting Initiative-based sustainability report is more justifiable for companies in energy and raw material-intensive industries. In contrast, our business of providing financial services and products has a minimal direct impact on the environment as compared to such companies – and currently, there are no articulated governmental standards related to GHG emissions for financial institutions. Although we provide financial services to industries that may affect the environment, we encourage those industries to be environmentally and socially responsible by complying with all applicable laws and regulations.

We believe that our current environmental practices are in line with other major regional financial institutions whose operations are limited to the United States. The competitor banks specifically mentioned in the proposal, Bank of America and Citigroup, are substantially larger institutions that operate both domestically and internationally. As such, they are subject to the governmental regulations of the foreign nations in which they conduct business which frequently have environmental laws and regulations that differ significantly from those of the United States including those laws and regulations which impact GHG emissions.

We also believe we have demonstrated a long history of dedication to good corporate citizenship, environmentally, socially, charitably and otherwise. Specific examples of SunTrust’s commitment to environmental sustainability are as follows;

•

Establishment of an environmental Green Team consisting of senior managers selected from several disciplines throughout the bank. This team is tasked with identifying SunTrust’s current stewardship activities supporting environmental sustainability, researching and identifying new opportunities to expand the program, as well as providing leadership and networking to enhance environmental advocacy for SunTrust’s environmental program.

•	Completion of SunTrust’s first LEED (Leadership in Energy and Environmental Design) certified branch in 2009 with two additional branches scheduled to open in 2010.
•	Installation of building automation systems in more than 650 bank branches which enable us to monitor and control utility consumption and provided a platform for consistent operating standards.
•	Installation of high efficiency lighting and HVAC systems to replace older, less efficient ones.
•	Offering a paperless and free banking option for clients with Bill Pay.
•	Active membership in several organizations that support environmental stewardship including the US Green Building Council, Carbon Management Council and the Environmental Bankers Association.
•	SunTrust Mortgage currently offers “Energy Efficient” mortgages through the VA and FHA programs.

We believe our time, efforts and finances are best used in building our business while continuing our current environmental and community policies and initiatives. For the reasons outlined above, the Board of Directors recommends that the shareholders vote AGAINST this proposal.

STOCK OWNERSHIP OF CERTAIN PERSONS

Stock Ownership of Directors and Management

The following table sets forth the number and the percentage of shares of our common stock that were beneficially owned as of December 31, 2009 by (i) the executive officers named in the 2009 Summary Compensation Table, (ii) all current directors and persons nominated to become directors, (iii) all current directors and executive officers as a group, and (iv) the only person known to us who may be considered a beneficial owner of more than 5% of the outstanding shares of our common stock. Also, as of December 31, 2009, none of our directors or executive officers beneficially owned any shares of our preferred stock. Except as otherwise indicated, each director or executive officer possessed sole voting and investment power with respect to all shares set forth opposite his or her name.

Name	Total Beneficial Ownership	Percent of(1) Class	includes(2) Options Exercisable Within 60 Days	includes(2)(3) Rule 13d-3 Phantom Shares	does not(4) include Other Phantom Shares
Robert M. Beall	16,200	*	0	0	0
Mark A. Chancy (5)	217,354	*	146,393	0	1,469
Alston D. Correll	152,764	*	6,000	0	16,927
Jeffrey C. Crowe	8,400	*	0	0	0
David F. Dierker	165,963	*	99,500	0	0
Thomas E. Freeman(6)	95,982	*	38,000	0	882
Patricia C. Frist(7)	13,774	*	6,000	0	0
Blake P. Garrett, Jr.(8)	140,683	*	0	0	0
David H. Hughes(9)	71,440	*	6,000	0	0
M. Douglas Ivester	106,000	*	6,000	0	30,613
J. Hicks Lanier(10)	100,481	*	0	0	1,472
William A. Linnenbringer	0	*	0	0	1,472
G. Gilmer Minor, III	31,607	*	0	1,995	0
Larry L. Prince(11)	49,090	*	6,000	0	30,462
William R. Rogers, Jr.(12)	247,812	*	143,000	0	1,073
Frank S. Royal, M.D.	19,472	*	6,000	2,294	0
James M. Wells III(13)	974,495	*	688,000	0	5,933
Karen Hastie Williams	9,495	*	2,000	1,995	2,771
Phail Wynn, Jr.	16,411	*	0	0	0
All Directors and Executive Officers as a Group (25 persons)	3,520,308.7%		1,798,619	6,284	101,369

Principal Shareholders
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	29,448,330(14)	5.9%	0	0	0
Paulson & Co. 1251 Avenue of the Americas New York, NY 10020	30,380,700(15)	6.1%	0	0	0

*	Less than 1% of the outstanding shares of our common stock.

(1)

Based on 499,156,858 shares of our common stock outstanding on December 31, 2009, plus an aggregate of 1,804,903 shares that are the subject of stock options exercisable within 60 days following such date or phantom stock in accordance with SEC Rule 13d-3.

(2)	Pursuant to SEC Rule 13d-3, persons are deemed to beneficially own shares that are the subject of stock options or stock equivalents exercisable within 60 days.

(3)

A number of our directors and executive officers participate in plans that are accounted for using phantom shares of our common stock. They have either received awards or deferred the receipt of fees payable to them, with their ultimate payout determined as if such awards or deferred fees had been invested in shares of our common stock. Amount reported includes phantom shares credited under the Crestar Financial Corporation Directors’ Equity Program and gain share accounts under the NCF Deferred Compensation Plan.

(4)

A number of our directors and executive officers participate in plans that are accounted for using phantom shares of SunTrust common stock. They have either received awards or deferred the receipt of fees or salary payable to them, with their ultimate payout determined as if such awards or deferred pay had been invested in shares of SunTrust common stock. Amount reported includes phantom shares credited under the SunTrust 401(k) Excess Plan, the SunTrust Directors Deferred Compensation Plan, the NCF Deferred Compensation Plan, and restricted stock units granted under the SunTrust 2004 Stock Plan and the SunTrust 2009 Stock Plan.

(5)	Includes 1,248 shares held for the benefit of Mr. Chancy under SunTrust’s 401(k) Plan. Includes stock options with exercise prices ranging from $54.28 to $85.06.

(6)	Includes 618 shares held for the benefit of Mr. Freeman under SunTrust’s 401(k) Plan. Includes stock options with exercise prices ranging from $71.03 to $85.06.

(7)	Includes 74 shares owned by Mrs. Frist’s spouse, who has sole voting and investment power over such shares. Mrs. Frist disclaims beneficial ownership of these shares.

(8)

Includes 49,679 shares held in custodial accounts for the benefit of Mr. Garrett’s children, 5,399 shares held for the benefit of Mr. Garrett’s grandchildren, 348 shares owned by a corporation, and 31 shares held in trust for the benefit of an immediate family member. Also includes 962 shares owned by a family limited partnership, over which shares Mr. Garrett shares voting and investment power.

(9)	Includes 16,799 shares owned by Mr. Hughes’ spouse, who has sole voting and investment power over such shares. Mr. Hughes disclaims beneficial ownership of these shares.

(10)

Includes 38,495 shares in a family foundation of which Mr. Lanier is Chairman. Mr. Lanier shares voting and investment power with respect to these shares. Mr. Lanier disclaims beneficial ownership of these shares. Also includes 25,604 shares held in trust for family members. Mr. Lanier disclaims beneficial ownership of 10,688 of these shares.

(11)	Includes 21,090 shares owned by Mr. Prince’s spouse, for which Mr. Prince disclaims beneficial ownership.

(12)

Includes 7,665 shares held for the benefit of Mr. Rogers under SunTrust’s 401(k) Plan, and 60 shares held in a custodial account for the benefit of his minor children. Includes stock options with exercise prices ranging from $51.13 to $85.06.

(13)

Includes 1,695 shares held for the benefit of Mr. Wells under SunTrust’s 401(k) Plan. Also includes 12,267 shares owned by Mr. Wells’ spouse and 50,916 held by a trust. Includes stock options with exercise prices ranging from $50.50 to $85.06.

(14)	Based solely upon our review of a Schedule 13G filed by the shareholder which provides information as of December 31, 2009.

(15)	Based solely upon our review of a Schedule 13G filed by the shareholder which provides information as of December 31, 2009.

Equity Compensation Plans

The following table provides information as of December 31, 2009 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders(1)	17,661,216(2)	$53.17 (3)	9,085,834(4)
Equity Compensation Plans Not Approved by Shareholders	0(2)	0(3)	0
Total	17,661,216(2)	$53.17(3)	9,085,834(4)

(1)	Consists of the 1995 Stock Plan, the 2000 Stock Plan, the 2004 Stock Plan, and the 2009 Stock Plan, as well as other plans assumed by us in connection with certain corporate mergers.

(2)	The number of outstanding full value shares (consisting of shares of restricted stock and performance stock) is 4,786,592.

(3)	The weighted average remaining term of the outstanding options, warrants and rights is 5.05 years.

(4)

Up to 4,597,441 shares may, but need not, be granted as restricted stock. In addition, any shares of stock subject to an option which remain unissued after the cancellation, expiration or exchange of such option and any restricted shares which are forfeited again become available for use under the 2009 Stock Plan. There will be no further issuances under the 1986 Executive Stock Plan, the 1995 Stock Plan, the 2000 Stock Plan, the 2004 Stock Plan, or any plans assumed through mergers.

ADDITIONAL INFORMATION

Proxy Solicitation

We will bear the cost of soliciting proxies. SunTrust has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee of $9,500 plus expenses. Proxies may also be solicited by our employees. Proxies may be solicited in person, by mail and by telephone call.

Shareholder Proposals for Next Year’s Meeting

Inclusion in Next Year’s Proxy Statement. A shareholder who desires to have his or her proposal included in next year’s proxy statement must deliver the proposal to our principal executive offices (at the address noted below) no later than the close of business on November 6, 2010. The submission should include the proposal and a brief statement of the reasons for it, the name and address of the shareholder (as they appear in our stock transfer records), the class and number of our shares beneficially owned by the shareholder and a description of any material direct or indirect financial or other interest that the shareholder (or any affiliate or associate) may have in the proposal. Proposals should be addressed to SunTrust Banks, Inc., Post Office Box 4418, Mail Code 643, Atlanta, Georgia 30302, Attention: Corporate Secretary.

Presentation at Meeting. For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, notice of such proposal must be received at our principal executive offices (at the address noted above, no later than the close of business on November 6, 2010 in order to be properly brought before next year’s annual meeting. In addition, SEC rules generally permit management to vote proxies in its discretion for such proposals (1) provided we advise shareholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, if we receive notice of the proposal before the close of business on November 6, 2010; and (2) provided we advise shareholders in next year’s Proxy Statement that such proxy will confer such authority and if we do not receive notice of the proposal before the close of business on November 6, 2010.

Quorum and Voting

Quorum. The presence, either in person or by proxy, of a majority of the shares entitled to vote constitutes a quorum at a meeting of the shareholders. Abstentions and broker non-votes will be counted as “shares present” in determining whether a quorum exists at the Annual Meeting.

Vote Required. If a quorum is present, in order to be elected each nominee for election as director must receive more votes cast for such nominee’s election than against such nominee’s election (Item 1). If a quorum is present, Items 2- 5 shall be approved if the votes cast favoring the action exceed the votes cast opposing the action.

Broker Non-Votes. If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials have been forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received voting instructions from the beneficial owner and does not have discretionary voting power with respect to that item. Under New York Stock Exchange rules, brokers or other nominees may not exercise discretionary voting power on certain matters. Brokers or other nominees who are New York Stock Exchange members are expected to have discretionary voting power for Item 2 (approval of the material terms of the performance goals for the SunTrust Banks, Inc. Management Incentive Plan), Item 3 (the ratification of Ernst & Young LLP as our independent auditor), and Item 4 (for the “Say-on-Pay” approval of the executive compensation), but not for Items 1, and 5 (election of directors and shareholder proposal). As a result, if you do not provide specific voting instructions to your record holder, New York Stock Exchange rules will allow the record holder to vote the shares in its discretion on for Item 2 (approval of the material terms of the performance goals for the SunTrust Banks, Inc. Management Incentive Plan), Item 3 (the ratification of Ernst & Young LLP as our independent auditor), and Item 4 (for the “Say-on-Pay” approval of the executive compensation, but not for Items 1 and 5 (election of directors and shareholder proposal). In prior years, brokers and other nominees had discretionary voting power with respect to the election of directors, but beginning this year, brokers and other nominees no longer have authority to vote your shares in the election of directors. Accordingly, it is particularly important that you provide voting instructions to your broker or other nominee so that your shares may be voted in the election of directors.

Effect of Abstentions and Broker Non-Votes. If your shares are treated as a broker non-vote or abstention, your shares will be counted in the number of shares represented for purposes of determining whether a quorum is present. However, broker non-votes and abstentions will not be included in vote totals (neither for nor against) and therefore will not affect the outcome of the vote on any of Items 1-5.

Householding

As permitted by applicable law we may deliver only one copy of this Proxy Statement to shareholders residing at the same address, unless the shareholders have notified us of their desire to receive multiple copies of the proxy statement. This is known as “householding.” We do this to reduce costs and preserve resources.

Upon oral or written request, we will promptly deliver a separate copy of the proxy statement to any Shareholder residing at an address to which only one copy was mailed. Requests for additional copies for the current year or future years should be directed to the Corporate Secretary. You may contact our Corporate Secretary by fax at (404) 723-3550, by mail at SunTrust Banks, Inc., Post Office Box 4418, Mail Code 643, Atlanta, Georgia 30302, Attention: Corporate Secretary.

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered a Shareholder of record with respect to those shares Shareholders of record residing at the same address and currently receiving multiple copies of the proxy statement may contact our registrar and transfer agent, Computershare Trust Company, N.A. (“Computershare”), to request that only a single copy of the proxy statement be mailed in the future. Contact Computershare by phone at (888) 265-3747 or by mail at 250 Royall Street, Canton, MA 02021.

If your shares are held in a brokerage account or bank, you are considered the “beneficial owner” of those shares. Beneficial owners should contact their broker or bank.

March 6, 2010.

SUNTRUST BANKS, INC. MANAGEMENT INCENTIVE PLAN

Amended and Restated

As of January 1, 2010

Section 1.       Name and Purpose

The name of this Plan is the SunTrust Banks, Inc. Management Incentive Plan. The purpose of the Plan is to promote the interests of the Corporation and its stockholders through the granting of Awards to select employees of the Corporation and its Subsidiaries in order to motivate and retain superior employees who contribute in a significant manner to the actual financial performance of the Corporation as measured against pre-established financial and other goals.

Section 2.       Term and Amendment

This amended and restated Plan is effective as of January 1, 2010. The terms of the Plan as set forth in this amended and restated document shall apply to all Awards granted on or after January 1, 2010; provided, however, if the Corporation’s shareholders fail to approve the material terms of the performance goals for this amended and restated Plan at their annual meeting in 2010, any Award granted under the Plan for 2010 to a Participant who is a Covered Employee for 2010 shall be cancelled and shall have no further force or effect whatsoever and no further Awards shall be granted to any Covered Employee under the Plan. The Plan shall continue for an indefinite term until terminated by the Board; provided, however, that the Corporation and the Committee after such termination shall continue to have full administrative power to take any and all action contemplated by the Plan which is necessary or desirable and to make payment of any Awards earned by Participants during any then unexpired Plan Year. The Board or the Committee may amend the Plan in any respect from time to time.

Section 3.       Definitions and Construction

A.   As used in this Plan, the following terms shall have the meanings indicated, unless the context clearly requires another meaning:

1.         “Award” means the right to receive a cash payment which represents a percentage of a Participant’s Base Wages determined by the Committee in accordance with Section 5 hereof in the event the Corporation, Subsidiary, Business Unit or individual achieves the Financial Goals or other goals established pursuant to Section 5.

2.         “Base Wages” means the base salary paid to a Participant by the Corporation or a Subsidiary during a Plan Year, excluding bonuses, overtime, commissions and other extra compensation, reimbursed expenses and contributions made by the Corporation or a Subsidiary to this or any other employee benefit plan maintained by the Corporation or a Subsidiary.

3.         “Board” means the Board of Directors of the Corporation.

4.         “Business Unit” means a division or other business unit of the Corporation or a Subsidiary designated as a distinct entity for the purpose of setting goals and measuring performance.

5.         “Code” means the Internal Revenue Code of 1986, as amended.

6.         “Committee” means the Compensation Committee of the Board or any other Committee of the Board to which the responsibility to administer this Plan is delegated by the Board; such Committee shall consist of at least two members of the Board, who shall not be eligible to receive an Award under the Plan and each of whom shall be a “disinterested” person within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and shall be or be treated as an “outside director” for purposes of Code section 162(m).

7.         “Corporation” means SunTrust Banks, Inc. and any successor.

8.         “Covered Employee” means for each calendar year the Chief Executive Officer of the Corporation and the other most highly compensated executive officers, as defined under Code section 162(m)(3), whose compensation would be reportable on the “summary compensation table” under the Securities and Exchange Commission’s executive compensation disclosure rules, as set forth in Item 402 of Regulation S-K, 17 C.F.R. 229.402, under the Securities Exchange Act of 1934, if the report was prepared as of the last day of such calendar year.

9.         “Change in Control” means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as in effect at the time of such “change in control”, provided that such a change in control shall be deemed to have occurred at such time as (i) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Corporation or any successor of the Corporation; (ii) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute at least a majority of such Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) there is a consummation of any reorganization, merger, consolidation or share exchange as a result of which the common stock of the Corporation shall be changed, converted or exchanged into or for securities of another corporation (other than a merger with a wholly-owned subsidiary of the Corporation) or any dissolution or liquidation of the Corporation or any sale or the disposition of 50% or more of the assets or business of the Corporation; or (iv) there is a consummation of any reorganization, merger, consolidation or share exchange unless (A) the persons who were the beneficial owners of the outstanding shares of the common stock of the Corporation immediately before the consummation of such transaction beneficially own more than 65% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (B) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in Section 3A.9(iv)(A) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of the Corporation’s common stock immediately before the consummation of such transaction, provided (C) the percentage described in Section 3A.9(iv)(A) of the beneficially owned shares of the successor or survivor corporation and the number described in Section 3A.9(iv)(B) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of the Corporation by the persons described in Section 3A.9(iv)(A) immediately before the consummation of such transaction.

10.         “Employment” means continuous employment with the Corporation or a Subsidiary from the beginning to the end of each Plan Year, which continuous employment shall not be considered to be interrupted by transfers between the Corporation and a Subsidiary or between Subsidiaries.

11.         “Final Value” means the value of an Award determined in accordance with Sections 5 and 6 as the basis for payments to Participants at the end of a Plan Year.

12.         “Financial Goals” means the financial objectives set by the Committee for each Plan Year pursuant to Section 5 from one or any combination of the following: (i) the Corporation’s return over capital costs or increase in return over capital costs; (ii) the Corporation’s total earnings or the growth in such earnings; (iii) the Corporation’s consolidated earnings or the growth in such earnings; (iv) the Corporation’s earnings per share or the growth in such earnings; (v) the Corporation’s net earnings or the growth in such earnings; (vi) the Corporation’s earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings; (vii) the Corporation’s earnings before interest and taxes or the growth in such earnings; (viii) the Corporation’s consolidated net income or the growth in such income; (ix) the value of the Corporation’s common stock or the growth in such value; (x) the Corporation’s stock price or the growth in such price; (xi) the Corporation’s return on assets or the growth on such return; (xii) the Corporation’s total shareholder return or the growth in such return; (xiii) the Corporation’s expenses or the reduction of expenses; (xiv) the Corporation’s sales growth; (xv) the Corporation’s overhead ratios or changes in such ratios; (xvi) the Corporation’s expense-to-sales ratios or changes in such ratios; (xvii) the Corporation’s economic value added or changes in such value added; (xviii) the market capitalization of the Corporation’s stock; (xix) the Corporation’s revenue growth; (xx) the Corporation’s efficiency ratios or the changes in such ratios; (xxi) return on equity; (xxii) return on tangible equity; (xxiii) cash return on equity; (xiv) cash return on tangible equity; (xxv) net income available to common shareholders; (xxvi) book value per share; (xxvii) pre-tax income or growth; (xxviii) operating earnings per share of stock or growth (excluding one-time, non-core items); (xxix) cash earning per share of stock or growth; (xxx) cash operating earnings per share of stock or growth (excluding one-time, non-core items); (xxxi) cash return on assets; (xxxii) operating leverage; (xxxiii) net interest margin; (xxxiv) Tier 1 capital; (xxxv) risk-adjusted net interest margin; (xxxvi) total risk-based capital ratio; (xxxvii) tangible equity and tangible assets; (xxxviii) tangible common equity and tangible assets; (xxxix) tangible book value and share; (xl) loan balances or growth; (xli) deposit balances or growth; (xlii) low cost deposit balances or growth; or (xliii) with respect to participants other than Covered Employees, such other financial performance measures deemed appropriate by the Committee.

13.         “Participant” means a select employee of the Corporation and/or its Subsidiaries who is selected by the Committee or the Committee’s delegate to participate in the Plan based upon the employee’s substantial contributions to the future growth and future profitability of the Corporation and/or its Subsidiaries.

14.         “Plan” means the SunTrust Banks, Inc. Management Incentive Plan as amended and restated in this document and all subsequent amendments.

15.         “Plan Year” means a single calendar year period as set by the Committee which commences on the first day of such period.

16.         “Proportionate Final Value” means the product of a fraction, the numerator of which is the actual number of days in a Plan Year that an employee was employed by the Corporation or a Subsidiary and the denominator of which is the total number of days in that Plan Year, multiplied by the Final Value of an Award. Alternatively, the Committee may, in its discretion and on a consistent basis for all similarly situated Participants, determine the Proportionate Final Value of an Award as the product of the “specified percent,” if any, determined in accordance with Sections 5 and 6 as the basis for the payment to a Participant at the end of the Plan Year to which the Award relates, multiplied by the Base Wages actually paid to the Participant in such Plan Year.

17.         “Subsidiary” means any bank, corporation or entity which the Corporation controls either directly or indirectly through ownership of fifty percent (50%) or more of the total combined voting power of all classes of stock of such bank, corporation or entity, except for such direct or indirect ownership by the Corporation while the Corporation or a Subsidiary is acting in a fiduciary capacity with respect to any trust, probate estate, conservatorship, guardianship or agency.

18.         “Termination Value” means the value of an Award as determined by the Committee, in its absolute discretion, upon the early termination of a Plan Year, which value shall be the basis for the payment of an Award to a Participant, in accordance with Section 8A or 8B of the Plan based on the Participant’s Employment prior the early termination of such Plan Year.

B.   In the construction of the Plan, the masculine shall include the feminine and the singular shall include the plural in all instances in which such meanings are appropriate. The Plan and all agreements executed pursuant to the Plan shall be governed by the laws of Georgia (excluding its choice-of-law rules).

Section 4.       Committee Responsibilities

A.   The Committee may, from time to time, adopt rules and regulations and prescribe forms and procedures for carrying out the purposes and provisions of the Plan. The Committee shall have the sole and final authority to designate Participants, determine Awards, designate the Plan Year, determine Financial Goals and other goals, determine Final Value of Awards, and answer all questions arising under the Plan, including questions on the proper construction and interpretation of the Plan. Any interpretation, decision or determination made by the Committee shall be final, binding and conclusive upon all interested parties, including the Corporation and its Subsidiaries, Participants and other employees of the Corporation or any Subsidiary, and the successors, heirs and representatives of all such persons. The Committee shall use its best efforts to ensure that Awards to Covered Employees under the Plan qualify as “performance-based compensation” for purposes of Code section 162(m).

B.   Subject to the express provisions of the Plan and within the first ninety (90) days of a calendar year (or such time as may be permitted for Awards paid for such year to be treated as performance-based compensation under Code section 162(m)), the Committee shall in writing:

1.         Designate the Plan Year which shall begin on the first day of such year.

2.         Designate the Participants for each such Plan Year.

3.         Establish the Financial Goals or other goals for the Corporation, designated Subsidiaries and Business Units and Participants for each such Plan Year.

4.         Establish the method of calculating the Final Value of each Award.

5.         Authorize management (a) to notify each Participant that he has been selected as a Participant and to inform him of the Financial Goals or other goals that have been established for such Plan Year and (b) to obtain from him such agreements and powers and designations of beneficiaries as it shall reasonably deem necessary for the administration of the Plan.

C.   During any Plan Year, the Committee may, if it determines that it will promote the purpose of the Plan, designate as additional Participants any employees of the Corporation and its Subsidiaries who have been hired, transferred or promoted into a position eligible for participation in the Plan. The individual’s designation as a Participant shall be subject to the same restrictions, limitations, Financial Goals or other goals and other conditions as those held by other Participants for the same Plan Year and their participation may be made retroactive to the first day of such Plan Year.

D.   During any Plan Year, the Committee may, if it determines it will promote the purpose of the Plan, revoke the Committee’s prior designation of an employee as a Participant under the Plan for a Plan Year.

E.   For Participants other than Covered Employees subject to Section 5A, the Committee may revise the Financial Goals or other goals for any Plan Year to the extent the Committee, in the exercise of its absolute discretion, believes necessary to achieve the purpose of the Plan in light of any unexpected or unusual circumstances or events, including, but not limited to, changes in accounting rules, accounting practices, tax laws and regulations, or in the event of mergers, acquisitions, divestitures, unanticipated increases in Federal Deposit Insurance premiums, and extraordinary or unanticipated economic circumstances.

F.   The Committee may delegate any of its responsibilities under this Plan to such members of management of the Corporation as the Committee shall select, provided that no such delegation shall be made that has the effect of causing an award to a Covered Employee to fail to qualify as “performance-based compensation” for purposes of Code section 162 (m).

Section 5.       Goals

A.   Financial Goals for Covered Employees

This Section 5A applies to each Participant who the Committee expects to be a Covered Employee and any other Participant, as determined by the Committee in its discretion. For each Plan Year, the Committee shall establish for each Participant who is expected to be a Covered Employee and, at the Committee’s discretion, for any other Participant one or more Financial Goals. These

Financial Goals may be established in any manner the Committee deems appropriate, including achievement on an absolute or a relative basis as compared to peer groups or indexes, and these goals may be established as multiple goals or as alternative goals. The Committee shall determine the Final Value of each Award as a specified percent of the Participant’s Base Wages based on the attainment of such Financial Goals for the Plan Year. The Committee shall fix a minimum Financial Goal for the Plan Year, and the Final Value of an Award shall be equal to zero if the minimum Financial Goal is not achieved. The Committee may also fix a maximum Financial Goal and such other Financial Goals which fall between the maximum and minimum Financial Goals as the Committee shall deem appropriate, with corresponding Final Values for such Awards with respect to the Corporation. Subject to Section 6B, Awards will be determined based upon achieving or exceeding the Financial Goals set by the Committee, and the Committee may establish Financial Goals with the expectation and understanding that the Committee nevertheless will reduce a Covered Employee’s Award based on the achievement of such Financial Goals in accordance with Section 6B to a level commensurate with a Covered Employee’s achievement of other goals set by the Committee. Straight line interpolation will be used to calculate Awards when performance falls between any two specified Financial Goals. In determining whether any Financial Goal has been satisfied, the Committee may exclude any or all extraordinary items (as determined under U.S. generally accepted accounting principles), and any other unusual or non-recurring items, including but not limited to, charges or costs associated with restructurings of the Corporation, discontinued operations and the cumulative effects of accounting changes. In addition, the Committee may adjust any Financial Goal for a Plan Year as it deems equitable to recognize unusual or non-recurring events affecting the Corporation, changes in tax laws or accounting procedures and any other factors as the Committee may determine (including adjustments that would result in the Corporation’s payment of non-deductible compensation). The Committee shall identify any such exclusions and adjustments which the Committee will use to determine whether a Financial Goal has been satisfied by a Covered Employee when the Committee sets the related Financial Goals. No Participant may receive an Award in excess of $5 million for any given Plan Year.

B.   Goals for Other Participants

For each Plan Year, the Committee may establish for each Participant (other than a Participant who is expected to be a Covered Employee) goals in addition to or in lieu of any Financial Goals established under Section 5A based on the performance of the Corporation, a Subsidiary, a Business Unit or the individual or any combination of the foregoing. These goals may be established based on a combination of financial measurements and non-financial measurements that are deemed to further corporate objectives, including such measurements as business unit net income, revenue growth, budget management, achievement of talent management objectives, achievement of corporate objectives, individual objectives, and service quality. Straight line interpolation will be used to calculate Awards when results fall between any two specified goals established under this Section 5B. No Participant may receive an Award in excess of $5 million for any given Plan Year.

Section 6.       Payment of Awards

A.   Promptly after the date on which the necessary information for a particular Plan Year becomes available, the Committee, or such persons as the Committee shall designate, shall determine in accordance with Section 5 the extent to which the Financial Goals or other goals have been achieved for such Plan Year and authorize the cash payment of the Final Value of an Award, if any, to each Participant. The Committee shall review and ratify the Award determinations and shall certify such Award determinations in writing. Payment of Awards shall be made in the year following the relevant Plan Year and as soon as practical after the certification of Awards by the Committee, but no later than March 15 of the year following the Plan Year to which the Award relates. Each Award shall be paid in cash after deducting the amount of applicable Federal, state, and local withholding taxes of any kind required by law to be withheld by the Corporation. All Awards, whether paid currently or paid under any plan which defers payment, shall be payable out of the Corporation’s general assets. Each Participant’s claim, if any, for the payment of an Award, whether made currently or made under any plan which defers payment, shall not be superior to that of any general and unsecured creditor of the Corporation. If an error or omission is discovered in any of the determinations, the Committee shall cause an appropriate equitable adjustment to be made in order to remedy such error or omission.

B.   Notwithstanding the terms of any Award and the achievement of any Performance Goals, the Committee in its sole and absolute discretion may reduce the amount of the Award payable to any Participant for any reason, recognizing on the one hand that the Committee may establish Financial Goals with the expectation and understanding that the Committee nevertheless will reduce a Covered Employee’s Award based on the achievement of such Financial Goals in accordance with this Section 6B to a level commensurate with a Covered Employee’s achievement of other goals set by the Committee and recognizing on the other hand that the Committee may determine (among other things) that the Financial Goals or other goals underlying an Award had become an inappropriate measure of achievement for a Participant, that there was a change in the Participant’s employment status, position or duties or in the Committee’s expectation of his or her level of performance or that the Participant was working for less than the entire Plan Year.

C.   In accordance with the terms set forth in the SunTrust Banks, Inc. Deferred Compensation Plan, a Participant may elect to defer receipt of a portion of his Award, if any, for each Plan Year, and any such election shall be made in accordance with the procedures and limits established under such deferred compensation plan.

D.   In the event that any Award is at any time determined, in the sole determination of the Committee, to have been made based on materially inaccurate financial statements or the achievement of any other materially inaccurate performance metric criteria or Financial Goals, then STI shall have the right to recover such amount from the participant to the extent the actual payment made to the participant exceeded the amount that would have been paid to the participant if the financial statements, Financial Goals, or other performance metric or other criteria had been calculated correctly. Participant expressly agrees that such right of recovery shall include the right to withhold payment to participant of any amount otherwise payable to participant and/or to setoff against any amount held on participant’s behalf, excluding amounts subject to Code section 409A.

Section 7.       Participation for Less Than a Full Plan Year

A.   Except as otherwise provided in this Section 7 or in Section 8 or except as otherwise announced by the Committee, an Award to a Participant shall be forfeited if the Participant’s Employment terminates during the Plan Year to which the Award relates or during the period January 1 through the last day of February of the year immediately following the end of the Plan Year to which the Award relates. If a Participant terminates Employment during the period January 1 through the last day of February of the year immediately following the end of the Plan Year to which an Award relates, and if such termination of Employment is because of his death, his disability as described in Section 7C, or his early or normal retirement or a reduction in force which results in a severance benefit payment as described in Section 7D, then the Committee shall waive the Employment condition and authorize the payment of the Award to the Participant based on the Final Value, if any, of his Award, unless the Committee in its discretion feels the Award should be forfeited. No payment is due the Participant for any forfeited Award.

B.   If a Participant’s Employment terminates prior to the end of any Plan Year on account of his death, the Committee shall waive the Employment condition and shall authorize the payment of an Award on behalf of such Participant in accordance with Section 9B at the end of such Plan Year based on the Proportionate Final Value, if any, of his Award, unless the Committee in its discretion feels the Award should be forfeited.

C.   If a Participant’s Employment terminates prior to the end of any Plan Year on account of disability under a long-term disability plan maintained by the Corporation or a Subsidiary, the Committee shall waive the Employment condition and shall authorize the payment of an Award to such Participant at the end of such Plan Year based on the Proportionate Final Value, if any, of his Award, unless the Committee in its discretion feels the Award should be forfeited.

D.   If a Participant’s Employment terminates prior to the end of any Plan Year on account of his early retirement (age 55 plus 5 years of vesting service) or normal retirement (the later of age 65 or 5 years of vesting service) as determined under the terms of the SunTrust Banks, Inc. Retirement Plan, or on account of a reduction in force which results in a severance benefit payment to the Participant pursuant to the terms of the SunTrust Banks, Inc. Severance Pay Plan or any successor to such plan, the Committee shall waive the Employment condition and shall authorize the payment of an Award to such Participant at the end of such Plan Year based on the Proportionate Final Value, if any, of his Award, unless the Committee in its discretion feels the Award should be forfeited.

Section 8.       Premature Satisfaction of Plan Conditions

A.   In the event a Change in Control occurs prior to the end of any Plan Year, the Committee shall waive any and all Plan conditions and shall authorize the payment of an Award immediately to each Participant based on the Termination Value, if any, of his Award; provided, however, if an Award is then subject to Code section 409A, the payment of such Award pursuant to this Section 8A shall not be made unless the Change in Control also constitutes, and such payment is made upon, a change in the ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation within the meaning of Code section 409A(a)(2)(A)(v).

B.   If a tender or exchange offer is made other than by the Corporation for shares of the Corporation’s stock and results in a “change of ownership or control” within the meaning of Code section 162(m) prior to the end of any Plan Year, the Committee may waive any and all Plan conditions and authorize, at any time after the change in ownership or control and within thirty (30) days following completion of such tender or exchange offer, the payment of an Award immediately to each Participant based on the Termination Value, if any, of his Award; provided, however, if an Award is then subject to Code section 409A, the payment of such Award pursuant to this Section 8B shall not be made unless the tender or exchange offer also constitutes, and such payment is made upon, a change in the ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation within the meaning of Code section 409A(a)(2)(A)(v).

C.   A Plan Year for an Award shall terminate upon the Committee’s authorization of the payment of such Award during such Plan Year pursuant to this Section 8 and no further payments shall be made for such Plan Year with respect to such Award.

D.   If vesting of an Award is contingent on the Participant’s Employment during the period January 1 through the last day of February of the year immediately following the end of the Plan Year to which an Award relates, and if a Change in Control occurs during that period or if a tender or exchange offer is made by another corporation during that period, as described in Section 8A or 8B above, the Committee shall, in the event of such Change in Control, or may, at any time after the change in ownership or control and within thirty (30) days following completion of such tender or exchange offer, authorize the payment, at Final Value, of all outstanding Awards to Participants in Employment on the last day of the Plan Year to which the Awards relate. If any Award payable under this Section 8D is then subject to Code section 409A, no payment shall be made unless the Change in Control or such tender or exchange offer, as applicable, also constitutes, and such payment is made upon, a change in the ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation within the meaning of Code section 409A(a)(2)(A)(v).

Section 9.       Non-Transferability of Rights and Interests

A.   A Participant may not alienate, assign, transfer or otherwise encumber his rights and interests under this Plan and any attempt to do so shall be null and void.

B.   In the event of a Participant’s death, the Committee shall authorize payment of any Award due a Participant under Section 7B to the Participant’s designated beneficiary as specified or, in the absence of such written designation or its effectiveness, then to his estate. Any such designation may be revoked and a new beneficiary designated by the Participant by written instrument delivered to the Committee.

Section 10.       Limitation of Rights

Nothing in this Plan shall be construed to give any employee of the Corporation or a Subsidiary any right to be selected as a Participant or to receive an Award or to be granted an Award other than as is provided herein. Nothing in this Plan or any agreement executed pursuant hereto shall be construed to limit in any way the right of the Corporation or a Subsidiary to terminate a Participant’s employment at any time, without regard to the effect of such termination on any rights such Participant would otherwise have under this Plan, or give any right to a Participant to remain employed by the Corporation or a Subsidiary in any particular position or at any particular rate of remuneration.

Executed this          day of February                         , 2010.

(CORPORATE SEAL)		SUNTRUST BANKS, INC.

Attest:		By:

Title:	Assistant Corporate Secretary	Title:

Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the

two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE

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Proxies submitted by the Internet or telephone must be

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- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A	Proposals — DIRECTORS RECOMMEND VOTING FOR PROPOSALS 1, 2, 3, AND 4 AND AGAINST PROPOSAL 5.

1. Election of Directors to serve until the	01 - Robert M. Beall, II	02 - Alston D. Correll	03 - Jeffrey C. Crowe	+
Annual Meeting of Shareholders in	04 - Patricia C. Frist	05 - Blake P. Garrett, Jr.	06 - David H. Hughes
2011:	07 - M. Douglas Ivester	08 - J. Hicks Lanier	09 - William A. Linnenbringer
	10 - G. Gilmer Minor, III	11 - Larry L. Prince	12 - Frank S. Royal, M.D.
	13 - James M. Wells III	14 - Karen Hastie Williams	15 - Dr. Phail Wynn, Jr.

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees

		01	02	03	04	05	06	07	08	09	10	11	12	13	14	15

☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Proposal to approve the performance goals under the SunTrust Banks, Inc. Management Incentive Plan.	☐	☐	☐	3.	Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for 2010.	☐	☐	☐

4.	To approve the following advisory (non-binding) proposal: “RESOLVED, that the holders of common stock of SunTrust Banks, Inc. approve the compensation of the Company’s executives as described in the Summary Compensation Table as well as in the Compensation Discussion and Analysis and the other executive compensation tables and related discussion”	☐	☐	☐	5.	Shareholder proposal regarding preparation and disclosure of sustainability report.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

IMPORTANT: Please date and sign this Proxy exactly as your name or names appears hereon; if shares are held jointly, all joint owners must sign. An executor, administrator, trustee, guardian, or other person signing in a representative capacity must give his or her full title. A corporation must sign in full corporate name by its president or other authorized officer. A partnership must sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

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¢	C 1234567890 J N T 1 U P X 0 2 4 6 1 2 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

<STOCK#>                         015A3B

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

PROXY — SUNTRUST BANKS, INC	+

Annual Meeting of Shareholders to be Held April 27, 2010.

This Proxy is Solicited by the Board of Directors.

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 6, 2010 and a copy of the SunTrust Banks, Inc. 2009 Annual Report, hereby appoints Mark A. Chancy and Raymond D. Fortin, and each of them, proxies, with full power of substitution, to vote for the undersigned all shares of the Common Stock of SunTrust Banks, Inc. (the “Company”) that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Tuesday, April 27, 2010, at 9:30 a.m. local time, in Suite 105 on the 1st floor of SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta, Georgia, and at any adjournments thereof, upon the matters described on the reverse hereof and in the accompanying Proxy Statement dated March 6, 2010, and upon any other business that may properly come before such Annual Meeting or any adjournments thereof, unless otherwise specified herein.

The proxies, in their discretion, are further authorized to vote on other matters which may properly come before the 2010 Annual Meeting of Shareowners and any adjournment or postponements thereof.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Director’s recommendations. The proxies cannot vote your shares unless you sign and return this card.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

(Continued and to be signed on the other side)

C	Non-Voting Items

Change of Address — Please print new address below.

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — DIRECTORS RECOMMEND VOTING FOR PROPOSALS 1, 2, 3, AND 4 AND AGAINST PROPOSAL 5.

1.	Election of Directors to serve until the Annual Meeting of Shareholders in 2011:	01 - Robert M. Beall, II	02 - Alston D. Correll	03 - Jeffrey C. Crowe	+
		04 - Patricia C. Frist	05 - Blake P. Garrett, Jr.	06 - David H. Hughes
		07 - M. Douglas Ivester	08 - J. Hicks Lanier	09 - William A. Linnenbringer
		10 - G. Gilmer Minor, III	11 - Larry L. Prince	12 - Frank S. Royal, M.D.
		13 - James M. Wells III	14 - Karen Hastie Williams	15 - Dr. Phail Wynn, Jr.

	☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees

			01	02	03	04	05	06	07	08	09	10	11	12	13	14	15

	☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐
				For	Against	Abstain									For	Against	Abstain

2.	Proposal to approve the performance goals under the SunTrust Banks, Inc. Management Incentive Plan.			☐	☐	☐	3. Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for 2010.								☐	☐	☐
4.	To approve the following advisory (non-binding) proposal: “RESOLVED, that the holders of common stock of SunTrust Banks, Inc. approve the compensation of the Company’s executives as described in the Summary Compensation Table as well as in the Compensation Discussion and Analysis and the other executive compensation tables and related discussion”			☐	☐	☐	5. Shareholder proposal regarding preparation and disclosure of sustainability report.								☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

IMPORTANT: Please date and sign this Proxy exactly as your name or names appears hereon; if shares are held jointly, all joint owners must sign. An executor, administrator, trustee, guardian, or other person signing in a representative capacity must give his or her full title. A corporation must sign in full corporate name by its president or other authorized officer. A partnership must sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B OF THIS CARD.

¢	1 U P X 0 2 4 6 1 2 2	+

    <STOCK#>                    015A4B

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY — SUNTRUST BANKS, INC

Annual Meeting of Shareholders to be Held April 27, 2010.

This Proxy is Solicited by the Board of Directors.

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 6, 2010 and a copy of the SunTrust Banks, Inc. 2009 Annual Report, hereby appoints Mark A. Chancy and Raymond D. Fortin, and each of them, proxies, with full power of substitution, to vote for the undersigned all shares of the Common Stock of SunTrust Banks, Inc. (the “Company”) that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Tuesday, April 27, 2010, at 9:30 a.m. local time, in Suite 105 on the 1st floor of SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta, Georgia, and at any adjournments thereof, upon the matters described on the reverse hereof and in the accompanying Proxy Statement dated March 6, 2010, and upon any other business that may properly come before such Annual Meeting or any adjournments thereof, unless otherwise specified herein.

The proxies, in their discretion, are further authorized to vote on other matters which may properly come before the 2010 Annual Meeting of Shareowners and any adjournment or postponements thereof.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Director’s recommendations. The proxies cannot vote your shares unless you sign and return this card.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

(Continued and to be signed on the other side)

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B OF THIS CARD.

Electronic Voting Instructions
You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 27, 2010.
Vote by Internet
• Log on to the Internet and go to www.investorvote.com
• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — DIRECTORS RECOMMEND VOTING FOR PROPOSALS 1, 2, 3, AND 4 AND AGAINST PROPOSAL 5.

1. Election of Directors to serve until the Annual Meeting of Shareholders in 2011:	01 - Robert M. Beall, II	02 - Alston D. Correll	03 - Jeffrey C. Crowe	+
	04 - Patricia C. Frist	05 - Blake P. Garrett, Jr.	06 - David H. Hughes
	07 - M. Douglas Ivester	08 - J. Hicks Lanier	09 - William A. Linnenbringer
	10 - G. Gilmer Minor, III	11 - Larry L. Prince	12 - Frank S. Royal, M.D.
	13 - James M. Wells III	14 - Karen Hastie Williams	15 - Dr. Phail Wynn, Jr.

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees
		01	02	03	04	05	06	07	08	09	10	11	12	13	14	15

☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐

			For	Against	Abstain									For	Against	Abstain

2.	Proposal to approve the performance goals under the SunTrust Banks, Inc. Management Incentive Plan.		☐	☐	☐		3. Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for 2010.							☐	☐	☐

4.	To approve the following advisory (non-binding) proposal: “RESOLVED, that the holders of common stock of SunTrust Banks, Inc. approve the compensation of the Company’s executives as described in the Summary Compensation Table as well as in the Compensation Discussion and Analysis and the other executive compensation tables and related discussion”		☐	☐	☐		5. Shareholder proposal regarding preparation and disclosure of sustainability report.							☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

IMPORTANT: Please date and sign this Proxy exactly as your name or names appears hereon; if shares are held jointly, all joint owners must sign. An executor, administrator, trustee, guardian, or other person signing in a representative capacity must give his or her full title. A corporation must sign in full corporate name by its president or other authorized officer. A partnership must sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

¢	C 1234567890	J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE	+
140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
	1 U P X	0 2 4 6 1 2 3	MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#>                    015A5B

March 6, 2010

To our SunTrust 401(k) shareholders:

As SunTrust teammates, and as shareholders through the SunTrust 401(k) Plan, your interest in the continuing success of our Company is clear. It is important that you vote your shares on the important issues to be brought before the Annual Meeting of Shareholders to be held April 27, 2010.

The “Instructions to the SunTrust Banks, Inc. 401(k) Plan Trustee” card enclosed gives you the guidelines you need. Please note that the Plan Trustee can vote your shares only if you vote. Choose the method most convenient for you – by Internet, telephone or mail.

In addition, we are sending you the Proxy Statement describing the business of the 2010 Annual Meeting.

You may view an electronic copy of the SunTrust Banks, Inc. 2009 Annual Report at BENE Online. If you would like to request a free paper copy of the SunTrust Banks, Inc. 2009 Annual Report, contact BENE at 800-818-2363 or use BENE Online.

Sincerely,

James M. Wells III
Chairman and Chief Executive Officer

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

ANNUAL MEETING OF SHAREHOLDERS — SUNTRUST BANKS, INC

INSTRUCTIONS TO THE SUNTRUST BANKS, INC. 401(k) PLAN TRUSTEE

This instruction is solicited by the Board of Directors.

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 6, 2010 and a copy of the SunTrust Banks, Inc. 2009 Annual Report, hereby directs that all shares of SunTrust Banks, Inc. Common Stock allocated to his or her account under the SunTrust Banks, Inc. 401(k) Plan be voted at the SunTrust Banks, Inc. Annual Meeting of Shareholders to be held April 27, 2010, and at any adjournment thereof, in accordance with the following instructions for the matters described herein. The proxies, in their discretion, are further authorized to vote on other matters which may properly come before the 2010 Annual Meeting of Shareowners and any adjournment or postponements thereof.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Director’s recommendations. If you do not return your card, the Plan Trustee will not vote your shares.

C	Non-Voting Items

Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+